Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration File No.: 333-177891

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,052,815,082

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$931,741,000

(Approximate Aggregate Principal Balance of Offered Certificates)

WFRBS Commercial Mortgage Trust 2012-C9

as Issuing Entity

RBS Commercial Funding Inc.

as Depositor

Wells Fargo Bank, National Association

The Royal Bank of Scotland plc

Liberty Island Group I LLC

C-III Commercial Mortgage LLC

Basis Real Estate Capital II, LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2012-C9

October 9, 2012

RBS	WELLS FARGO SECURITIES

Co-Lead Manager and	Co-Lead Manager and

Co-Bookrunner	Co-Bookrunner

Deutsche Bank Securities

Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-177891) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-866-884-2071 (8 a.m. – 5 p.m. EST) or by emailing rbscmbs@rbs.com.

Nothing in this document constitutes an offer of securities for sale in any other jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of RBS Securities Inc. (“RBSSI”), Wells Fargo Securities, LLC (“WFS”), Deutsche Bank Securities Inc. or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

RBS is a trade name for the investment banking business of RBSSI. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates. Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates. RBSSI is a member of SIPC, FINRA and the NYSE.

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, member FINRA and SIPC, and Wells Fargo Bank, National Association.

IRS CIRCULAR 230 NOTICE

THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C9	Certificate Structure

I.	Certificate Structure

Class	Expected Ratings (Fitch/Moody’s/ Morningstar)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass- Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
A-1	AAA(sf)/Aaa(sf)/AAA	$86,171,000	30.000%	(7)	2.58	11/2012 – 9/2017	45.2%	16.2%
A-2	AAA(sf)/Aaa(sf)/AAA	$110,387,000	30.000%	(7)	4.94	9/2017 – 11/2017	45.2%	16.2%
A-3	AAA(sf)/Aaa(sf)/AAA	$444,199,000	30.000%	(7)	9.85	7/2022 – 10/2022	45.2%	16.2%
A-SB	AAA(sf)/Aaa(sf)/AAA	$96,213,000	30.000%	(7)	7.46	11/2017 – 7/2022	45.2%	16.2%
A-S	AAA(sf)/Aaa(sf)/AAA	$93,437,000	21.125%	(7)	9.96	10/2022 – 10/2022	51.0%	14.4%
B	AA-(sf)/Aa3(sf)/AA-	$64,485,000	15.000%	(7)	9.96	10/2022 – 10/2022	54.9%	13.4%
C	A-(sf)/A3(sf)/A-	$36,849,000	11.500%	(7)	9.96	10/2022 – 10/2022	57.2%	12.8%

	Non-Offered Certificates
X-A	AAA(sf)/Aaa(sf)/AAA	$830,407,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
X-B	A-(sf)/A1(sf)/AAA	$101,334,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
D	BBB-(sf)/Baa3(sf)/BBB-	$42,112,000	7.500%	(7)	9.96	10/2022 – 10/2022	59.8%	12.3%
E	BB(sf)/Ba2(sf)/BB	$21,057,000	5.500%	(7)	9.96	10/2022 – 10/2022	61.1%	12.0%
F	B(sf)/B2(sf)/B	$19,740,000	3.625%	(7)	9.96	10/2022 – 11/2022	62.3%	11.8%
G	NR/NR/NR	$38,165,081	0.000%	(7)	10.04	11/2022 – 11/2022	64.6%	11.4%

Notes:

(1)

The expected ratings presented are those of Fitch, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Morningstar Credit Ratings, LLC (“Morningstar”) which the depositor hired to rate the rated offered certificates. One or more other nationally recognized statistical ratings organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical ratings organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May be Downgraded” in the free writing prospectus, dated October 9, 2012 (the “Free Writing Prospectus”).

(2)

The principal balances and notional amounts set forth in the table are approximate. The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)

The approximate initial credit support with respect to the Class A-1, A-2, A-3 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3 and A-SB Certificates in the aggregate.

(4)

Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex D to the Free Writing Prospectus.

(5)

The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3 and A-SB Certificates) is calculated by dividing the aggregate principal balance of such class of certificates and all classes of certificates senior to such class by the aggregate appraised value of $1,629,180,000 (calculated as described in the Free Writing Prospectus) of the mortgaged properties securing the mortgage loans. The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3 and A-SB Certificates are calculated by dividing the aggregate principal balance of the Class A-1, A-2, A-3 and A-SB Certificates by such aggregate appraised value. However, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(6)

The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3 and A-SB Certificates) is calculated by dividing the underwritten net operating income for the mortgage pool of $119,594,785 (calculated as described in the Free Writing Prospectus) by the aggregate certificate balance of such class of certificates and all classes of certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each of the Class A-1, A-2, A-3 and A-SB Certificates is calculated by dividing such mortgage pool underwritten net operating income by the aggregate principal balance of the Class A-1, A-2, A-3 and A-SB Certificates. However, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(7)

The pass-through rates for the Class A-1, A-2, A-3, A-SB, A-S, B, C, D, E, F and G Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) the WAC Rate (as defined in the Free Writing Prospectus) for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related distribution date or (iv) a variable rate per annum equal to the WAC Rate for the related distribution date minus a specified percentage.

(8)

The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-SB and A-S Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.

(9)

The pass-through rate for the Class X-A Certificates for any distribution date will equal the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-SB and A-S Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

(10)

The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate principal balance of the Class B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.

(11)

The pass-through rate for the Class X-B Certificates for any distribution date will equal the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and C Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C9	Transaction Highlights

II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Wells Fargo Bank, National Association	31	41	$414,811,126	39.4%
The Royal Bank of Scotland plc	10	10	394,732,475	37.5
Liberty Island Group I LLC	7	8	87,773,750	8.3
C-III Commercial Mortgage LLC	18	20	81,101,848	7.7
Basis Real Estate Capital II, LLC	7	21	74,395,883	7.1

Total	73	100	$1,052,815,082	100.0%

Loan Pool:

Cut-off Date Balance:	$1,052,815,082
Number of Mortgage Loans:	73
Average Cut-off Date Balance per Mortgage Loan:	$14,422,124
Number of Mortgaged Properties:	100
Average Cut-off Date Balance per Mortgaged Property(1):	$10,528,151
Weighted Average Mortgage Interest Rate:	4.835%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	44.4%
Weighted Average Original Term to Maturity or ARD (months):	113
Weighted Average Remaining Term to Maturity or ARD (months):	113
Weighted Average Original Amortization Term (months):	343
Weighted Average Remaining Amortization Term (months):	342
Weighted Average Seasoning (months):	1

(1) Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in related loan documents.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR:	1.57x
Weighted Average U/W Net Operating Income Debt Yield Ratio:	11.4%
Weighted Average Cut-off Date Loan-to-Value Ratio:	65.2%
Weighted Average Balloon or ARD Loan-to-Value Ratio:	53.3%
% of Mortgage Loans with Additional Subordinate Debt:	5.7%
% of Mortgage Loans with Single Tenants(1):	5.1%

(1) Excludes mortgage loans that are secured by multiple single-tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C9	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 100% of the mortgage pool (73 mortgage loans) has scheduled amortization, as follows:

81.3% (65 mortgage loans) requires amortization during the entire loan term

18.7% (8 mortgage loans) provides for an interest-only period followed by an amortization period

Interest-Only: No mortgage loan in the mortgage pool provides for interest-only payments during the entire loan term.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 52.4% of the mortgage pool (23 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	84.6% of the pool
Insurance Premiums:	61.2% of the pool
Capital Replacements:	79.7% of the pool
TI/LC:	71.2% of the pool*

* The percentage of Cut-off Date Balance for loans with TI/LC reserves is based on the aggregate principal balance allocable to office, retail and industrial properties.

Call Protection/Defeasance: Based on the Cut-off Date Pool Balance, the mortgage pool has the following call protection and defeasance features:

85.8% of the mortgage pool (60 mortgage loans) features a lockout period, then defeasance only until an open period

13.9% of the mortgage pool (12 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period

0.3% of the mortgage pool (1 mortgage loan) features no lockout period, and the greater of a prepayment premium or yield maintenance until an open period

Please refer to Annex A to the Free Writing Prospectus for further description of individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C9	Issue Characteristics

III.	Issue Characteristics

Securities Offered:	$931,741,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of seven classes (Classes A-1, A-2, A-3, A-SB, A-S, B and C), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”); The Royal Bank of Scotland plc (“RBS”); Liberty Island Group I LLC (“LIG I”); C-III Commercial Mortgage LLC (“CIIICM”); and Basis Real Estate Capital II, LLC (“Basis”).

Co-lead Bookrunning Managers:	RBS Securities Inc. and Wells Fargo Securities, LLC

Co-Manager:	Deutsche Bank Securities Inc.

Rating Agencies:	Fitch, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	U.S. Bank National Association

Trust Advisor:	Trimont Real Estate Advisors, Inc.

Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in October 2012 (or, in the case of any mortgage loan that has its first due date in November or December 2012, the date that would have been its due date in October 2012 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about October 30, 2012.

Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in November 2012.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in November 2012.

Rated Final Distribution Date:	The Distribution Date in November 2045.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:	$10,000 for each Class of Offered Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date settlements, CREFC reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg Financial Markets L.P., Trepp LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp. and BlackRock Financial Management Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C9	Characteristics of the Mortgage Pool

IV.	Characteristics of the Mortgage Pool

A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF, Rooms or Units	Cut-off Date Balance Per SF, Room or Unit ($)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
RBS	Chesterfield Towne Center	North Chesterfield	VA	1 / 1	$110,000,000	10.4%	Retail	1,018,855	$108	64.7%	54.2%	1.52x	10.2%
RBS	Town Pavilion	Kansas City	MO	1 / 1	60,000,000	5.7	Office	844,456	71	61.5	51.1	1.75	12.2
RBS	Christiana Center	Newark	DE	1 / 1	49,877,850	4.7	Retail	302,779	165	68.8	56.0	1.43	9.1
RBS	Greenway Center	Greenbelt	MD	1 / 1	45,887,622	4.4	Retail	264,601	173	69.8	56.9	1.38	9.0
WFB	Grand Cayman Marriott Beach Resort	George Town	Cayman Islands	1 / 1	42,000,000	4.0	Hospitality	295	142,373	57.2	42.9	1.83	16.4
RBS	Hyatt Regency – Milwaukee	Milwaukee	WI	1 / 1	39,609,473	3.8	Hospitality	481	82,348	59.2	52.9	1.41	12.0
RBS	400 SW 6th Avenue	Portland	OR	1 / 1	32,000,000	3.0	Office	207,053	155	69.3	56.3	1.40	9.7
WFB	Nashville Airport North Portfolio	Nashville	TN	1 / 4	30,031,001	2.9	Office	484,037	62	64.5	53.1	1.53	12.2
WFB	888 Bestgate Road	Annapolis	MD	1 / 1	30,000,000	2.8	Office	118,201	254	75.0	61.5	1.41	9.8
WFB	Northridge Grove Shopping Center	Northridge	CA	1 / 1	28,000,000	2.7	Retail	150,300	186	62.2	50.1	1.54	9.9
Top Three Total/Weighted Average				3 / 3	$219,877,850	20.9%				64.8%	53.8%	1.56x	10.5%
Top Five Total/Weighted Average				5 / 5	$307,765,472	29.2%				64.5%	52.7%	1.57x	11.1%
Top Ten Total/Weighted Average				10 / 13	$467,405,946	44.4%				64.9%	53.4%	1.53x	11.0%

B.	Mortgage Loans with Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)	Mortgage Loan U/W NCF DSCR (x)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)	Total Debt Cut-off Date LTV Ratio (%)
2	RBS	Town Pavilion	$60,000,000	5.7%	$10,000,000	5.420%	1.75x	1.26x	12.2%	10.4%	61.5%	71.7%
	Total/Weighted Average		$60,000,000	5.7%	$10,000,000	5.420%	1.75x	1.26x	12.2%	10.4%	61.5%	71.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C9	Characteristics of the Mortgage Pool

C.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name or Mortgaged Property	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
4	RBS	Greenway Center	Greenbelt	MD	Retail	$45,887,622	4.4%	GCCFC 2002-C1
6	RBS	Hyatt Regency - Milwaukee	Milwaukee	WI	Hospitality	39,609,473	3.8	GCCFC 2007-GG11
7	RBS	400 SW 6th Avenue	Portland	OR	Office	32,000,000	3.0	CGCMT 2004-C2
9	WFB	888 Bestgate Road	Annapolis	MD	Office	30,000,000	2.8	BSCMS 2005-PWR8
10	WFB	Northridge Grove Shopping Center	Northridge	CA	Retail	28,000,000	2.7	WBCMT 2002-C2
15	WFB	1600 Stewart Avenue	Westbury	NY	Office	19,550,742	1.9	JPMCC 2003-CB6
16	WFB	Santa Rosa Town Center	Santa Rosa	CA	Retail	19,500,000	1.9	GECMC 2002-2A
20.01	Basis	FedEx – Florence, SC	Florence	SC	Industrial	8,035,000	0.8	BSCMS 2007-PWR18
26	LIG I	Cornerstone Crossing	Columbus	OH	Multifamily	13,900,000	1.3	LBFRC 2006-LLFA CONC 2006-1A
31	CIIICM	Lakeside of the Palm Beaches	West Palm Beach	FL	Manufactured Housing Community	12,360,000	1.2	MSDWC 2003-TOP9
35	WFB	2901 Butterfield Road	Oak Brook	IL	Office	10,763,139	1.0	BSCMS 2005-PWR8
36	WFB	2905 & 2907 Butterfield Road	Oak Brook	IL	Office	10,663,480	1.0	BSCMS 2005-PWR8
41	CIIICM	Leisure World & Trails End MHP	Weslaco	TX	Manufactured Housing Community	8,000,000	0.8	CSFB 2002-CP5
51	CIIICM	Silver Eagle MHC	Sacramento	CA	Manufactured Housing Community	5,193,844	0.5	WBCMT 2005-C21
57	CIIICM	Chili’s Plaza	Sarasota	FL	Retail	3,900,000	0.4	GMACC 2000-C2
64	CIIICM	The Homestead & Homestead Ranch MHPs	McAllen	TX	Manufactured Housing Community	3,100,000	0.3	CSFB 2002-CP5
69	WFB	Carpenter Office	Ann Arbor	MI	Office	1,800,000	0.2	GMACC 2001-C1
		Total				$292,263,300	27.8%
(1)

The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

D.	Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF/ Rooms/ Pads/ Units	Loan per SF/ Room/ Pad/ Unit ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
6	RBS	Hyatt Regency – Milwaukee	WI	Hospitality	$39,609,473	3.8%	$35,362,989	32.0%	481	$82,348	1.41x	12.0%	59.2%	52.9%	0	59
17	Basis	Texas Retail Portfolio	TX	Retail	18,825,000	1.8	17,350,376	15.7	172,073	109	1.61	11.4	72.0	66.4	0	60
19	RBS	aLoft Austin	TX	Hospitality	17,150,000	1.6	15,796,960	14.3	140	122,500	1.64	11.8	65.0	59.8	0	60
21	WFB	9801 Westheimer Road	TX	Office	15,500,000	1.5	14,357,773	13.0	207,254	75	1.43	11.5	68.7	63.7	1	61
26	LIG I	Cornerstone Crossing	OH	Multifamily	13,900,000	1.3	12,729,611	11.5	759	18,314	1.55	11.3	66.2	60.6	0	60
43	WFB	Arch Chemicals, Inc.	GA	Industrial	7,725,000	0.7	6,852,888	6.2	191,975	40	1.67	12.8	53.6	47.6	0	60
60	Basis	Metric Commerce Center	TX	Industrial	3,300,000	0.3	3,055,584	2.8	78,136	42	1.47	11.0	70.2	65.0	0	60
	Total/Weighted Average				$116,009,473	11.0%	$105,506,181	95.6%			1.51x	11.7%	64.2%	58.5%	0	60
(1)

The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.

(2)	Reflects the percentage of the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C9	Characteristics of the Mortgage Pool

E.	Property Type Distribution

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)(1)	% of Cut- off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	32	$363,904,197	34.6%	67.2%	55.2%	1.50x	10.1%	9.4%	4.746%
Anchored	8	179,418,940	17.0	68.7	55.6	1.45	9.6	9.0	4.646
Regional Mall	1	110,000,000	10.4	64.7	54.2	1.52	10.2	9.5	4.745
Shadow Anchored	9	34,175,000	3.2	69.6	59.0	1.49	11.0	9.9	5.023
Unanchored	3	20,709,375	2.0	68.5	55.6	1.56	11.0	10.2	4.993
Single Tenant	11	19,600,883	1.9	62.3	49.6	1.75	11.9	11.5	4.933
Office	17	256,331,308	24.3	65.8	54.6	1.57	11.4	9.7	4.766
Suburban	13	137,958,473	13.1	67.4	56.2	1.53	11.4	9.8	4.906
CBD	3	103,872,834	9.9	65.2	53.7	1.60	11.4	9.4	4.533
Medical	1	14,500,000	1.4	54.5	45.0	1.77	11.7	11.5	5.100
Hospitality	12	223,824,225	21.3	60.6	47.6	1.69	13.7	11.8	5.016
Full Service	5	134,967,880	12.8	57.5	45.5	1.72	14.4	12.1	5.043
Limited Service	6	75,278,211	7.2	64.3	49.9	1.63	12.6	11.3	4.918
Extended Stay	1	13,578,134	1.3	71.8	54.4	1.63	13.0	11.8	5.290
Manufactured Housing Community	17	84,138,859	8.0	67.6	54.8	1.48	10.0	9.7	5.019
Manufactured Housing Community	17	84,138,859	8.0	67.6	54.8	1.48	10.0	9.7	5.019
Industrial	7	57,981,447	5.5	68.3	57.0	1.54	11.1	10.1	4.844
Flex	4	33,906,447	3.2	69.0	55.8	1.57	11.5	10.2	4.839
Light Industrial	2	16,350,000	1.6	73.8	63.7	1.43	9.6	9.1	4.860
Warehouse	1	7,725,000	0.7	53.6	47.6	1.67	12.8	11.5	4.830
Multifamily	3	33,592,695	3.2	66.5	55.8	1.62	11.4	10.1	4.549
Garden	2	20,392,695	1.9	68.5	58.7	1.56	11.7	9.9	4.626
Student Housing	1	13,200,000	1.3	63.5	51.2	1.73	10.8	10.4	4.430
Self Storage	12	33,042,350	3.1	57.0	47.3	1.84	12.6	12.0	4.929
Self Storage	12	33,042,350	3.1	57.0	47.3	1.84	12.6	12.0	4.929
Total/Weighted Average	100	$1,052,815,082	100.0%	65.2%	53.3%	1.57x	11.4%	10.2%	4.835%
(1)

Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C9	Characteristics of the Mortgage Pool

F.	Geographic Distribution*

Location(1)	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)(2)	% of Cut-off Date Balance	Weighted Average Cut- off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)

Virginia	3	$128,100,000	12.2%	64.2%	53.8%	1.56x	10.3%	9.7%	4.723%

Texas	26	125,671,227	11.9	68.1	57.9	1.56	11.6	10.4	5.096

California	10	119,270,855	11.3	65.7	53.3	1.49	10.0	9.5	4.764

Southern	6	60,010,000	5.7	62.0	50.8	1.64	10.8	10.1	4.681

Northern	4	59,260,855	5.6	69.4	55.8	1.35	9.3	8.8	4.848

Maryland	3	86,037,622	8.2	71.2	57.7	1.41	9.7	9.0	4.770

Missouri	1	60,000,000	5.7	61.5	51.1	1.75	12.2	9.9	4.365

Tennessee	8	55,368,962	5.3	62.9	49.1	1.69	13.2	11.4	4.866

Other States/Territories(3)	49	478,366,416	45.4	64.2	51.9	1.59	11.9	10.5	4.881

Total/ Weighted Average	100	$1,052,815,082	100.0%	65.2%	53.3%	1.57x	11.4%	10.2%	4.835%

*	The Mortgaged Properties are located in 30 states and the Cayman Islands.
(1)

For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2)

Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents).

(3)	Includes 24 other states and the Cayman Islands.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C9	Characteristics of the Mortgage Pool

G.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
640,000 – 1,000,000	1	$640,000	0.1%
1,000,001 – 2,000,000	5	8,797,869	0.8
2,000,001 – 3,000,000	3	7,475,000	0.7
3,000,001 – 4,000,000	9	31,005,761	2.9
4,000,001 – 5,000,000	4	17,595,112	1.7
5,000,001 – 6,000,000	3	16,608,461	1.6
6,000,001 – 7,000,000	4	26,693,044	2.5
7,000,001 – 8,000,000	4	31,205,000	3.0
8,000,001 – 9,000,000	2	16,700,000	1.6
9,000,001 – 14,000,000	14	168,109,008	16.0
14,000,001 – 19,000,000	8	129,526,614	12.3
19,000,001 – 29,000,000	7	159,053,267	15.1
29,000,001 – 49,000,000	6	219,528,096	20.9
49,000,001 – 69,000,000	2	109,877,850	10.4
109,000,001 – 110,000,000	1	110,000,000	10.4
Total:	73	$1,052,815,082	100.0%
Average:	$14,422,124

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO

Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1.31 – 1.40	4	$54,230,745	5.2%
1.41 – 1.50	4	123,475,472	11.7
1.51 – 1.60	7	118,072,326	11.2
1.61 – 1.70	17	271,714,693	25.8
1.71 – 1.80	11	135,722,128	12.9
1.81 – 1.90	12	136,121,344	12.9
1.91 – 2.00	4	29,051,614	2.8
2.01 – 2.25	9	113,982,480	10.8
2.26 – 2.62	5	70,444,279	6.7
Total:	73	$1,052,815,082	100.0%
Weighted Average:	1.75x

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO

Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1.27 – 1.30	3	$48,337,011	4.6%
1.31 – 1.40	4	99,131,356	9.4
1.41 – 1.50	16	285,299,896	27.1
1.51 – 1.60	15	254,379,890	24.2
1.61 – 1.70	13	117,157,622	11.1
1.71 – 1.80	7	122,482,547	11.6
1.81 – 1.90	5	60,736,709	5.8
1.91 – 2.00	6	40,375,883	3.8
2.01 – 2.10	1	640,000	0.1
2.11 – 2.20	1	12,628,407	1.2
2.21 – 2.30	1	8,500,000	0.8
2.41 – 2.42	1	3,145,761	0.3
Total:	73	$1,052,815,082	100.0%
Weighted Average:	1.57x

LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Refinance	58	$914,743,034	86.9%
Acquisition	15	138,072,048	13.1
Total:	73	$1,052,815,082	100.0%

MORTGAGE RATE

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
4.365 – 4.500	5	$123,896,502	11.8%
4.501 – 4.750	9	292,698,019	27.8
4.751 – 5.000	32	406,714,379	38.6
5.001 – 5.250	20	182,984,312	17.4
5.251 – 5.500	5	36,328,134	3.5
5.501 – 5.750	1	5,893,734	0.6
6.001 – 6.090	1	4,300,000	0.4
Total:	73	$1,052,815,082	100.0%
Weighted Average:	4.835%

UNDERWRITTEN NOI DEBT YIELD

Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
8.3 – 8.9	1	$26,687,011	2.5%
9.0 – 9.9	12	274,397,689	26.1
10.0 – 10.9	10	172,419,063	16.4
11.0 – 11.9	20	231,610,709	22.0
12.0 – 12.9	13	195,389,102	18.6
13.0 – 13.9	9	51,030,632	4.8
15.0 – 15.9	5	39,685,873	3.8
16.0 – 16.7	3	61,595,003	5.9
Total:	73	$1,052,815,082	100.0%
Weighted Average:	11.4%

UNDERWRITTEN NCF DEBT YIELD

Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
8.2 – 8.9	6	$187,935,190	17.9%
9.0 – 9.9	19	424,954,600	40.4
10.0 – 10.9	19	207,387,851	19.7
11.0 – 11.9	13	94,179,179	8.9
12.0 – 12.9	7	74,422,497	7.1
13.0 – 13.9	3	8,825,000	0.8
14.0 – 14.9	4	41,842,358	4.0
15.0 – 15.2	2	13,268,407	1.3
Total:	73	$1,052,815,082	100.0%
Weighted Average:	10.2%

(1)

Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in related loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C9	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD

Range of Original Terms to Maturity OR ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
60	6	$100,509,473	9.5%
61 – 84	1	15,500,000	1.5
85 – 120	64	885,055,608	84.1
121	2	51,750,000	4.9
Total:	73	$1,052,815,082	100.0%
Weighted Average:	113

REMAINING TERM TO MATURITY OR ARD

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
59 – 60	6	$100,509,473	9.5%
61 – 84	1	15,500,000	1.5
85 – 120	64	885,055,608	84.1
121	2	51,750,000	4.9
Total:	73	$1,052,815,082	100.0%
Weighted Average:	113

ORIGINAL AMORTIZATION TERM(1)

Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
180 – 240	2	$9,116,597	0.9%
241 – 300	21	282,321,257	26.8
301 – 360	50	761,377,228	72.3
Total:	73	$1,052,815,082	100.0%
Weighted Average:	343
(1)

The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

REMAINING AMORTIZATION TERM(2)

Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
180 – 240	2	$9,116,597	0.9%
241 – 300	21	282,321,257	26.8
301 – 360	50	761,377,228	72.3
Total:	73	$1,052,815,082	100.0%
Weighted Average:	342
(2)

The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

LOCKBOXES

Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Hard/Springing Cash	19	$449,289,896	42.7%
Management
Soft/Springing Cash	24	225,399,545	21.4
Management
None	19	217,496,683	20.7
Hard/Upfront Cash	4	102,725,000	9.8
Management
Springing (Without	7	57,903,958	5.5
Established Account)
Total:	73	$1,052,815,082	100.0%

PREPAYMENT PROVISION SUMMARY

Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Lockout/Defeasance/Open	60	$903,636,269	85.8%
Lockout/YM%/Open	12	145,923,812	13.9
No Lockout/YM%/Open	1	3,255,000	0.3
Total:	73	$1,052,815,082	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
49.2 – 50.0	2	$9,140,000	0.9%
50.1 – 55.0	7	78,254,290	7.4
55.1 – 60.0	8	118,065,902	11.2
60.1 – 65.0	19	355,055,051	33.7
65.1 – 70.0	18	285,816,554	27.1
70.1 – 75.0	19	206,483,285	19.6
Total:	73	$1,052,815,082	100.0%
Weighted Average:	65.2%

BALLOON OR ARD LOAN-TO-VALUE RATIO

Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
27.5 – 30.0	1	$2,150,000	0.2%
30.1 – 35.0	1	6,966,597	0.7
35.1 – 40.0	3	33,620,000	3.2
40.1 - 45.0	6	91,609,339	8.7
45.1 – 50.0	14	129,629,877	12.3
50.1 – 55.0	19	363,211,001	34.5
55.1 – 60.0	18	272,285,047	25.9
60.1 – 65.0	10	134,518,220	12.8
65.1 – 66.4	1	18,825,000	1.8
Total:	73	$1,052,815,082	100.0%
Weighted Average:	53.3%

AMORTIZATION TYPE

Type of Amortization	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Amortizing Balloon	64	$844,533,635	80.2%
Interest-only, Amortizing	8	197,400,514	18.7
Balloon
Amortizing ARD	1	10,880,933	1.0
Total:	73	$1,052,815,082	100.0%

ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS

IO Term (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1	4	$86,975,514	8.3%
12	3	140,325,000	13.3
24	2	23,950,000	2.3
36	1	8,500,000	0.8
60	1	4,900,000	0.5
Total:	11	$264,650,514	25.1%
Weighted Average:	11

SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
0	44	$624,405,000	59.3%
1 – 3	29	428,410,082	40.7
Total:	73	$1,052,815,082	100.0%
Weighted Average:	1

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C9	Certain Terms and Conditions

V.	Certain Terms and Conditions

Interest Entitlements:

The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without special servicer consent) on non-specially serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at one basis point per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A and Class X-B Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall will be added to its interest entitlement for the next succeeding Distribution Date. Interest entitlements on the Class D, C and B Certificates, in that order, may be reduced by certain Trust Advisor expenses.

Principal Distribution Amount:

The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any nonrecoverable advances and interest thereon that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Nonrecoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class D, C, B and A-S Certificates, then to the Class A-1, A-2, A-3 and A-SB Certificates (with any losses on the Class A-1, A-2, A-3 and A-SB Certificates allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B, C and D Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date.

Distributions:

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1. Class A-1, A-2, A-3, A-SB, X-A and X-B Certificates: To interest on the Class A-1, A-2, A-3, A-SB, X-A and X-B Certificates, pro rata, according to their respective interest entitlements.

2.        Class A-1, A-2, A-3 and A-SB Certificates: To principal on the Class A-1, A-2, A-3 and A-SB Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates other than the Class A-1, A-2, A-3 and A-SB Certificates has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3 and A-SB Certificates remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3 and A-SB Certificates, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.        Class A-1, A-2, A-3 and A-SB Certificates: To reimburse the holders of the Class A-1, A-2, A-3 and A-SB Certificates, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C9	Certain Terms and Conditions

4.        Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3 and A-SB Certificates), to principal on the Class A-S Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

5.        Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-SB and A-S Certificates), to principal on the Class B Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

6.        Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-SB, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

7.        After the Class A-1, A-2, A-3, A-SB, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class D, E, F and G Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance and Prepayment Premiums:

If any yield maintenance charges and prepayment premiums are collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of the yield maintenance charges and prepayment premiums (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between the (x) the group (the “YM Group A”) of the Class A-1, A-2, A-3, A-SB, A-S and X-A Certificates, and (y) the group (the “YM Group B” and, collectively with the YM Group A, the “YM Groups”) of the Class B, C, D and X-B Certificates, based upon the aggregate amount of principal distributed to the classes of principal balance certificates in each YM Group for that distribution date, and (2) among the classes of certificates in each YM Group, in the following manner, up to an amount equal to the product of (a) the yield maintenance or prepayment premium allocated to such YM Group, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus), and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of such class for that distribution date, and the denominator of which is the aggregate amount of principal distributed to all the certificates in that YM Group for that distribution date. Any yield maintenance charges or prepayment premium allocated to such YM Group remaining after such distributions will be distributed to the Class X-A and/or Class X-B Certificates, as applicable, in such YM Group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C9	Certain Terms and Conditions

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class E, F, G, V or R Certificates. The holders of the Class X-B Certificates will be entitled to all prepayment premiums and yield maintenance charges collected after the Class A-1, A-2, A-3, A-SB, A-S, B, C and D Certificates are retired. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus. See also “Risk Factors – Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus attached to the Free Writing Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Principal Balances of the Class A-1, A-2, A-3, A-SB, A-S, B, C, D, E, F and G Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero: first, to Class G; second, to Class F; third, to Class E; fourth, to Class D; fifth, to Class C; sixth, to Class B; seventh, to Class A-S; and, finally, pro rata, to Classes A-1, A-2, A-3 and A-SB based on their outstanding Certificate Principal Balances. Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on Classes D, C and B Certificates) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class D, C, B, A-S, A-1, A-2, A-3 and A-SB Certificates (with any write-offs on the Class A-1, A-2, A-3 and A-SB Certificates to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date). The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-SB or A-S Certificates as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B or C Certificates as write-offs in reduction of their Certificate Principal Balances.

Debt Service Advances:

The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans, except to the extent they are deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-SB, X-A and X-B Certificates would be affected on a pari passu basis).

Servicing Advances:

The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan.

Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan. Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C9	Certain Terms and Conditions

respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-SB, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidated Loan Waterfall:

Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, and then as a recovery of principal until all principal has been recovered. Any liquidation proceeds remaining thereafter will be applied as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts.

Majority Subordinate Certificateholder and Subordinate Class Representative:

A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of: (a) during a “subordinate control period”, the most subordinate class among the Class E, F and G Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class E, F and G Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion. This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund - The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods. A “subordinate control period” will exist as long as the Class E Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, Moody’s and Morningstar confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates. A “collective consultation period” will exist as long as the Class E Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective consultation period, the Special Servicer will be required to consult with each of the subordinate class representative and the Trust Advisor in connection with asset status reports and material special servicing actions. A “senior consultation period” will exist as long as either (i) the Class E certificates have an aggregate principal balance, without regard to any appraisal reduction amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class E certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of appraisal reduction amounts, at least equal to 25% of its initial principal balance, the then majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement. In general, during a senior consultation period, the Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C9	Certain Terms and Conditions

Replacement of Special Servicer by General Vote of Certificateholders:

During any “collective consultation period” or “senior consultation period”, the Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, Moody’s and Morningstar to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Appraisal Remedy:

Solely for purposes of determining whether a “subordinate control period” is in effect, whenever the Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative will have the right (at its expense) to direct the Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class E, F or G Certificates will be entitled (at its expense) to present an additional appraisal to the Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal. This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans to the highest bidder in a manner generally similar to sales of REO properties. The sale of a defaulted loan for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor, as described in the Free Writing Prospectus.

“As-Is” Appraisals:

Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:

The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding the Special Servicer to the Certificate Administrator. The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by the Special Servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, the Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans. Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause Fitch, Moody’s and Morningstar to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. During any “subordinate control period”, the proposed replacement trust advisor will be subject to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C9	Certain Terms and Conditions

subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect. The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-SB, A-S, B, C and D Certificates are retired.

Certain Fee Offsets:

If a workout fee is earned by the Special Servicer following a loan default, then certain limitations will apply to the collection and retention of a modification fee from the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified. In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee.

Deal Website:

The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that Raith Capital Management, LLC or an affiliate will be the initial majority subordinate certificateholder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHESTERFIELD TOWNE CENTER

Chesterfield
TOWNE CENTER

DASANI
DASANI

macy's

T·J·maxx
HomeGoods

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHESTERFIELD TOWNE CENTER

Chesterfield Towne Center
11500 Midlothian Turnpike, 11304 Midlothian Turnpike and 1121 Mall Drive
North Chesterfield, VA 23235
Glen Allen
HANOVER COUNTY
GOOCHLAND COUNTY
HENRICO COUNTY
POWHATAN COUNTY
CHESTERFIELD COUNTY
Laurel
Lakeside
Chamberlayne
Dumbarton
Manakin
Tuckahoe
James River
Richmond
Downtown
Robious
Bon Air
Midlothian
Bensley
Bellwood
Short Pump Town Center
West Broad Village
Deep Run Park
Regency Square
University of Richmond
Country Club of Virginia
James River Golf Course
Salisbury Country Club
Stonehenge Country Club
Huguenot Park
James River Park
William Byrd Park
Maymont Park
Forest Hill Park
Joseph Bryan Park
Three Lakes Park
Richmond International Raceway
Virginia Union Univ.
Virginia Commonwealth University
Virginia House Museum
The Diamond
The Shops at Willow Lawn
Reynolds Comm. Coll. - Parham Campus
Jefferson Lakeside CC
General Sheppard Crump Memorial Park
Echo Lake Park
Virginia Center Commons
The Crossings Golf Club
Hunter Holmes McGuire VA Medical Ctr.
Meadowbrook Country Club
Rockwood Park
US Defense General Supply Center
Chesterfield County Airport
Iron Bridge Park Golf Course
Iron Bridge Park
Pocahontas State Park and Forest
Powhite Pkwy
Chippenham Pkwy
Downtown Expwy
Midlothian Turnpike
Mechanicsville
Highland Springs
Montrose
Chester

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Chesterfield Towne Center

Loan Information				Property Information
Mortgage Loan Seller:		The Royal Bank of Scotland		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):		NR/NR/NR		Property Type:	Retail
Original Principal Balance:		$110,000,000		Specific Property Type:	Regional Mall
Cut-off Date Principal Balance:		$110,000,000		Location:	North Chesterfield, VA
% of Initial Pool Balance:		10.4%		Size(5):	1,018,855 SF
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per Unit/SF:	$107.96
Borrower Name:		Macerich Chesterfield LLC
Sponsor:		Macerich Partnership L.P.		Year Built/Renovated:	1976/2008
Mortgage Rate:		4.745%		Occupancy %(6):	93.1%
Note Date:		September 17, 2012		Occupancy % Source Date:	September 1, 2012
Anticipated Repayment Date:		NAP		Title Vesting:	Fee
Maturity Date:		October 1, 2022		Property Manager:	Macerich Property Management Company, LLC

IO Period:		12 months
Loan Term (Original):		120 months		3rd Most Recent NOI (As of):	$10,745,534 (12/31/2010)
Seasoning:		0 months		2nd Most Recent NOI (As of):	$10,825,828 (12/31/2011)
Amortization Term (Original):		360 months		Most Recent NOI (As of):	$11,205,766 (TTM 6/30/2012)
Loan Amortization Type:		Interest-only, Amortizing Balloon
Interest Accrual Method:		Actual/360		U/W Revenues:	$17,206,991
Call Protection:		L(24),D(92),O(4)		U/W Expenses:	$5,940,717
Lockbox Type:		Hard/Springing Cash Management		U/W NOI:	$11,266,274
Additional Debt:		None		U/W NCF:	$10,482,049
Additional Debt Type:		NAP		U/W NOI DSCR:	1.64x
				U/W NCF DSCR:	1.52x
Escrows and Reserves:				U/W NOI Debt Yield:	10.2%
				U/W NCF Debt Yield:	9.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$170,000,000
Taxes	$479,839	$95,968	NAP	As-Is Appraisal Valuation Date:	August 18, 2012
Insurance(1)	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.7%
Replacement Reserve(2)	$0	Springing	$500,000	LTV Ratio at Maturity or ARD:	54.2%
TI/LC Reserve(2)	$0	Springing	$500,000(3)
Outstanding TI/LC Reserve(4)	$932,983	$0	NAP

(1)	Monthly insurance escrows are not required so long as borrower fails to provide evidence of an acceptable blanket insurance policy and evidence of the timely payment of all insurance premiums due.
(2)	Monthly replacement and TI/LC reserves are not required so long as no event of default is occurring and the debt service coverage ratio is not less than 1.25x as of the end of any quarter.
(3)

The maximum permitted balance in the TI/LC Reserve may increase in the event of a TI/LC Cap Increase Period (as defined in the “Escrows” section below), in which case, the cap will be $500,000 plus an amount equal to $15 per square foot of space demised under the lease which gave rise to the TI/LC Cap Increase Period.

(4)

The Outstanding TI/LC Reserve represents outstanding tenant improvement and leasing commissions funds attributable to three tenants: Garden Ridge ($691,983), Genghis Grill ($150,000) and Cotton On ($91,000).

(5)

The total square footage of 1,018,855 consists of two buildings: a 947,012 square foot mall and an adjacent 71,843 square foot retail center. The 1,018,855 total square feet also includes two spaces totalling 291,867 square feet, which are occupied by Sears (146,097 square feet) and JC Penney (145,770 square feet), both of whom own their own improvements and are on ground leases.

(6)	Occupancy excludes temporary and seasonal tenants. For the rent roll dated September 1, 2012, the occupancy inclusive of these tenants was 97.1%.

The Mortgage Loan.  The mortgage loan (the “Chesterfield Towne Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall and an adjacent retail center located in North Chesterfield, Virginia (the “Chesterfield Towne Center Property”). The Chesterfield Towne Center Mortgage Loan was originated on September 17, 2012 by The Royal Bank of Scotland. The Chesterfield Towne Center Mortgage Loan had an original principal balance of $110,000,000, has an outstanding principal balance as of the Cut-off Date of $110,000,000 and accrues interest at an interest rate of 4.745% per annum. The Chesterfield Towne Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date, requires interest-only payments for the first 12 months, and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The Chesterfield Towne Center Mortgage Loan matures on October 1, 2022. The proceeds from the Chesterfield Towne Center Mortgage Loan were used to recapitalize the sponsor’s investment in the previously unencumbered Chesterfield Towne Center Property, pay upfront reserves of approximately $1.4 million and pay closing costs.

Following the lockout period, the borrower has the right to defease the Chesterfield Towne Center Mortgage Loan in whole, or in part, on any due date before the scheduled maturity date. In addition, the Chesterfield Towne Center Mortgage Loan is prepayable without penalty on or after July 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHESTERFIELD TOWNE CENTER

The Property.   The Chesterfield Towne Center Property is comprised of a 947,012 square foot regional mall and an adjacent 71,843 square foot retail center located at the intersection of the Midlothian Turnpike and Courthouse Road approximately 10 miles from the Central Business District of Richmond, Virginia. The Chesterfield Towne Center Property is anchored by Sears (146,097 square feet), JC Penney (145,770 square feet), Macy’s (141,772 square feet) and Garden Ridge (109,933 square feet). Macy’s, JC Penney and Sears are major national department stores and Garden Ridge is a large crafts and home décor store. JC Penney and Sears, which collectively occupy 28.6% of the net rentable square feet of the Chesterfield Towne Center Property, own their improvements and are on ground leases.

The Chesterfield Towne Center Property was developed in 1976 and was acquired by the sponsor in 1994. The sponsor renovated the Chesterfield Towne Center Property in 2008 at a cost of approximately $12 million. As of September 1, 2012, the Chesterfield Towne Center Property was 93.1% leased by approximately 100 tenants. Other major tenants include T.J. Maxx/HomeGoods, Barnes & Noble, Old Navy and Ross Dress for Less. In-line stores include Victoria’s Secret, Express, Ann Taylor Loft, American Eagle, Hollister, The Limited and more than 90 other retailers and restaurants.

For the mall portion of the Chesterfield Towne Center Property, over the trailing 12-month period ending June 30, 2012, tenants occupying less than 10,000 square feet had comparable in-line average sales of $362 per square foot. Over the same time period, occupancy costs for tenants occupying less than 10,000 square feet averaged 12.9%.

The following table presents certain information relating to the tenancies at the Chesterfield Towne Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s / S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenants
Garden Ridge(3)	NR/NR/NR	109,933	10.8%	$3.87	$425,000	4.4%	$62	6.3%	1/31/2020(6)
Macy’s	BBB/Baa3/BBB	141,772	13.9%	$2.31	$328,000	3.4%	$172	1.3%	1/31/2015(7)
Sears(4)	B+/B2/CCC+	146,097	14.3%	$0.55	$80,000	0.8%	$145	0.4%	4/9/2046(8)
JC Penney(4)	BB+/NR/BB	145,770	14.3%	$0.55	$80,000	0.8%	$141	0.4%	10/31/2050(9)

Total Anchor Tenants		543,572	53.4%	$1.68	$913,000	9.4%

Other Major Tenants

Barnes & Noble	NR/NR/NR	32,982	3.2%	$16.83	$555,000	5.7%	$195	8.6%	5/31/2018
T.J. Maxx/HomeGoods	NR/A3/A	52,000	5.1%	$8.75	$455,000	4.7%	$251	3.5%	5/31/2021
Old Navy	BBB-/Baa3/BB+	14,517	1.4%	$19.00	$275,823	2.9%	$286	6.6%	1/31/2019

Total Anchor Tenants		99,499	9.8%	$12.92	$1,285,823	13.3%

Non-Major Tenants		304,991	29.9%	$24.52	$7,479,047	77.3%

Occupied Collateral(5)		948,062	93.1%	$10.21	$9,677,870	100.0%

Vacant Space		70,793	6.9%

Collateral Total		1,018,855	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy costs are for the trailing 12-month period ending June 30, 2012.
(3)	Sales for Garden Ridge represent the tenant’s first year of operations at the Chesterfield Towne Center Property. The tenant took occupancy in September 2010.
(4)	Sears and JC Penney own their own improvements and are on ground leases.
(5)	Occupancy excludes temporary and seasonal tenants. For the rent roll dated September 1, 2012, the occupancy inclusive of these tenants was 97.1%.
(6)

Garden Ridge has one five-year renewal option. Garden Ridge also has the right to terminate its lease on 180 days prior written notice prior to the 60th day after January 31, 2013 if the tenant’s gross sales do not exceed $7,000,000 during the period from February 1, 2012 through January 31, 2013.

(7)	Macy’s has four five-year extension options.
(8)	Sears has six five-year renewal options.
(9)	JC Penney has six five-year extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHESTERFIELD TOWNE CENTER

The following table presents certain information relating to the lease rollover schedule at the Chesterfield Towne Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	6,365	0.6%	6,365	0.6%	$145,128	1.5%	$22.80
2012	6	10,705	1.1%	17,070	1.7%	$342,454	3.5%	$31.99
2013	13	42,718	4.2%	59,788	5.9%	$893,792	9.2%	$20.92
2014	19	48,806	4.8%	108,594	10.7%	$1,529,774	15.8%	$31.34
2015	9	156,608	15.4%	265,202	26.0%	$835,127	8.6%	$5.33
2016	4	2,477	0.2%	267,679	26.3%	$277,439	2.9%	$112.01
2017	9	14,459	1.4%	282,138	27.7%	$761,389	7.9%	$52.66
2018	8	65,582	6.4%	347,720	34.1%	$1,362,865	14.1%	$20.78
2019	9	51,886	5.1%	399,606	39.2%	$931,735	9.6%	$17.96
2020	6	159,183	15.6%	558,789	54.8%	$932,840	9.6%	$5.86
2021	7	74,461	7.3%	633,250	62.2%	$1,065,231	11.0%	$14.31
2022	5	20,670	2.0%	653,920	64.2%	$382,834	4.0%	$18.52
Thereafter(4)	3	294,142	28.9%	948,062	93.1%	$217,262	2.2%	$0.74
Vacant(5)	0	70,793	6.9%	1,018,855	100.0%	$0	0.0%	$0.00
Total/Weighted Average	100	1,018,855	100.0%			$9,677,870	100.0%	$10.21

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.
(4)	Includes the leases of Sears and JC Penney, which are leased fee-only tenants that own their improvements.
(5)	40,832 square feet (4.0% of net rentable square feet) is leased to temporary or seasonal tenants and is classified as vacant. Occupancy inclusive of these tenants is 97.1% as of September 1, 2012.

The following table presents historical occupancy percentages at the Chesterfield Towne Center Property:

Historical Occupancy Percentages(1)(2)

12/31/2007	12/31/2008	12/31/2009	12/31/2010	12/31/2011
NAV(3)	93%	89%	94%	93%

(1)	Information obtained from the appraisal dated August 18, 2012.
(2)	Includes all signed leases and specialty leasing greater than six months for all tenants.
(3)	Historical occupancy for 2007 is unavailable.

Historical Average Base Rent (PSF)(1)

12/31/2009	12/31/2010	12/31/2011
$9.44	$8.68	$9.71

(1)	The historical average base rent PSF calculations are based on borrower provided base rental income figures and total square footage of 1,018,855 square feet since 2009.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHESTERFIELD TOWNE CENTER

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Chesterfield Towne Center Property:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W	U/W $ per SF
Base Rent	$8,326,687	$9,059,200	$9,120,242	$9,677,870	$9.50
Grossed Up Vacant Space	0	0	0	2,875,888	2.82
Percentage Rent	434,319	324,420	433,548	354,965	0.35
Total Reimbursables	4,098,006	4,214,120	4,057,434	3,926,980	3.85
Other Income	3,317,421	2,998,272	3,247,176	3,247,176	3.19
Less Vacancy & Credit Loss	(139,577)	(209,003)	(90,048)	(2,875,888)	(2.82)

Effective Gross Income	$16,036,856	$16,387,009	$16,768,352	$17,206,991	$16.89

Total Operating Expenses	$5,291,322	$5,561,181	$5,562,586	$5,940,717	$5.83

Net Operating Income	$10,745,534	$10,825,828	$11,205,766	$11,266,274	$11.06
TI/LC	0	0	0	580,454	0.57
Capital Expenditures	0	0	0	203,771	0.20

Net Cash Flow	$10,745,534	$10,825,828	$11,205,766	$10,482,049	$10.29

NOI DSCR	1.56x	1.57x	1.63x	1.64x
NCF DSCR	1.56x	1.57x	1.63x	1.52x
NOI DY	9.8%	9.8%	10.2%	10.2%
NCF DY	9.8%	9.8%	10.2%	9.5%

Appraisal.  As of the appraisal valuation date of August 18, 2012, the Chesterfield Towne Center Property had an “as-is” appraised value of $170,000,000.

Environmental Matters.   According to the Phase I environmental site assessment dated September 10, 2012, there was no evidence of any recognized environmental conditions at the Chesterfield Towne Center Property.

Market Overview and Competition.    The Chesterfield Towne Center Property is located in North Chesterfield, Virginia, approximately 10 miles west of the Richmond Central Business District. The Chesterfield Towne Center Property is located in a commercial area at the intersection of Courthouse Road and the Midlothian Turnpike. According to the appraisal, these thoroughfares exhibit average daily traffic counts of 28,252 and 56,910 automobiles, respectively. Within a seven-mile radius of the Chesterfield Towne Center Property, defined by the appraiser as the primary trade area, there were 231,635 residents and 90,844 households in 2012. Average household income within this area was $87,069 in 2012, which compares favorably to the average household income in the state of Virginia, measured at $78,701 over the same time period.

The appraiser estimated the market rental rate to be $26.01 triple net per square foot for the Chesterfield Towne Center Property (which assumes a 12.5% weighted average occupancy cost). Additionally, the appraiser estimated a stabilized vacancy rate of 4.0% based on the historical occupancy of the Chesterfield Towne Center Property and the current vacancy in the market.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Chesterfield Towne Center Property:

Competitive Set(1)

	Chesterfield Towne Center (Subject)	Stony Point Fashion Park	Regency Square Mall	Short Pump Town Center	Virginia Center Commons
Market	North Chesterfield, VA	Richmond, VA	Richmond, VA	Richmond, VA	Glen Allen, VA
Distance from Subject	– –	7.2 miles	10.6 miles	18.3 miles	20.4 miles
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built/Renovated	1976/2008	2003/NAP	1975/2003	2003/2005	1991/NAP
Anchors	Garden Ridge, JC Penney, Macy’s, Sears	Dick’s Sporting Goods, Dillard’s, Saks Fifth Avenue	JC Penney, Macy’s, Sears	Dick’s Sporting Goods, Dillard’s, Macy’s, Nordstrom	Dillard’s, Burlington Coat Factory, JC Penney, Macy’s, Sears
Total GLA	1,018,855 SF	667,000 SF	818,912 SF	1,303,000 SF	785,193 SF
Total Occupancy	93%	91%	67%	90%	89%

(1)	Information obtained from the appraisal dated August 18, 2012.

The Borrower.  The borrower is Macerich Chesterfield LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Chesterfield Towne Center Mortgage Loan. The Macerich Partnership L.P., the indirect owner of the borrowing entity, is the guarantor of certain nonrecourse carveouts under the Chesterfield Towne Center Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHESTERFIELD TOWNE CENTER

The Sponsor.    The sponsor, Macerich Partnership L.P. (“Macerich”), founded in 1964, is a REIT based in the United States and is publicly traded on the New York Stock Exchange under the ticker “MAC.” As of June 30, 2012, Macerich reported an ownership interest in 62 retail properties comprising 64 million square feet of gross leasable area. Macerich reported total assets of $7.73 billion and total shareholder’s equity of $2.80 billion as of June 30, 2012. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows.    The borrower funded upfront escrows at closing in the amount of: $479,839 for real estate taxes and $932,983 for outstanding tenant improvements and leasing commissions. The Outstanding TI/LC Reserve represents outstanding tenant improvement and leasing commissions funds attributable to three tenants: Garden Ridge ($691,983), Genghis Grill ($150,000) and Cotton On ($91,000).

The loan documents provide for ongoing monthly escrows in the amount of: $95,968 for real estate taxes (subject to adjustment per lender’s estimate). No ongoing monthly escrows for replacement reserves or tenant improvements and leasing commissions will be required so long as no Reserve Period (as defined below) is continuing. In the event that a Reserve Period has occurred and is continuing, monthly replacement reserve escrows will be subject to a cap of $500,000 and monthly tenant improvement and leasing commissions reserves will be $48,000 per month and subject to a cap of $500,000, so long as no TI/LC Cap Increase Period (as defined below) is continuing, in which case, the reserve will be capped at $500,000 plus $15 per square foot of demised space under the lease which gave rise to the TI/LC Cap Increase Period. Monthly insurance escrows are not required so long as the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy and evidence of the timely payment of all insurance premiums due.

A “Reserve Period” will commence upon the determination, as of the last day of any calendar quarter, that the debt service coverage ratio, as calculated based on underwritten net operating income, is less than 1.25x and will expire when the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

A “TI/LC Cap Increase Period” will commence if the renewal option under a Major Lease (as defined below) is not exercised within three months of expiration of the current lease term and shall end upon the earlier to occur of: (i) the applicable Major Lease exercises its renewal option or extension option with respect to at least ninety percent of the space demised under its lease and all tenant improvement and leasing commissions costs have been paid in full; (ii) 90.0% of the space demised under the applicable Major Lease has been leased pursuant to an acceptable replacement lease and all tenant improvement and leasing commissions costs have been paid in full; and (iii) the then-current amount of funds deposited in the tenant improvement and leasing commissions reserve is equal to $500,000.

A “Major Lease” means any lease that satisfies any of the following conditions: (i) covers more than 25,000 square feet; (ii) contains any option, offer, right of first refusal or other entitlement to acquire all or any portion of the Chesterfield Towne Center Property; and/or (iii) any instrument providing support for any lease meeting the requirements of (i) or (ii) above; or (iv) is entered into with a tenant who is an affiliate of the borrower.

Lockbox and Cash Management.    The Chesterfield Towne Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days after receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are swept into the property manager’s operating account on a daily basis. During a Cash Trap Event Period all funds in excess of $50,000 on deposit in the lockbox account are swept on a weekly basis (or daily during the continuance of an event of default) to a cash management account under the control of the lender.

A “Cash Trap Event Period” will commence upon any of the following events occurring: (i) the occurrence of an event of default or (ii) tested quarterly, the debt service coverage ratio is less than 1.15x. If a Cash Trap Event Period is caused by (i) above, the Cash Trap Event Period will end with the cure of such event of default. If a Cash Trap Event Period is caused by (ii) above, the Cash Trap Event Period will end upon the achievement of a debt service coverage ratio of 1.15x for two consecutive calendar quarters.

Property Management.    The Chesterfield Towne Center Property is currently managed by Macerich Property Management Company, LLC, an affiliate of the sponsor.

Assumption.    Beginning on September 17, 2013, the borrower under the Chesterfield Towne Center Mortgage Loan has the one-time right to transfer the Chesterfield Towne Center Property, in whole only, without the consent of the lender, subject to certain conditions set forth in the loan documents, including but not limited to: (i) payment of an assumption fee of $250,000; (ii) no event of default has occurred and is continuing under the Chesterfield Towne Center Mortgage Loan; and (iii) the lender receives written confirmation from Fitch, Moody’s and Morningstar that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C9 Certificates.

Partial Release.    Following the lockout period, the borrower may obtain a release of the 71,843 square foot shopping center building parcel (“Shopping Center Parcel”) from the Chesterfield Towne Center Property from the lien of the mortgage upon the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the sale of the Shopping Center Parcel is pursuant to an arm’s length agreement to a third party which is not affiliated with either the borrower or sponsor of the Chesterfield Towne Center Mortgage Loan; (iii) payment by the borrower of a processing fee of $15,000 and a release fee in an amount equal to the greatest of: (a) 100% of net sales proceeds; (b) 120% of the Shopping Center Parcel allocated loan amount of $7,053,000; and (c) an amount which would result in the debt service coverage ratio immediately after

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHESTERFIELD TOWNE CENTER

the release not being less than the debt service coverage ratio immediately prior to the release. The loan documents require the release fee to be accompanied by the applicable yield maintenance premium.

Additionally, at any time, the borrower may obtain a release of certain immaterial or non-income producing parcels of the Chesterfield Towne Center Property from the lien of the mortgage upon the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred and is continuing; (ii) borrower has certified to the lender that the release of the parcel will not materially and adversely affect the use, operations or economic value of the remaining improvements; and (iii) the borrower has paid a processing fee of $15,000 and has reimbursed the lender for any and all costs and expenses associated with the release of the parcel.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Other Additional Indebtedness. The transfer (including a pledge, but not the pledge of a direct ownership in the borrower) of ownership interests in borrower affiliates is permitted without the lender’s consent provided that certain conditions are satisfied, including no change in control in the borrower, as set forth in the loan documents.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for damage from terrorism in an amount equal to the full replacement cost of the Chesterfield Towne Center Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN PAVILION

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN PAVILION

TOWN PAVILION
1201 Walnut
Sprint Center
One Kansas City Place
H&R Block World Headquarters
City Center Square
Commerce Bank Building
Commerce Tower
12 Wyandotte Plaza
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN PAVILION

Town Pavilion
1100 Walnut Street, 1110 Main Street,
1200 Grand Boulevard, 1211 Walnut Street, 1034 Main Street
Kansas City, MO 64105
Kansas City Intl. Airport 14 miles
Quindaro Blvd.
N. 3rd St.
Fairfax Trafficway
Missouri River
Kansas City Downtown Airport
Holland Park
North Kansas City
Burlington St.
CLAY COUNTY
Kansas City
James St.
Woodswether Rd.
River Market
Arabia Steamboat Museum
River Market Antique Mall
Columbus Park
Kessler Park
E. 1st St.
E. 3rd St.
W. 3rd St.
W. 5th St.
Missouri Ave.
W. 7th St.
W. 8th St.
W. 9th St.
Main St.
Oak St.
US District Court
E. Independence Ave.
E. 8th St.
E. 9th St.
E. 10th St.
E. 11th St.
E. 12th St.
Forest Ave.
Paseo Blvd.
West Bottoms
W. 11th St.
W. 12th St.
Downtown
Kansas City Hall
Kansas City Municipal Court
Jackson Co. Circuit Court
Paseo West
Kansas City Convention Center
Municipal Auditorium
Power and Light District
Sprint Center
US Social Security Administration
Pennsylvania Ave.
Beardsley Rd.
W. 12th St.
E. Truman Rd.
WYANDOTTE COUNTY
Genesee St.
Wyoming St.
Westside North
Summit St.
Jefferson St.
Broadway Blvd.
American Royal Museum Visitor
Kauffman Center for the Performing Arts
Kansas City Star Building
E. 18th St.
E. 19th St.
Holmes St.
Charlotte St.
The Parade
Negro Leagues Baseball Museum
Brooklyn Ave.
W. Pennway St.
W. 23rd St.
Southwest Blvd.
Kansas City
AMTRAK
Union Station Kansas City
Hospital Hill
The Paseo
Woodland Ave.
E. 22nd St.
Kemper Arena
Kansas River
AMTRAK
KANSAS
MISSOURI
The National World War I Memorial
Hallmark Visitors Center
Crown Center
Children's Mercy Hospital
UMKC School of Dentistry
Wendell Phillips
E. 25th St.
National World War I Museum
Hallmark Kaleidoscope
JACKSON COUNTY
Beacon Hill
E. 27th St.
Southwest Blvd.
Penn Valley Park
W. 29th St.
Gillham Rd.
Holmes St.
Troost Ave.
E. 29th St.
Spring Valley Park
Brooklyn Ave.
Coleman Highlands
W. 31st St.
Trinity Lutheran Hospital
Penn Valley Community College
Southwest Trfy.
Linwood Blvd.
Paseo Blvd.
E. 31st St.
Center City
E. Linwood Blvd.
Leavenworth
Smithville
Farley
MISSOURI
Liberty
KANSAS
Parkville
Gladstone
Riverside
North Kansas City
River Bend
Sugar Creek
Kansas City
Kansas City
Independence
Bonner Springs
Merriam
Shawnee
Prairie Village
Overland Park
Raytown
Blue Springs
Lenexa
Lee's Summit
Olathe
Leawood
Grandview
Belton
Greenwood

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Town Pavilion

Loan Information				Property Information
Mortgage Loan Seller:		The Royal Bank of Scotland		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):		NR/NR/NR		Property Type:	Office
Original Principal Balance:		$60,000,000		Specific Property Type:	CBD
Cut-off Date Principal Balance:		$60,000,000		Location:	Kansas City, MO
% of Initial Pool Balance:		5.7%		Size:	844,456 SF
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per Unit/SF:
Borrower Name:		Town Pavilion Holdings, LLC			$71.05
Sponsor:		Copaken Brooks		Year Built/Renovated:	1987/2008
Mortgage Rate:		4.365%		Occupancy %:	85.2%
Note Date:		September 28, 2012		Occupancy % Source Date:	July 1, 2012
Anticipated Repayment Date:		NAP		Title Vesting:	Fee
Maturity Date:		October 1, 2022		Property Manager:	Copaken Brooks, LLC
IO Period:		None
Loan Term (Original):		120 months		3rd Most Recent NOI (As of):	$2,588,662 (12/31/2010)
Seasoning:		0 months		2nd Most Recent NOI (As of):	$2,623,677 (12/31/2011)
Amortization Term (Original):		360 months		Most Recent NOI (As of):	$2,601,962 (TTM 6/30/2012)
Loan Amortization Type:		Amortizing Balloon
Interest Accrual Method:		Actual/360		U/W Revenues:	$16,511,897
Call Protection:		L(24),GRTR 1% or YM(92),O(4)		U/W Expenses:	$9,219,380
Lockbox Type:		Hard/Upfront Cash Management		U/W NOI:	$7,292,517
Additional Debt(1):		Yes		U/W NCF:	$5,960,474
Additional Debt Type(1):		Mezzanine		U/W NOI DSCR:	2.14x
				U/W NCF DSCR:	1.75x
Escrows and Reserves:				U/W NOI Debt Yield:	12.2%
				U/W NCF Debt Yield:	9.9%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$97,600,000
Taxes	$1,364,248	$124,023	NAP	As-Is Appraisal Valuation Date:	July 3, 2012
Insurance	$32,468	$10,823	NAP	Cut-off Date LTV Ratio:	61.5%
Replacement Reserve	$0	$32,371	$776,900	LTV Ratio at Maturity or ARD:	51.1%
TI/LC	$0	$70,371	$4,222,280
Free Rent Reserve(2)	$1,558,242	$0	NAP
Outstanding TI/LC Reserve(3)	$298,835	$0	NAP
Deferred Maintenance	$68,250	$0	NAP

(1)

The equity interests in the borrower have been pledged to secure mezzanine indebtedness with a balance as of the Cut-off Date of $10,000,000 (the “Town Pavilion Mezzanine Loan”). As of the Cut-off Date, taking into account both the Town Pavilion Mortgage Loan and the Town Pavilion Mezzanine Loan, the total debt U/W NCF DSCR is 1.26x, the total debt LTV ratio is 71.7%, and the total debt U/W NCF debt yield is 8.5%. All LTV, DSCR, debt yield, and Cut-off Date Principal Balance per square foot numbers presented in the table above are based solely on the $60,000,000 Town Pavilion Mortgage Loan. All U/W NOI DSCR and U/W NCF DSCR figures are based on the amortizing debt service of the Town Pavilion Mortgage Loan.

(2)

The borrower deposited approximately $1.6 million in an upfront reserve to cover free rent periods associated with the recently signed leases of the National Association of Insurance Commissioners (“NAIC”) and Scharnorst Ast & Kennard (“SAK”). Approximately $1.5 million is associated with the NAIC lease which has eight months of abated rent remaining (expiring in May 2013). Approximately $55,000 is associated with the SAK lease which has six months of abated rent remaining (expiring in March 2013).

(3)

The borrower deposited $298,835 in an upfront reserve to cover outstanding tenant improvements and leasing commissions associated with the leases of SAK, the National Association of Intercollegiate Athletics (“NAIA”) and several smaller outstanding leasing commissions at the Town Pavilion Property.

The Mortgage Loan. The mortgage loan (the “Town Pavilion Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 38-story office building, a 10-story office building, an eight-story vacant office building, a two-story office building, two separate parking garages and approximately 30,000 square feet of ground floor retail located in Kansas City, Missouri (the “Town Pavilion Property”). The Town Pavilion Mortgage Loan was originated on September 28, 2012 by The Royal Bank of Scotland. The Town Pavilion Mortgage Loan had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and accrues interest at an interest rate of 4.365% per annum. The Town Pavilion Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Town Pavilion Mortgage Loan matures on October 1, 2022. The proceeds from the Town Pavilion Mortgage Loan and the Town Pavilion Mezzanine Loan, along with approximately $3.1 million of equity from the sponsor, were used to refinance existing debt on the Town Pavilion Property of $70.0 million, pay closing costs and fund upfront reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN PAVILION

Following the lockout period, the borrower has the right to voluntarily prepay the Town Pavilion Mortgage Loan in whole, but not in part, prior to the permitted prepayment date provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Town Pavilion Mortgage Loan is prepayable without penalty on or after July 1, 2022.

The Property. The Town Pavilion Property is comprised of a 38-story office building (“Town Pavilion”), a 10-story office building (“Harzfelds Building”), an eight-story office building (“Jenkins Building”), a two-story office building (“Bonfils Building”), two separate parking garages comprising 2,470 spaces and approximately 30,000 square feet of ground floor retail. The Town Pavilion Property contains approximately 844,456 rentable square feet situated on 5.2 acres of land. The Town Pavilion Property was built in 1987, renovated in 2008 and is located in the Central Business District of Kansas City, Missouri. As of July 1, 2012, the Town Pavilion Property was 85.2% leased to approximately 46 tenants.

The following table presents certain information relating to the tenancies at the Town Pavilion Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
NAIC	NR/NR/NR	131,576	15.6%	$17.15	$2,256,528	18.6%	2/29/2024
Dickinson Financial	NR/NR/NR	75,834	9.0%	$19.43	$1,473,499	12.2%	8/31/2022
FDIC	AAA/Aaa/AA+(2)	73,683	8.7%	$17.00	$1,252,611	10.3%	4/30/2021
Bank Midwest NA	NR/NR/NR	71,550	8.5%	$13.04	$932,692	7.7%	1/31/2023
Westrope	NR/NR/NR	43,365	5.1%	$18.44	$799,493	6.6%	3/31/2021

Total Major Tenants		396,008	46.9%	$16.96	$6,714,823	55.4%

Non-Major Tenants		323,800	38.3%	$16.70	$5,408,958	44.6%

Occupied Collateral		719,808	85.2%	$16.84	$12,123,781	100.0%

Vacant Space		124,648	14.8%

Collateral Total		844,456	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Ratings are those of the United States whether or not the lease obligations are backed by the full faith and credit of the United States.

The following table presents certain information relating to the lease rollover schedule at the Town Pavilion Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	6,200	0.7%	6,200	0.7%	$12	$0.00
2012	3	15,750	1.9%	21,950	2.6%	$177,779	$11.29
2013	7	20,314	2.4%	42,264	5.0%	$376,932	$18.56
2014	6	20,353	2.4%	62,617	7.4%	$345,110	$16.96
2015	6	53,947	6.4%	116,564	13.8%	$980,727	$18.18
2016	4	33,893	4.0%	150,457	17.8%	$586,223	$17.30
2017	4	27,541	3.3%	177,998	21.1%	$401,277	$14.57
2018	2	30,943	3.7%	208,941	24.7%	$582,715	$18.83
2019	3	26,678	3.2%	235,619	27.9%	$393,348	$14.74
2020	2	24,081	2.9%	259,700	30.8%	$459,013	$19.06
2021	5	181,148	21.5%	440,848	52.2%	$3,157,926	$17.43
2022	1	75,834	9.0%	516,682	61.2%	$1,473,499	$19.43
Thereafter	2	203,126	24.1%	719,808	85.2%	$3,189,220	$15.70
Vacant	0	124,648	14.8%	844,456	100.0%	$0	$0.00
Total/Weighted Average	46	844,456	100.0%			$12,123,781	$16.84

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN PAVILION

The following table presents historical occupancy percentages at the Town Pavilion Property:

Historical Occupancy Percentages(1)(2)

12/31/2009	12/31/2010	12/31/2011
66%	53%	65%

(1)	Information obtained from borrower rent rolls.
(2)	See footnote (1) to the “Cash Flow Analysis” table below for an explanation of the recent historical fluctuation in occupancy at he Town Pavilion Property.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Town Pavilion Property:

Cash Flow Analysis(1)

	2010	2011	TTM 6/30/2012	U/W	U/W $ per SF
Base Rent	$7,404,315	$8,860,475	$10,384,995	$12,123,781	$14.34
Concessions	(203,755)	(1,384,713)	(2,841,088)(2)	(285,140)	(0.34)
Grossed Up Vacant Space	0	0	0	2,249,244	2.66
Total Reimbursables	366,817	318,458	285,139	315,752	0.37
Other Income	3,727,359	3,535,610	3,632,012	4,357,504	5.16
Less Vacancy & Credit Loss	(4,748)	(56,956)	(1,154)	(2,249,244)	(2.66)

Effective Gross Income	$11,289,988	$11,272,874	$11,459,904	$16,511,897	$19.54

Total Operating Expenses	$8,701,326	$8,649,197	$8,857,942	$9,219,380	$10.91

Net Operating Income	$2,588,662	$2,623,677	$2,601,962	$7,292,517	$8.63
TI/LC	0	0	0	943,593	1.12
Capital Expenditures	0	0	0	388,450	0.46

Net Cash Flow	$2,588,662	$2,623,677	$2,601,962	$5,960,474	$7.05

NOI DSCR	0.72x	0.73x	0.72x	2.14x
NCF DSCR	0.72x	0.73x	0.72x	1.75x
NOI DY	4.3%	4.4%	4.3%	12.2%
NCF DY	4.3%	4.4%	4.3%	9.9%

(1)

In June 2009, TransAmerica Insurance vacated 185,000 square feet (21.9% of net rentable square feet) of space at the Town Pavilion Property, lowering occupancy to 53.0%. Subsequently, NAIC (15.6% of net rentable square feet), FDIC (8.7% of net rentable square feet) and Westrope (5.1% of net rentable square feet) signed leases at the Town Pavilion Property. Additionally, in 2011 and 2012, Dickinson Financial Corporation (9.0% of net rentable square feet) and Bank Midwest (8.5% of net rentable square feet) signed leases at the Town Pavilion Property. As of July 1, 2012, the Town Pavilion Property was 85.2% occupied.

(2)

Rent concessions for the trailing 12-month period ended June 30, 2012 are associated with the NAIC lease which has eight months of abated rent remaining (expiring in May 2013), the SAK lease which has six months of abated rent remaining (expiring in March 2013), and the FDIC lease which has no abated rent remaining.

Appraisal.  As of the appraisal valuation date of July 3, 2012, the Town Pavilion Property had an “as-is” appraised value of $97,600,000.

Environmental Matters.  According to the Phase I environmental site assessment dated July 9, 2012, there was no evidence of any recognized environmental conditions.

Market Overview and Competition.  According to the appraisal, the Town Pavilion Property is located within Jackson County in the Central Business District of Kansas City, Missouri. The Kansas City Metropolitan Statistical Area’s major employers include the Federal Government (28,400 employees), HCA Midwest Health System (8,126 employees), Sprint Nextel Corp. (7,000 employees) and Saint Luke’s Health System (6,665 employees). According to the appraisal, the average rent for Class A office space within the Kansas City Central Business District as of the second quarter 2012 was $17.82 per square foot on a full service gross basis and vacancy was 19%. According to the appraiser, in February 2012, the federal government announced plans to move approximately 1,000 employees from the Bannister Federal Complex to the Central Business District of Kansas City, which is expected to significantly increase demand for office space and reduce vacancy at existing properties in the Central Business District area.

According to the appraisal, Jackson County and the Kansas City Metropolitan Statistical Area have an estimated 2012 population of 678,062 and 2,067,995 residents, respectively. The estimated 2012 population within a three-mile radius and five-mile radius of the Town Pavilion Property is 76,426 and 211,711, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN PAVILION

The following table presents certain information relating to some comparable office properties for the Town Pavilion Property:

Competitive Set(1)

	Town Pavilion (Subject)	One Kansas City Place	Commerce Bank	12 Wyandotte Plaza	1201 Walnut
Market	Kansas City, MO	Kansas City, MO	Kansas City, MO	Kansas City, MO	Kansas City, MO
Distance from Subject	– –	0.2 miles	0.1 miles	0.4 miles	0.2 miles
Property Type	CBD Office	CBD Office	CBD Office	CBD Office	CBD Office
Year Built/Renovated	1987/2008	1988/NAP	1986/NAP	1985/NAP	1989/NAP
Total GLA	844,456 SF	980,000 SF	421,582 SF	344,297 SF	478,040 SF
Total Occupancy	85%	84%	83%	76%	76%
(1) Information obtained from the appraisal dated July 3, 2012.

The Borrower.  The borrower is Town Pavilion Holdings, LLC, a Missouri limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Town Pavilion Mortgage Loan. The guarantors of certain nonrecourse carveouts under the Town Pavilion Mortgage Loan are the Lewis White Nonexempt Marital Trust, Irwin Blitt, the Irwin Blitt Revocable Trust, Rita Blitt, the Rita Blitt Revocable Trust, Paul Copaken, the Paul Copaken Revocable Trust, the Sherman W. Dreiseszun Terminating Trust and the Sherman W. Dreiseszun Marital Trust.

The Sponsor.  The sponsor is Copaken Brooks, a family real estate firm located in Kansas City, Missouri that was founded in 1922. The sponsor manages approximately five million square feet of commercial real estate for unaffiliated owners and has in excess of two million square feet in predevelopment phases throughout all 50 states.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $1,364,248 for real estate taxes, $32,468 for insurance, $68,250 for deferred maintenance and $1,558,242 to cover free rent periods associated with the recently signed leases of the NAIC and SAK. Approximately $1.5 million is associated with the NAIC lease which has eight months of abated rent remaining on its lease (expiring in May of 2013). Approximately $55,000 is associated with the SAK lease which has six months of abated rent remaining on its lease (expiring in March of 2013). The loan documents also provide for an upfront escrow at closing in the amount of $298,835 to cover outstanding tenant improvement and leasing commissions associated with the leases of SAK, the NAIA and several smaller outstanding leasing commissions at the Town Pavilion Property.

The loan documents provide for monthly escrows in the amount of $124,023 for real estate taxes (subject to adjustment per lender’s estimate), $10,823 for insurance, $70,371 for tenant improvements and leasing commissions and $32,371 for replacement reserves.

Lockbox and Cash Management.  The Town Pavilion Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account. The loan documents also require that all cash revenues relating to the Town Pavilion Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. Prior to the occurrence of an event of default, all funds on deposit in the lockbox account are swept to certain restricted and other accounts, and account funds are to be disbursed in the following priority as required by the related loan agreement: (i) first, to a tax reserve account and an insurance reserve account; (ii) second, to payment of monthly debt service payments; (iii) third, to a replacement reserve account; (iv) fourth, to a rollover reserve account; (v) fifth, payment to the borrower in an amount necessary to pay permitted monthly expenses; (vi) sixth, if a Cash Trap Period (as defined below) is continuing and if the Town Pavilion Mezzanine Loan is outstanding, to payment of monthly debt service payments due under the Town Pavilion Mezzanine Loan; (vii) seventh, all remaining cash flow will be deposited to (a) so long as no Cash Trap Period is continuing, to a subordinate deposit account established under the Town Pavilion Mezzanine Loan; and (b) during the continuance of a cash trap period to an excess cash flow reserve account.

A “Cash Trap Period” will commence upon: (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio is less than 1.10x. A Cash Trap Period will expire upon the cure of such event of default or the debt service coverage ratio being at least 1.10x for two consecutive calendar months.

Property Management.  The Town Pavilion Property is managed by Copaken Brooks, LLC, an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Town Pavilion Property, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing under the Town Pavilion Mortgage Loan; (ii) payment by the borrower of an assumption fee equal to 0.5% of the outstanding principal balance of the Town Pavilion Mortgage Loan; (iii) the lender receives written confirmation from Fitch, Moody’s and Morningstar that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C9 Certificates; and (iv) the assumption will not constitute or cause a default under the Town Pavilion Mezzanine Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOWN PAVILION

Free Release.  Following the lockout period, the borrower may obtain a free release of the above-described Jenkins Building, a non-income producing, vacant building on the site of the Town Pavilion Property, for which no value was attributed in underwriting the Town Pavilion Mortgage Loan, from the lien of the mortgage upon the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred and is continuing and (ii) borrower has certified to the lender that the release of the parcel will not materially and adversely affect the use, operations or economic value of the remaining improvements. Neither the lender nor the appraiser attributed any value to the Jenkins Building.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  ACREFI Mortgage Lending, LLC, a Delaware Limited Liability Company (the “Town Pavilion Mezzanine Lender”) has made a $10,000,000 mezzanine loan (the “Town Pavilion Mezzanine Loan”) to the 100% owner of the borrower under the Town Pavilion Mortgage Loan, TP Investors, LLC, a Missouri limited liability company, which is secured by a pledge by TP Investors, LLC, of all of its limited liability interests in the borrower under the Town Pavilion Mortgage Loan.

The Town Pavilion Mezzanine Loan requires monthly payments of interest based on an interest rate of 11.750% per annum and monthly payments of principal based on an amortization schedule included as part of the Town Pavilion Mezzanine Loan documents. The Town Pavilion Mezzanine Loan matures on October 1, 2022, the same date as the Town Pavilion Mortgage Loan. The Town Pavilion Mezzanine Loan is subject to an intercreditor agreement (the “Town Pavilion Mezzanine Intercreditor Agreement”) which provides, among other things, that before it takes any enforcement action under the Town Pavilion Mortgage Loan, the Town Pavilion Mortgage Loan lender must provide to the Town Pavilion Mezzanine Lender written notice of any defaults which would permit the Town Pavilion Mortgage Loan lender to commence an enforcement action and that the Town Pavilion Mortgage Loan lender must permit the Town Pavilion Mezzanine Lender an opportunity to cure such default. Additionally, the Town Pavilion Mezzanine Intercreditor Agreement provides that, among other things, the Town Pavilion Mezzanine Loan is subordinate to the Town Pavilion Mortgage Loan and that no payments will be made on the Town Pavilion Mezzanine Loan from funds derived from the Town Pavilion Property upon an event of default under the Town Pavilion Mortgage Loan. Under the terms of the Town Pavilion Mezzanine Intercreditor Agreement, the Town Pavilion Mezzanine Lender has cure rights with respect to the Town Pavilion Mortgage Loan and the right to purchase, in whole but not in part, the Town Pavilion Mortgage Loan if the Town Pavilion Mortgage Loan is transferred to special servicing, is accelerated or becomes the subject of an enforcement action. The rights of the Town Pavilion Mezzanine Lender are further described under “Description of the Mortgage Pool-Property Financing and Mezzanine and Similar Financing” in the Free Writing Prospectus.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Town Pavilion Property. The loan documents also require business interruption insurance covering no less than the 18-month period from the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHRISTIANA CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHRISTIANA CENTER

Christiana Center
1281 Churchman's Road
Newark, DE 19713
PENNSYLVANIA
DELAWARE
MARYLAND
DELAWARE
NEW JERSEY
CHESTER COUNTY
NEW CASTLE COUNTY
SALEM COUNTY
Kennett Square
Brandywine
Brandywine Town Center
Concord Mall
Widener Univ. School of Law Delaware
Centerville
Talleyville
Brandywine Creek State Park
Rockland
Montchanin
Fairfax
Alfred duPont Hospital
Philadelphia Intl. Airport 12 miles
Yorklyn
Landenberg
Hockessin
Hoopes Reservoir
Greenville
Westover Hills
Edgemoor
Univ. of Delaware Wilmington Campus
St. Francis Hospital
Wilmington
WILMINGTON
Frawley Stadium
Chase Ctr. on the Riverfront
Elsmere
VA Medical Center - Wilmington
Lancaster Pike
N Washington St
N Market St
Concord Pike
Foulk Rd
Kennett Pike
White Clay Creek State Park
Milford Crossroads
Marshallton
Milltown Rd
Carousel Farm Park
Capitol Trail
Maryland Ave
Stanton
Newport
Banning Park
NEWARK LINE
Churchmans Marsh Pond
Delaware Park Race Track
Roseville Park
CHURCHMANS CROSSING
Delaware Technical and Community Coll.
Christiana Hospital
SEPTA
Univ. of Delaware Laird Campus
Paper Mill Rd
Newark
University of Delaware
NEWARK
Univ. of Delaware South Campus
College Square
Brookside
Ogletown Rd
Elkton Rd
Christiana
Christiana Mall
Dunleith
Wilmington Manor
Collins Park
New Castle County Airport
Wilmington College
New Castle
Pleasantville
Delaware Mem. Bridge
Delaware River
Pennsville
Delaware Turnpike
Iron Hill Park
Old Baltimore Pike
Red Lion
Eden Square
Bear
Becks Pond Park
Sunset Lake
Lums Pond State Park
Glasgow
Peoples Plaza
Ommelanden Range
Lums Pond State Park
Lums Pond
Chesapeake and Delaware Canal
Philadelphia
Wilmington
PENNSYLVANIA
DELAWARE
NEW JERSEY
Chesterbrook
Wayne
Exton
Malvern
Radnor
Downingtown
West Chester
Broomall
Drexel Hill
Springfield
Chester Heights
Media
Darby
Chester
Kennett Square
Hockessin
Claymont
Penns Grove
Newark
Elkton
Glasgow
New Castle
Pennsville
Woodstown
Deptford
Glassboro
Salem
Conshohocken
Ardmore

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Christiana Center

Loan Information				Property Information
Mortgage Loan Seller:		The Royal Bank of Scotland		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):		NR/NR/NR		Property Type:	Retail
Original Principal Balance:		$50,000,000		Specific Property Type:	Anchored
Cut-off Date Principal Balance:		$49,877,850		Location:	Newark, DE
% of Initial Pool Balance:		4.7%		Size(2):	302,779 SF
				Cut-off Date Principal
Loan Purpose:		Refinance		Balance Per Unit/SF(2):	$164.73
				Year Built/Renovated:	1998/2004
Borrower Name:		PR Christiana LLC		Occupancy %:	100.0%
Sponsor:		PREIT Associates, L.P.		Occupancy % Source Date:	August 1, 2012
Mortgage Rate:		4.640%		Title Vesting:	Fee
Note Date:		July 19, 2012		Property Manager:	PREIT Services, LLC
Anticipated Repayment Date:		NAP
Maturity Date:		August 1, 2022		3rd Most Recent NOI (As of):	$4,426,978 (12/31/2010)
IO Period:		None		2nd Most Recent NOI (As of):	$5,260,616 (12/31/2011)
Loan Term (Original):		120 months		Most Recent NOI (As of):	$5,313,527 (TTM 4/30/2012)
Seasoning:		2 months
Amortization Term (Original):		360 months		U/W Revenues:	$5,427,981
Loan Amortization Type:		Amortizing Balloon		U/W Expenses:	$895,819
Interest Accrual Method:		Actual/360		U/W NOI:	$4,532,162
Call Protection:		L(26),D(90),O(4)		U/W NCF:	$4,403,901
Lockbox Type:		Hard/Springing Cash Management		U/W NOI DSCR :	1.47x
Additional Debt:		None		U/W NCF DSCR:	1.43x
Additional Debt Type:		NAP		U/W NOI Debt Yield:	9.1%
				U/W NCF Debt Yield:	8.8%
Escrows and Reserves:				As-Is Appraised Value:	$72,500,000
				As-Is Appraisal Valuation Date:	June 9, 2012
Type:	Initial	Monthly	Cap (If Any)	Cut-off Date LTV Ratio:	68.8%
Taxes	$0	$29,337	NAP	LTV Ratio at Maturity or ARD:	56.0%
Insurance(1)	$0	Springing	NAP
Replacement Reserve	$3,374	$3,374	NAP
TI/LC Reserve	$8,773	$8,773	NAP

(1)

Monthly insurance escrows are waived as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the Christiana Center Property is insured in accordance with the loan documents.

(2)	Square footage includes 140,814 square feet leased to Costco, which owns its own improvements and is on a ground lease.

The Mortgage Loan.  The mortgage loan (the “Christiana Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 302,779 square foot anchored retail center located in Newark, Delaware (the “Christiana Center Property”). The Christiana Center Mortgage Loan was originated on July 19, 2012 by The Royal Bank of Scotland. The Christiana Center Mortgage Loan had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $49,877,850 and accrues interest at an interest rate of 4.640% per annum. The Christiana Center Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payment of principal and interest based on a 30-year amortization schedule. The Christiana Center Mortgage Loan matures on August 1, 2022. The proceeds from the Christiana Center Mortgage Loan were used to refinance existing debt of approximately $44.2 million, pay closing costs and return approximately $5.1 million of equity to the sponsor.

Following the lockout period, the borrower has the right to defease the Christiana Center Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Christiana Center Mortgage Loan is prepayable without penalty on or after May 1, 2022.

The Property.  The Christiana Center Property is an anchored retail center located in Newark, Delaware, approximately 40 miles southwest of Philadelphia, Pennsylvania. The Christiana Center Property is anchored by Costco and has major tenants including Dick’s Sporting Goods and h.h. gregg. The Christiana Center Property contains approximately 302,779 rentable square feet. Costco, which leases 140,814 square feet at the Christiana Center Property (46.5% of net rentable square feet), owns its own improvements and is on a ground lease The Christiana Center Property was developed by the sponsor in 1998, renovated in 2004 and is comprised of eight separate buildings on a 37.7-acre lot. As of August 1, 2012, the Christiana Center Property was 100.0% leased to 11 tenants. On July 10, 2012, Sears (2.2% of net rentable square feet) signed a five-year lease at the Christiana Center Property and is expected to take occupancy and commence rental payments by the end of 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHRISTIANA CENTER

For the trailing 12-month period ending April 30, 2012, tenants occupying less than 10,000 square feet had comparable in-line average sales of $373 per square foot and average occupancy costs of 7.5%.

The following table presents certain information relating to the tenancies at the Christiana Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Major Tenants
Costco(3)	AA-/A1/A+	140,814	46.5%	$10.69	$1,505,944	31.9%	NAV	NAV	9/30/2018(4)
Dick’s Sporting Goods	NR/NR/NR	50,000	16.5%	$17.56	$878,000	18.6%	$312	5.6%	11/30/2013
h.h. gregg	NR/NR/NR	32,462	10.7%	$15.00	$486,930	10.3%	$499	3.0%	5/31/2020
Michaels	NR/NR/B+	20,670	6.8%	$18.00	$372,060	7.9%	NAV	NAV	2/28/2013
Petco	NR/NR/NR	15,000	5.0%	$19.50	$292,500	6.2%	$161	12.1%	1/31/2014

Total Major Tenants		258,946	85.5%	$13.65	$3,535,434	75.0%

Non-Major Tenants		43,833	14.5%	$26.91	$1,179,622	25.0%

Occupied Collateral(5)		302,779	100.0%	$15.57	$4,715,056	100.0%

Vacant Space		0	0.0%

Collateral Total		302,779	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy costs reflect operations for the trailing 12-month period ending April 30, 2012.
(3)	Costco owns its own improvements and is on a ground lease.
(4)	Costco has four five-year extension options remaining.
(5)	Sears (2.2% of net rentable square feet) signed a five-year lease at the Christiana Center Property on July 10, 2012 and is expected to take occupancy and commence rental payments by the end of 2012.

  The following table presents certain information relating to the lease rollover schedule at the Christiana Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	2	70,670	23.3%	70,670	23.3%	$1,250,060	$17.69
2014	4	36,251	12.0%	106,921	35.3%	$869,034	$23.97
2015	1	6,954	2.3%	113,875	37.6%	$184,281	$26.50
2016	0	0	0.0%	113,875	37.6%	$0	$0.00
2017	0	0	0.0%	113,875	37.6%	$0	$0.00
2018	2	147,497	48.7%	261,372	86.3%	$1,699,751	$11.52
2019	0	0	0.0%	261,372	86.3%	$0	$0.00
2020	1	32,462	10.7%	293,834	97.0%	$486,930	$15.00
2021	0	0	0.0%	293,834	97.0%	$0	$0.00
2022	1	8,945	3.0%	302,779	100.0%	$225,000	$25.15
Thereafter	0	0	0.0%	302,779	100.0%	$0	$0.00
Vacant	0	0	0.0%	302,779	100.0%	$0	$0.00
Total/Weighted Average	11	302,779	100.0%			$4,715,056	$15.57

(1)	Information was obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHRISTIANA CENTER

The following table presents historical occupancy percentages at the Christiana Center Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
88%	96%	96%

(1) Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Christiana Center Property:

Cash Flow Analysis

	2010	2011	TTM 4/30/2012	U/W	U/W $ per SF
Base Rent	$4,312,985	$4,388,738	$4,428,390	$4,715,056	$15.57
Grossed Up Vacant Space	0	0	0	0	0.00
Percentage Rent	33,795	71,299	65,309	78,295	0.26
Total Reimbursables	811,612	774,674	693,687	797,235	2.63
Other Income	83,827	755,017	755,409	113,010	0.37
Less Vacancy & Credit Loss	(7,347)	(31,638)	(22,155)	(275,615)	(0.91)

Effective Gross Income	$5,234,872	$5,958,090	$5,920,640	$5,427,981	$17.93

Total Operating Expenses	$807,894	$697,474	$607,113	$895,819	$2.96

Net Operating Income	$4,426,978	$5,260,616	$5,313,527	$4,532,162	$14.97
TI/LC	0	0	0	87,770	0.29
Capital Expenditures	0	0	0	40,491	0.13

Net Cash Flow	$4,426,978	$5,260,616	$5,313,527	$4,403,901	$14.54

NOI DSCR	1.43x	1.70x	1.72x	1.47x
NCF DSCR	1.43x	1.70x	1.72x	1.43x
NOI DY	8.9%	10.5%	10.7%	9.1%
NCF DY	8.9%	10.5%	10.7%	8.8%

Appraisal.  As of the appraisal valuation date of June 9, 2012, the Christiana Center Property had an “as-is” appraised value of $72,500,000.

Environmental Matters.  According to the Phase I environmental site assessment dated June 21, 2012, there was no evidence of any recognized environmental conditions at the Christiana Center Property.

Market Overview and Competition.  The Christiana Center Property is located on Churchman’s Road approximately 10 miles southwest of Wilmington, Delaware and 40 miles southwest of Philadelphia, Pennsylvania. The Christiana Center Property is located adjacent to U.S. Interstate 95, the primary highway in the region offering direct access to Philadelphia to the north and Baltimore to the south. The Christiana Center Property is approximately four miles southwest of U.S. Interstate 295, which provides access to the Delaware Memorial Bridge, New Jersey and New York to the north. According to the appraisal, within a five-mile radius of the Christiana Center Property, compounded annual population growth was 0.43% from 2000 to 2011. The 2011 average household income within a five-mile radius of the Christiana Center Property was approximately $66,477.

According to the appraisal, the Christiana Center Property is located in the Delaware retail market and the Southern New Castle County retail submarket. The Delaware market vacancy rate ended the first quarter of 2012 at 8.3% while average base rental rates ended the first quarter of 2012 at $15.90 triple net per square foot. The Southern New Castle County submarket vacancy rate ended the first quarter of 2012 at 6.8% while average base rental rates ended the first quarter of 2012 at $14.75 triple net per square foot. Based on recent leasing activity at the Christiana Center Property and the analysis of comparable properties, the appraiser concluded market net rental rates at the Christiana Center Property of $10.00 triple net per square foot, $18.00 triple net per square foot and $27.50 triple net per square foot for anchor, major and in-line space, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHRISTIANA CENTER

The following table presents certain information relating to comparable retail centers for the Christiana Center Property:

Competitive Set(1)

	Christiana Center (Subject)	Center Pointe Plaza-Ph I	Center Pointe Plaza-Ph II	University Plaza	Airport Plaza	Eden Square
Market	Newark, DE	Newark, DE	Newark, DE	Newark, DE	Newark, DE	Bear, DE
Distance from Subject	--	0.2 miles	0.1 miles	3.0 miles	9.8 miles	5.4 miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Year Built/Renovated	1998/2004	1999/2004	2006/NAP	1971/1989	1983/2003	1992/NAP
Total GLA	302,779 SF	204,646 SF	187,900 SF	237,809 SF	450,000 SF	245,000 SF
Total Occupancy	100%	95%	98%	100%	100%	92%

(1)	Information obtained from the appraisal dated June 9, 2012.

The Borrower.  The borrower is PR Christiana LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Christiana Center Mortgage Loan. The borrower is ultimately controlled by the sponsor, Pennsylvania Real Estate Investment Trust. PREIT Associates, L.P., the operating partnership of the sponsor, is the guarantor of certain nonrecourse carveouts under the Christiana Center Mortgage Loan.

The Sponsor.  The sponsor for the Christiana Center Mortgage Loan is PREIT Associates, L.P. (“PREIT”), which was founded in 1960 as one of the first equity REITs in the United States and has a primary investment focus on shopping malls. Currently, PREIT’s portfolio of 49 properties comprises 38 shopping malls, eight community and power centers and three development properties. The properties are located in the eastern half of the United States, primarily in the Mid-Atlantic region, totaling approximately 33 million square feet of operating space.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $3,374 for replacement reserves and $8,773 for outstanding tenant improvements and leasing commissions.

The loan documents also provide for ongoing escrows in the amount of $29,337 for real estate taxes, $3,374 for replacement reserves and $8,773 for ongoing tenant improvements and leasing commissions. Ongoing monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the Christiana Center Property is insured in accordance with the loan documents.

Lockbox and Cash Management.  The Christiana Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account. The loan documents also require that all cash revenues relating to the Christiana Center Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. Prior to the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence: (i) if an event of default has occurred and is continuing under the Christiana Center Mortgage Loan; (ii) if the actual debt service coverage ratio at the end of any calendar quarter is less than 1.20x; or (iii) upon the commencement of a Lease Sweep Period (as defined below). A Cash Management Period will end either with respect to the matters described in clause (i) above, when such event of default has been cured; with respect to the matters described in clause (ii) above, when the Christiana Center Property has achieved a debt service coverage ratio of at least 1.20x for two consecutive calendar quarters; and with respect to the matters described in clause (iii) above, when such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date under the Christiana Center Mortgage Loan following the occurrence of any of the following: (i) the date required under a Major Lease (as defined below) by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (if such renewal has not been so exercised); (ii) if any tenant under a Major Lease discontinues its business at the premises or gives notice that it intends to discontinue its business; (iii) upon the occurrence and continuance of (a) a material monetary default under any Major Lease or (b) a default under a major lease that gives borrower the right to terminate the lease, in each case, beyond the applicable notice and cure period; or (iv) upon the occurrence of an insolvency proceeding by any tenant under a Major Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHRISTIANA CENTER

A Lease Sweep Period will end upon the earliest to occur of: (x) the determination by the lender that sufficient funds have been accumulated in reserve to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the Lease Sweep Period; or (y) the occurrence of any of the following: (1) with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii) or (iii) above, upon the earlier of (a) the date on which the tenant under the applicable Major Lease exercises its renewal or extension option and (b) the date on which such space has been fully leased pursuant to a replacement lease and all associated expenses have been paid in full; (2) with respect to a Lease Sweep Period caused by a matter described in clause (iv) above, if such a default has been cured and no other default under a Major Lease has occurred for a period of six consecutive months following such cure; and (3) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the applicable insolvency proceeding regarding the tenant under the applicable Major Lease has terminated and the applicable Major Lease has been affirmed, assumed or assigned in accordance with the applicable bankruptcy code.

A “Major Lease” means any lease which covers 45,000 or more rentable square feet of the Christiana Center Property.

Property Management.  The Christiana Center Property is currently managed by PREIT Services, LLC, an affiliate of the sponsor.

Assumption.  The borrower has the right to transfer the Christiana Center Property, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing under the Christiana Center Mortgage Loan; (ii) payment by the borrower of an assumption fee equal to 0.5% of the outstanding principal balance of the Christiana Center Mortgage Loan; (iii) the lender receives written confirmation from Fitch, Moody’s and Morningstar that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C9 Certificates; and (iv) all of the lender’s reasonable costs and expenses have been paid in connection with the transfer.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Christiana Center Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

GREENWAY CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GREENWAY CENTER

Greenway Center
7573 Greenbelt Road
Greenbelt, MD 20770
Baltimore 24 miles
Annapolis 18 miles
Upper Paint Branch Park
Fairland Recreational Park
Calverton
MONTGOMERY COUNTY
Paint Branch Park
Beltsville
White Oak
Silver Spring
Adelphi
College Park
Langley Park
Chillum
Hyattsville
Mount Rainier
Bladensburg
Colmar Manor
Cheverly
Landover
Washington D.C.
Seat Pleasant
Capitol Heights
Walker Mill
Largo
Woodmore
Glenarden
Seabrook
New Carrollton
PRINCE GEORGE'S COUNTY
Riverdale Park
Greenbelt
Greenbelt Park
Glenn Dale
PATUXENT NATL. WILDLIFE REFUGE
National Agricultural Research Center
Howard University Beltsville Campus
US Naval Surface Weapons Center
NASA Goddard Space Flight Center
University of Maryland College Park
Doctors Community Hospital
Prince George's Hospital Center
FedEx Field
National Arboretum
Kenilworth Aquatic Gardens
RFK Stadium
Capital Beltway
Baltimore-Washington Pkwy.
John Hanson Hwy.
MARC TRAIN
GREEN LINE METRO
ORANGE LINE METRO
BLUE LINE METRO
Baltimore
Annapolis
Columbia
Ellicott City
Towson
Bowie
Laurel
Rockville
Bethesda
Washington D.C.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Greenway Center

Loan Information				Property Information
Mortgage Loan Seller:		The Royal Bank of Scotland		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):		NR/NR/NR		Property Type:	Retail
Original Principal Balance:		$46,000,000		Specific Property Type:	Anchored
Cut-off Date Principal Balance:		$45,887,622		Location:	Greenbelt, MD
% of Initial Pool Balance:		4.4%		Size:	264,601 SF
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per Unit/SF:	$173.42
Borrower Name:		Greenway Plaza LLC
Sponsor:		Steven G. Fischer; Ronald S. Haft		Year Built/Renovated:	1980/2008
Mortgage Rate:		4.640%		Occupancy %:	95.2%
Note Date:		August 1, 2012		Occupancy % Source Date:	May 14, 2012
Anticipated Repayment Date:		NAP		Title Vesting:	Fee
Maturity Date:		August 1, 2022		Property Manager:	Combined Properties, Incorporated
				3rd Most Recent NOI (As of):	$4,682,322 (12/31/2010)
IO Period:		None		2nd Most Recent NOI (As of):	$4,380,690 (12/31/2011)
Loan Term (Original):		120 months		Most Recent NOI (As of):	$4,356,484 (TTM 5/31/2012)
Seasoning:		2 months
Amortization Term (Original):		360 months
Loan Amortization Type:		Amortizing Balloon
Interest Accrual Method:		Actual/360		U/W Revenues:	$5,749,173
Call Protection:		L(26),D(90),O(4)		U/W Expenses:	$1,623,795
Lockbox Type:		Hard/Springing Cash Management		U/W NOI:	$4,125,378
Additional Debt:		None		U/W NCF:	$3,909,212
Additional Debt Type:		NAP		U/W NOI DSCR:	1.45x
				U/W NCF DSCR:	1.38x
Escrows and Reserves:				U/W NOI Debt Yield:	9.0%
				U/W NCF Debt Yield:	8.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$65,700,000
Taxes	$932,014	$84,729	NAP	As-Is Appraisal Valuation Date:	July 14, 2012
Insurance	$10,848	$3,616	NAP	Cut-off Date LTV Ratio:	69.8%
Replacement Reserves	$0	$7,127	$165,000	LTV Ratio at Maturity or ARD:	56.9%
Deferred Maintenance(1)	$2,920,158	$0	NAP
TI/LC	$0	$11,907	$358,000
Additional Rollover Reserve(2)	$399,764	$0	NAP
L.A. Fitness Leasing Reserve(3)	$3,000,000	$0	NAP

(1)

The Deferred Maintenance escrow consists of $120,158 reserved for immediate repairs and a $2.8 million holdback associated with zoning violations at the Greenway Center property related to obtaining reissued certificates of occupancy after acquiring the Greenway Center property in 2002. The $2.8 million zoning holdback will be released to the borrower within five business days of lender receipt of a letter from Prince George’s County, Maryland which states that all current zoning violations have been cured.

(2)

The Additional Rollover Reserve was funded at closing for outstanding tenant improvements, leasing commissions and free rent periods for the Neibaurer Dental and IHOP tenants. Both tenants have executed leases but have not yet taken occupancy. The Neibaurer Dental space was delivered in September 2012 and the IHOP space was delivered on August 1, 2012. Neibaurer Dental commences rental payments in January, 2013. IHOP is required to take possession of the space and commence rental payments by April 1, 2013.

(3)

The L.A. Fitness Leasing Reserve is being held back at closing in association with the potential renewal of the L.A. Fitness lease. L.A. Fitness’ current lease expires December 31, 2012 and the tenant is currently negotiating with property management to potentially renew its current lease. The $3.0 million holdback will be released to the borrower upon execution of an extension of the L.A. Fitness lease or one or two replacement tenant(s) with a minimum term of five years and a minimum DSCR of 1.45x. No rent associated with L.A. Fitness was underwritten. See the “Escrows” section below for more detail.

The Mortgage Loan.  The mortgage loan (the “Greenway Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 264,601 square foot anchored retail center located in Greenbelt, Maryland (the “Greenway Center Property”). The Greenway Center Mortgage Loan was originated on August 1, 2012 by the Royal Bank of Scotland. The Greenway Center Mortgage Loan had an original principal balance of $46,000,000, has an outstanding principal balance as of the Cut-off Date of $45,887,622 and accrues interest at an interest rate of 4.640% per annum. The Greenway Center Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Greenway Center Mortgage Loan will mature on August 1, 2022. The proceeds from the Greenway Center Mortgage Loan were used to refinance existing debt of approximately $37.3 million, fund upfront reserves, pay closing costs and return approximately $1.2 million to the sponsor.

Following the lockout period, the borrower has the right to defease the Greenway Center Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Greenway Center Mortgage Loan is prepayable without penalty on or after May 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GREENWAY CENTER

The Property. The Greenway Center Property is an anchored retail center anchored by Ross Dress for Less, PetSmart, L.A. Fitness, Safeway and Modell’s Sporting Goods and contains approximately 264,601 rentable square feet. The Greenway Center Property consists of a one-story building (244,069 square feet of net rentable square feet) and five pad buildings (20,532 square feet of net rentable square feet). The Greenway Center Property was built in 1980 and is located on Greenbelt Road in Greenbelt, Maryland. The Greenway Center Property is located approximately 3.5 miles from the Greenbelt Metro Station and approximately 4.5 miles from the University of Maryland. The Greenway Center Property was 95.2% leased to 35 tenants as of May 14, 2012. The Greenway Center Property has 1,134 parking spaces equating to a parking ratio of 4.29 spaces per 1,000 net rentable square feet.

For the year ended 2011, tenants occupying less than 10,000 square feet had comparable in-line average sales of $324 per square foot. Over the same time period, occupancy costs for tenants occupying less than 10,000 square feet averaged 17.9%.

The following table presents certain information relating to the tenancies at the Greenway Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Major Tenants
Ross Dress for Less	NR/NR/BBB+	23,561	8.9%	$18.25	$429,988	9.8%	$353	5.2%	1/31/2018
PetSmart	NR/NR/BB+	21,104	8.0%	$18.75	$395,700	9.0%	NAV	NAV	8/31/2014
L.A. Fitness(3)	NR/NR/NR	30,239	11.4%	$0.00	$0	0.0%	NAV	NAV	12/31/2012
Safeway	BBB-/Baa3/BBB	56,740	21.4%	$4.75	$269,515	6.1%	$476	1.0%	1/31/2016
Modell’s Sporting Goods	NR/NR/NR	13,174	5.0%	$17.14	$225,738	5.1%	$184	9.3%	4/30/2013

Total Major Tenants		144,818	54.7%	$9.12	$1,320,941	30.0%

Non-Major Tenants		107,046	40.5%	$28.77	$3,080,040	70.0%

Occupied Collateral		251,864	95.2%	$17.47	$4,400,981	100.0%

Vacant Space		12,737	4.8%

Collateral Total		264,601	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy costs are for the trailing 12-month period ending December 31, 2011.
(3)

L.A. Fitness pays annual rent of $296,342. However, no rental income was underwritten for L.A. Fitness since the tenant has not yet executed a lease renewal and is currently month to month. Additionally, as stated above, the borrower deposited $3.0 million at closing into a reserve associated with this lease renewal. See the “Escrows” section below for more detail.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GREENWAY CENTER

The following table presents certain information relating to the lease rollover schedule at the Greenway Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	30,239	11.4%	30,239	11.4%	$0	$0.00
2012	1	1,230	0.5%	31,469	11.9%	$64,470	$52.41
2013	5	34,349	13.0%	65,818	24.9%	$634,820	$18.48
2014	2	24,367	9.2%	90,185	34.1%	$503,379	$20.66
2015	7	25,414	9.6%	115,599	43.7%	$669,972	$26.36
2016	6	64,923	24.5%	180,522	68.2%	$703,663	$10.84
2017	3	16,025	6.1%	196,547	74.3%	$364,277	$22.73
2018	3	34,381	13.0%	230,928	87.3%	$710,818	$20.67
2019	0	0	0.0%	230,928	87.3%	$0	$0.00
2020	1	2,541	1.0%	233,469	88.2%	$104,181	$41.00
2021	2	4,387	1.7%	237,856	89.9%	$201,779	$45.99
2022	3	8,846	3.3%	246,702	93.2%	$298,621	$33.76
Thereafter	1	5,162	2.0%	251,864	95.2%	$145,001	$28.09
Vacant	0	12,737	4.8%	264,601	100.0%	$0	$0.00
Total/Weighted Average	35	264,601	100.0%			$4,400,981	$17.47

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Greenway Center Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011

93%	97%	94%

(1) Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Greenway Center Property:

Cash Flow Analysis

	2010	2011	TTM 5/31/2012	U/W(1)	U/W $ per SF
Base Rent	$4,411,872	$4,475,555	$4,520,453	$4,400,981	$16.63
Grossed Up Vacant Space	0	0	0	831,888	3.14
Percentage Rent	114,720	112,900	111,730	63,357	0.24
Total Reimbursables	1,930,370	1,568,377	1,547,597	1,275,435	4.82
Other Income	192,239	10,145	10,257	9,400	0.04
Less Vacancy & Credit Loss	(78,100)	(45,215)	(45,215)	(831,888)	(3.14)

Effective Gross Income	$6,571,101	$6,121,762	$6,144,822	$5,749,173	$21.73

Total Operating Expenses	$1,888,779	$1,741,072	$1,788,338	$1,623,795	$6.14

Net Operating Income	$4,682,322	$4,380,690	$4,356,484	$4,125,378	$15.59
TI/LC	0	0	0	130,644	0.49
Capital Expenditures	0	0	0	85,522	0.32

Net Cash Flow	$4,682,322	$4,380,690	$4,356,484	$3,909,212	$14.77

NOI DSCR	1.65x	1.54x	1.53x	1.45x
NCF DSCR	1.65x	1.54x	1.53x	1.38x
NOI DY	10.2%	9.5%	9.5%	9.0%
NCF DY	10.2%	9.5%	9.5%	8.5%

(1)

L.A. Fitness pays annual rent and reimbursements of $466,984 which was included in Grossed Up Vacant Space but removed from Effective Gross Income through Vacancy & Credit Loss. While L.A. Fitness is still paying rent, no rental income was underwritten for L.A. Fitness since the tenant has not yet executed a lease renewal and is currently month to month.

Appraisal.  As of the appraisal valuation date of July 14, 2012, the Greenway Center Property had an “as-is” appraised value of $65,700,000.

Environmental Matters.  According to the Phase I environmental site assessment dated July 31, 2012, there was no evidence of any recognized environmental conditions at the Greenway Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GREENWAY CENTER

Market Overview and Competition.  The Greenway Center Property is located on Greenbelt Road near Interstate 495 and Interstate 295 approximately 20 miles from Baltimore/Washington Thurgood Marshall International Airport and approximately 18 miles from Ronald Reagan Washington National Airport. The Greenway Center Property is located in Prince George’s County. According to the appraisal, the 2010 population within a one-, three- and five-mile radius of the Greenway Center Property was 12,834, 83,188 and 226,832, respectively, while 2010 average household income within the same radii was $70,283, $70,563 and $72,876, respectively.

The Greenway Center Property is located in the North Prince George’s County retail market which had a vacancy rate, as of the first quarter of 2012, of 5.3% and average asking rental rates of $19.87 triple net per square foot, according to the appraisal. According to the appraisal, the competitive set for the Greenway Center Property consists of five nearby properties with occupancy ranging from 88.0% to 97.0%.

The following table presents certain information relating to comparable retail centers for the Greenway Center Property:

Competitive Set(1)

	Greenway Center (Subject)	Eastgate Shopping Center	Woodmore Town Center	Penn Mar Shopping Center	Maryland City Plaza	Cipriano Square Plaza
Market	Greenbelt, MD	Glenn Dale, MD	Glenarden, MD	Forestville, MD	Laurel, MD	Greenbelt, MD
Distance from Subject	--	3.0 miles	9.0 miles	14.2 miles	9.8 miles	0.9 miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Year Built/Renovated	1980/2008	1981/2007	2010/NAP	1960/2010	1965/2005	1982/NAP
Total GLA	264,601 SF	109,287 SF	78,500 SF	387,028 SF	177,000 SF	246,694 SF
Total Occupancy	95%	92%	88%	93%	93%	97%

(1)	Information obtained from the appraisal dated July 14, 2012.

The Borrower.  The borrower is Greenway Plaza LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Greenway Center Mortgage Loan. Steven G. Fischer and Ronald S. Haft are the guarantors of certain nonrecourse carveouts under the Greenway Center Mortgage Loan.

The Sponsor.  The sponsors for the Greenway Center Mortgage Loan are Ronald S. Haft and Steven G. Fischer. Ronald S. Haft is the founder and Chairman of Combined Properties, Incorporated (“CPI”). CPI currently manages 40 properties totaling 5.0 million square feet. Steven G. Fischer serves as a director to Axent Realty Group, whose portfolio consists of 4.0 million square feet of commercial property in the Washington Metropolitan Area. Ronald S. Haft and Steven G. Fischer provide a nonrecourse carveout guaranties with respect to the Greenway Center Mortgage Loan and are required to maintain minimum net worth and liquidity of $20.0 million and $5.0 million, respectively, during the loan term.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of: $932,014 for real estate taxes, $10,848 for insurance premiums, $2,920,158 for deferred maintenance, $399,764 for an Additional Rollover Reserve (as defined below) and a $3.0 million holdback associated with the L.A. Fitness space (“L.A. Fitness Leasing Reserve”). Included in the $2,920,158 deferred maintenance reserve is a $2.8 million reserve associated with zoning violations that existed for 22 of the tenants at the time of loan closing at the Greenway Center Property. The zoning violations are the result of certificates of occupancy not being updated to reflect ownership change of the Greenway Center Property when the borrower acquired the Greenway Center Property in 2002. The lender is in receipt of a letter from the Prince Georges County Department of Environmental Resources confirming that the process is underway and that updated certificates of occupancy will be issued. The borrower expects the process to be complete by end of October 2012. The $2.8 million reserve associated with zoning violations will be released to the borrower within five business days of delivery to lender of a letter from Prince George’s County, Maryland stating that all zoning violations at the Greenway Center Property have been cured.

The loan documents also provide for ongoing escrows in the amount of: $84,729 for real estate taxes, $3,616 for insurance premiums, $7,127 for ongoing capital expenditures (subject to a cap of $165,000) and $11,907 for tenant improvements and leasing commissions (subject to a cap of $358,000).

The Additional Rollover Reserve was funded at closing to fund outstanding tenant improvements, free rent periods and leasing commissions for the Neibaurer Dental and IHOP tenants. Both tenants have executed leases but have not yet taken occupancy. The Neibaurer Dental space was delivered in September 2012 and the IHOP space was delivered to IHOP on August 1, 2012. Neibaurer Dental commences rental payments in January of 2013. IHOP is required to take possession of the space and commence rental payments by April 1, 2013.

The L.A. Fitness Leasing Reserve is for outstanding tenant improvement and leasing commissions associated with the L.A. Fitness space. L.A. Fitness’ current lease expires on December 31, 2012 and the tenant is currently in talks with property management to renew and expand its current lease. The $3.0 million holdback will be released to the borrower upon satisfaction of the following: (i) the L.A. Fitness Space Occupancy Conditions (as defined below) are satisfied; (ii) the debt service coverage ratio, calculated using the net operating income for the 12-month period ending with the then-most recently completed calendar month (including

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GREENWAY CENTER

annualized base rents due from the L.A. Fitness renewed lease or replacement lease(s) for the L.A. Fitness space) and the annual debt service due under the loan, is at least 1.45x; and (iii) no event of default is continuing.

The “L.A. Fitness Occupancy Conditions” are defined as the delivery by the borrower of evidence reasonably satisfactory to the lender (including an estoppel certificate executed by the tenant) that: (i) the entirety (or substantially the entirety) of the L.A. Fitness space has been leased to either L.A. Fitness or pursuant to one or two replacement leases with replacement tenants that are for, in either such case, an initial term that expires no earlier than December 31, 2017; (ii) each tenant has taken occupancy of the entire (or substantially the entire) L.A. Fitness space; (iii) all contingencies under each such lease to the payment of full rent (including the borrower’s contribution to the cost of any tenant improvement work) have been satisfied; and (iv) each tenant has begun to pay full rent under its respective lease and has opened for business at the Greenway Center Property.

Lockbox and Cash Management.  The Greenway Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account. The loan documents also require that all cash revenues relating to the Greenway Center Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within three business days after receipt. Prior to the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon: (i) the occurrence and continuation of an event of default under the Greenway Center Mortgage Loan or (ii) upon the commencement of a Lease Sweep Period (as defined below). A Cash Management Period will end upon the cure of such event of default or if such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date under the Greenway Center Mortgage Loan following the occurrence of the date that is 60 days prior to the end of the term of the Safeway lease, if Safeway fails to timely deliver a written notice to the borrower exercising its right to extend the term of the Safeway lease. A Lease Sweep Period will end upon the date on which Anchor Space Occupancy Conditions (as defined below) have been satisfied.

“Anchor Space Occupancy Conditions” are defined as the delivery by the borrower to lender of evidence reasonably satisfactory to lender that: (i) the term of the Safeway lease has been extended pursuant to a written renewal notice delivered by Safeway and accepted by borrower on the same or better terms and conditions for such extension period as if Safeway had timely delivered a written notice to the borrower exercising its right to extend the term of its lease in accordance with its lease extension option or (ii) (A) the Safeway space has been leased pursuant to a maximum of three leases, (B) each new tenant thereunder has taken occupancy of the entirety (or the substantial entirety) of the space, (C) all contingencies under each such new lease to the payment of full rent (including borrower’s contribution to the cost of any tenant improvement work) have been satisfied, (D) each new tenant has begun to pay full rent under its lease, (E) each new tenant has opened for business and is operating at the Greenway Center Property and (F) the debt service coverage ratio is at least 1.10x. Net operating income used in calculating the debt service coverage ratio will exclude rental revenue from any tenants whose co-tenancy or exclusive use provisions under such tenant’s lease are then in violation or breach by any replacement tenants in the Safeway anchor space.

Property Management.  The Greenway Center Property is currently managed by Combined Properties, Incorporated, an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Greenway Center Property, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing under the Greenway Center Mortgage Loan; (ii) payment by the borrower of an assumption fee equal to 1.00% of the outstanding principal balance of the Greenway Center Mortgage Loan; and (iii) the lender receives written confirmation from Fitch, Moody’s and Morningstar that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C9 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Greenway Center Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event as well as a six-month extended period of indemnity. In the event that coverage for terrorism is excluded under such policy, the borrower shall obtain stand alone coverage for terrorism, provided such coverage is commercially and reasonably available and is required by lender for similar properties in similar locations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

GRAND CAYMAN – MARRIOTT BEACH RESORT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRAND CAYMAN – MARRIOTT BEACH RESORT

United States
Jacksonville
New Orleans
FL
Tampa
Miami
Gulf of Mexico
Atlantic Ocean
Bahamas
Havana
Cuba
Turks and Caicos Islands
Merida
Cancun
Playa del Carmen
Mexico
Cayman Islands
Haiti
Dominican Republic
San Juan
Jamaica
Kingston
Port-au-Prince
Santo Domingo
Puerto Rico
Virgin Is.
Belize
Belmopan
Guatemala
Guatemala City
Honduras
San Salvador
Tegucigalpa
El Salvador
Nicaragua
Managua
Caribbean Sea
Aruba
Netherlands Antilles
Colombia
Venezuela
Grand Cayman Marriott Beach Resort
389 West Bay Road
Cayman Islands
Caribbean Sea
Boatswain's Beach
West Bay
Turtle Farm
Stingray City
Cayman Kai
A1
A4
North Side Rd
Queen's Hwy
Tortuga Beach
Little Sound
North Sound
Seven Mile Beach
Booby Point
North Side
Grand Cayman
Mastic Trail
Frank Sound Rd
Queen Elizabeth II Botanic Park
East End
West Bay Rd
Butterfly Farm
Owen Roberts International Airport
A4
A3
Ten Sails Wreck
George Town
A2
A3
Lighthouse
Blowholes
The Nina Ltd.
George Town Hospital
Bodden Town
Bodden Town Pirate's Caves & Mini Zoo
Frank Sound
Savannah
A5
A2
Prospect Point
Pease Bay
Duty Free Mall
South Sound
Pedro St. James Historic Site
Caribbean Sea

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Grand Cayman – Marriott Beach Resort

Loan Information				Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):		NR/NR/NR		Property Type:	Hospitality
Original Principal Balance:		$42,000,000		Specific Property Type:	Full Service
Cut-off Date Principal Balance:		$42,000,000		Location:	George Town, Cayman Islands
% of Initial Pool Balance:		4.0%		Size:	295 rooms
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per Room:	$142,373
Borrower Name:		Genbar Cayman Company Ltd.
Sponsor:		Karim Alibhai		Year Built/Renovated:	1989/2004
Mortgage Rate:		5.050%		Occupancy %:	79.1%
Note Date:		October 4, 2012		Occupancy % Source Date:	June 30, 2012
Anticipated Repayment Date:		NAP		Title Vesting:	Fee
Maturity Date:		November 1, 2022		Property Manager:	Luxury Hotels International Lodging Ltd.
IO Period(1):		1 month
Loan Term (Original)(1):		121 months		3rd Most Recent NOI (As of):	$4,706,626 (12/31/2010)
Seasoning:		0 months		2nd Most Recent NOI (As of):	$6,253,793 (12/31/2011)
Amortization Term (Original):		300 months		Most Recent NOI (As of):	$6,921,155 (TTM 6/30/2012)
Loan Amortization Type(1):		Amortizing Balloon
Interest Accrual Method:		Actual/360		U/W Revenues:	$29,166,764
Call Protection:		L(24),D(93),O(4)		U/W Expenses:	$22,294,845
Lockbox Type:		Soft/Springing Cash Management		U/W NOI:	$6,871,919
Additional Debt:		None		U/W NCF:	$5,413,581
Additional Debt Type:		NAP		U/W NOI DSCR:	2.32x
				U/W NCF DSCR:	1.83x
Escrows and Reserves:				U/W NOI Debt Yield:	16.4%
				U/W NCF Debt Yield:	12.9%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$73,400,000
Taxes(2)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	June 15, 2012
Insurance	$0	$141,614(3)	NAP	Cut-off Date LTV Ratio:	57.2%
FF&E(4)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	42.9%
Seasonality Reserve(5)	$133,359	$180,911	$1,085,464
PIP Reserve	$0	(6)	$2,500,000
Earn-Out Reserve(7)	$1,000,000	$0	NAP
Registry Reserve	$0	(8)	NAP

(1)

Due to the timing of the first payment of debt service on December 1, 2012, one month of interest will be deposited with the master servicer on the closing date and presents the interest accrued during the month of November. As such, the mortgage loan is shown as having a Loan Term (Original) of 121 months.

(2)

Monthly tax deposits are not required so long as the Marriott management agreement is in full force and effect and Marriott is reserving an amount equal to the monthly tax deposit. Real estate taxes are not required in the Cayman Islands.

(3)	Beginning January 1, 2013 and ending May 1, 2013, the borrower shall deposit $141,614 monthly. Thereafter, the monthly insurance deposit shall be $103,724.
(4)

The borrower shall be required to deposit an amount equal to one-twelfth of 5.0% of the gross revenues received over the prior 12-month period at the Grand Cayman – Marriott Beach Resort Property. Monthly deposits may be adjusted by the lender. Provided that the Marriott management agreement is in full force and effect and Marriott is reserving an amount equal to the monthly FF&E reserve, the borrower shall not be required to make monthly deposits.

(5)

The Seasonality Reserve may be used to cover any debt service shortfalls that may occur between July and December of each year (up to a maximum release of $180,911 in any one month) during the loan term due to seasonality at the Grand Cayman – Marriott Beach Resort Property. See “Escrows” below for further detail.

(6)

A cash flow sweep is required to begin at the outset of the Grand Cayman – Marriott Beach Resort Mortgage Loan term, with any excess cash flow from operations after the monthly payment of debt service, and seasonality reserves to be held in the Property Improvement Plan (“PIP”) Reserve until the balance totals $2.5 million. The reserve may be drawn upon to use toward certain required PIP work outlined in the loan documents once the funds in the FF&E reserve have been used.

(7)

An Earn-Out Reserve was held back at closing and will be released towards the borrower’s obligation to fund the PIP Reserve prior to November 1, 2015 if the Grand Cayman – Marriott Beach Resort Property achieves an U/W NCF Debt Yield equal to or greater than 13.5%, based on the trailing 12-month period. If a 13.5% U/W NCF Debt Yield is not achieved prior to November 1 2015, the Earn-Out Reserve may be used to pay down the Grand Cayman – Marriott Beach Resort Mortgage Loan (together with the applicable yield maintenance premium) or be held as additional collateral for the remaining life of the Grand Cayman – Marriott Beach Resort Mortgage Loan. See “Escrows” section below for further detail.

(8)	The borrower must deposit monthly one-twelfth of the fees necessary to pay for the registration of the lender in the Cayman Islands as a foreign company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRAND CAYMAN – MARRIOTT BEACH RESORT

The Mortgage Loan.  The mortgage loan (the “Grand Cayman – Marriott Beach Resort Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a full service resort hotel located in George Town, Cayman Islands (the “Grand Cayman – Marriott Beach Resort Property”). The Grand Cayman – Marriott Beach Resort Mortgage Loan was originated on October 4, 2012 by Wells Fargo Bank, National Association. The Grand Cayman – Marriott Beach Resort Mortgage Loan had an original principal balance of $42,000,000, has an outstanding principal balance as of the Cut-off Date of $42,000,000 and accrues interest at an interest rate of 5.050% per annum. The Grand Cayman – Marriott Beach Resort Mortgage Loan had an initial term of 121 months, has a remaining term of 121 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule. The Grand Cayman – Marriott Beach Resort Mortgage Loan matures on November 1, 2022. The proceeds from the Grand Cayman – Marriott Beach Resort Mortgage Loan were used to refinance existing debt on the Grand Cayman – Marriott Beach Resort Property of approximately $39.8 million, fund upfront escrows, pay closing costs and return equity to the sponsor.

Following the lockout period, the borrower has the right to defease the Grand Cayman – Marriott Beach Resort Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Grand Cayman – Marriott Beach Resort Mortgage Loan is prepayable without penalty on or after August 1, 2022.

The Property.  The Grand Cayman – Marriott Beach Resort Property is a 295-room, five-story, full service resort hotel located in George Town, Cayman Islands. The Grand Cayman – Marriott Beach Resort Property is located on 4.6 acres and offers two restaurants, one bar/lounge, an outdoor pool, fitness center, spa, beach frontage and approximately 6,000 square feet of meeting space. The Grand Cayman – Marriott Beach Resort Property surrounds an open air courtyard with a fish and turtle pond, which leads out to the outdoor pool and beach area. The Grand Cayman – Marriot Beach Resort Property offers four types of rooms: 191 king-bed standard, 84 double-bed standard, 14 king-bed suites and six double-bed suites. Each guest room has a private balcony, lounge chairs, HD flat panel televisions, mini refrigerators and wireless internet. The borrower recently finalized a renovation plan with Marriott, with approximately $9.2 million in capital improvements scheduled to be completed between 2012 and 2015. The anticipated work includes lobby renovation and reconfiguration, replacement of soft goods and refurbishment of case goods in the guestrooms, guestroom corridor renovations, relocation and renovation of the outdoor restaurant and poolside bar and renovations to the ballroom and meeting rooms.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Grand Cayman – Marriott Beach Resort Property:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W	U/W $ per Room
Occupancy	77.2%	78.3%	79.1%	79.1%
ADR	$211.65	$226.21	$238.99	$238.99
RevPAR	$163.32	$177.22	$188.99	$188.99

Total Revenue	$25,174,601	$27,601,789	$29,246,673	$29,166,764	$98,870
Total Department Expenses	9,177,393	9,781,837	10,355,733	10,327,439	35,008

Gross Operating Profit	$15,997,208	$17,819,952	$18,890,940	$18,839,325	$63,862

Total Undistributed Expenses	9,753,826	10,074,493	10,433,621	10,431,242	35,360

Profit Before Fixed Charges	$6,243,382	$7,745,459	$8,457,319	$8,408,083	$28,502

Total Fixed Charges	1,536,756	1,491,666	1,536,164	1,536,164	5,207

Net Operating Income	$4,706,626	$6,253,793	$6,921,155	$6,871,919	$23,295
FF&E	1,132,857	1,274,190	1,462,334	1,458,338	4,944

Net Cash Flow	$3,573,769	$4,979,603	$5,458,821	$5,413,581	$18,351

NOI DSCR	1.59x	2.11x	2.34x	2.32x
NCF DSCR	1.21x	1.68x	1.84x	1.83x
NOI DY	11.2%	14.9%	16.5%	16.4%
NCF DY	8.5%	11.9%	13.0%	12.9%

Appraisal.  As of the appraisal valuation date of June 15, 2012, the Grand Cayman – Marriott Beach Resort Property had an “as-is” appraised value of $73,400,000 and an “as-stabilized” appraised value of $86,400,000 as of an effective date of June 15, 2014.

Environmental Matters.  According to a Phase I environmental site assessment dated June 13, 2012, there was no evidence of any recognized environmental conditions at the Grand Cayman – Marriott Beach Resort Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRAND CAYMAN – MARRIOTT BEACH RESORT

Market Overview and Competition.  The Grand Cayman – Marriott Beach Resort Property is located in George Town, Cayman Islands approximately 150 miles south of Cuba, 480 miles south of Miami, Florida (an approximately two and a half hour flight) and 180 miles northwest of Jamaica. The Cayman Islands consist of three small islands (Grand Cayman, Cayman Brac and Little Cayman) and the total land mass of the three islands is approximately 100 square miles. The Cayman Islands feature three airports that provide more than 55 weekly inbound flights. Tourism accounts for approximately 70% of the country’s GDP, and approximately 1.7 million tourists visited the Cayman Islands in 2011. The Grand Cayman – Marriott Beach Resort Property is located in the West Bay area of Grand Cayman along Seven Mile Beach and approximately four miles northwest of Owen Roberts International airport. The Grand Cayman – Marriott Beach Resort Property is managed by Luxury Hotels International Lodging Ltd., formerly known as Marriott International Lodging, Ltd, under a management agreement that expires on June 30, 2026.

The following table presents certain information relating to the Grand Cayman – Marriott Beach Resort Property competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Grand Cayman – Marriott Beach Resort			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/31/2012 TTM	66.2%	$207.06	$137.02	79.1%	$233.79	$184.87	119.5%	112.9%	134.9%
6/31/2011 TTM	61.1%	$207.61	$126.88	78.8%	$216.34	$170.47	128.9%	104.2%	134.4%
6/31/2010 TTM	59.5%	$204.43	$121.62	73.7%	$206.05	$151.80	123.8%	100.8%	124.8%

(1)	Information obtained from a third party hospitality report dated July 19, 2012.
(2)	Competitive set includes the following hotels: Westin Casuarina Resort & Spa, Hilton British Colonial (Nassau, NPR Bahamas), Hilton Barbados and Radisson Blu Resort, Marina & Spa St. Martin.

The Borrower.  The borrower is GenBar Cayman Company Ltd., a Cayman limited company which is a single purpose entity and has at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Grand Cayman – Marriott Beach Resort Mortgage Loan. The borrower is owned and controlled by the Gencom Group and its founder, Karim Alibhai, who is the guarantor of certain nonrecourse carveouts under the Grand Cayman – Marriott Beach Resort Mortgage Loan.

The Sponsor.  The sponsor for the Grand Cayman – Marriott Beach Resort Mortgage Loan is Karim Alibhai. In 1987, Karim Alibhai founded the Gencom Group (“Gencom”), which specializes in ownership and development of luxury full service hotels and residential condominium hotels located in resort markets. Excluding the Grand Cayman – Marriott Beach Resort Property, Gencom currently owns eight Ritz-Carlton hotels and Ritz-Carlton Residences totaling 1,511 rooms throughout the United States, six Renaissance and Marriott hotels in Europe totaling 1,954 rooms and 12 other full service hotels under various flags totaling 3,293 rooms also located in the United States.

Gencom is a party to two civil records relating to a contractor at the Ritz Carlton Rose Island Hotel. See “Description of the Mortgage Pool – Litigation Considerations” in the Free Writing Prospectus.

Escrows.  The loan documents do not require monthly escrows for real estate taxes so long as the Marriott management agreement is in full force and effect and Marriott is reserving an amount equal to the monthly tax deposit. However, there are no real estate taxes in the Cayman Islands. The loan documents provide for upfront escrows at closing in the amount of $133,359 for seasonality. The Seasonality Reserve can be used to cover any debt service shortfalls that may occur between July and December each year (up to a maximum release of $180,911 in any one month) of the loan term due to seasonality at the Grand Cayman – Marriott Beach Resort Property. Any funds drawn upon must be replenished between January and June at a rate equal to one-sixth of the amount required to replenish the reserve so that it reaches the capped amount of $1,085,464. Provided no event of default is continuing, the lender, if requested by the borrower, or otherwise at the lender’s discretion, may disburse the funds necessary to pay debt service (or any portion thereof).

The loan documents also provide for a $1,000,000 Earn-Out Reserve, which was held back at closing. Up to 2 times prior to November 1, 2015, the borrower may request release of funds subject to certain conditions, including: (i) no event of default; (ii) first disbursement shall be a minimum $500,000; and (iii) post-disbursement U/W NCF Debt Yield shall be at least 13.5% (based on $41,000,000 loan amount for first disbursement and $42,000,000 for final disbursement); (iv) disbursements shall be used toward the borrower’s PIP obligations until the $2,500,000 PIP reserve funded. If the borrower fails to satisfy release conditions, the lender may hold undisbursed amounts in reserve or apply such funds to the outstanding debt, at the lender’s option. The borrower may also obtain release of Earn-Out funds by defeasing $1,000,000 of principal and satisfying related defeasance requirements as described below.

The loan documents provide for a PIP Reserve, which will be funded by a cash flow sweep beginning at the outset of the Grand Cayman – Marriott Beach Resort Mortgage Loan term, with any excess cash flow from operations after the monthly payment of debt service and seasonality reserves to be held in the PIP Reserve until the reserve totals $2.5 million. The reserve may be drawn upon to use toward the PIP items outlined in the loan documents once the funds in the FF&E Reserve have been used.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRAND CAYMAN – MARRIOTT BEACH RESORT

Ongoing monthly FF&E reserves equal to one-twelfth of 5.0% of the gross revenues received over the prior 12-month period at the Grand Cayman – Marriott Beach Resort Property are required. Monthly deposits may be adjusted by the lender. Provided that the Marriott management agreement is in full force and effect and Marriott is reserving an amount equal to the required FF&E Reserve, the borrower is not required to make monthly deposits. As of July 31, 2012, the Marriott FF&E Reserve had a balance of $2,969,921. Additionally, the borrower entered into a key money side letter with Marriott, which documented Marriott’s initial $1.5 million deposit into the Marriott FF&E Reserve at execution of the management agreement, to be used in connection with the required PIP work. The initial deposit amortizes down by $150,000 per year, such that if the management agreement is terminated due to a borrower default, then the borrower must repay to Marriott a pro rata portion of the $1.5 million key money deposit.

The loan documents provide for ongoing insurance reserves beginning January 1, 2013. Beginning January 1, 2013 and ending May 1, 2013, the borrower shall deposit $141,614 monthly. Thereafter, the monthly insurance deposit shall be $103,724. Additionally, the loan documents provide for a monthly registry reserve in an amount equal to one-twelfth of the fees necessary to pay for the registration of the lender in the Cayman Islands as a foreign company.

Lockbox and Cash Management.  The Grand Cayman – Marriott Beach Resort Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower or property manager deposit all operating profit the borrower or property manager receives pursuant to the Marriott management agreement, along with all operating profit the borrower receives from the Grand Cayman – Marriott Beach Resort Property, into a deposit account. If the Marriott management agreement is terminated for any reason, the borrower or replacement property manager shall direct all parties to deposit all revenues directly into the deposit account and shall direct all credit card companies to send all payments directly to the deposit account.

Prior to the occurrence of a Trigger Period (as defined below), all excess funds on deposit in the deposit account must be disbursed to the borrower. Upon the occurrence of a Trigger Period, all excess cash flow shall be deposited into the excess cash flow subaccount so long as the PIP obligations have been satisfied.

A “Trigger Period” will commence upon the earliest to occur of following: (i) the occurrence and continuance of an event of default; (ii) the actual debt service coverage ratio falling below 1.30x; (iii) the U/W NCF Debt Yield being less than 9.0%; or (iv) the borrower’s breach of, or failure to comply with the provisions of the required PIP work. A Trigger Period will expire upon the cure of such event of default, the actual debt service coverage ratio being at least 1.30x for two consecutive calendar quarters, the U/W NCF Debt Yield being greater than 9.0% for two consecutive calendar quarters or upon the cure of any breach or failure to comply with the required PIP work. Notwithstanding the foregoing, the borrower can avoid the commencement of a Trigger Period relating to the required PIP work, or terminate a Trigger Period with regard to clause (i), (ii) and (iii) above, by depositing cash equaling an amount that, if applied to the outstanding principal balance of the loan, would result in an actual debt service coverage ratio greater than or equal to 1.30x and a an U/W NCF Debt Yield greater than or equal to 9.0%.

The PIP Reserve is scheduled to be funded by a cash flow sweep beginning at the outset of the Grand Cayman – Marriott Beach Resort Mortgage Loan term, with any excess cash flow from operations after the monthly payment of debt service, insurance reserves and seasonality reserves to be swept to the PIP Reserve subaccount until the reserve totals $2.5 million.

Property Management.  The Grand Cayman – Marriott Beach Resort Property is managed by Luxury Hotels International Lodging Ltd., formerly known as Marriott International Lodging, Ltd (“Marriott International”). Marriott International is a leading lodging company with extensive hotel experience, with more than 3,700 properties in 74 countries and revenues of over $12.0 billion in fiscal year 2011.

Assumption.  The borrower has a three-time right to transfer the Grand Cayman – Marriott Beach Resort Property and cause an assumption of the loan, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) the borrower pays an assumption fee in an amount equal to 0.5% of the then outstanding principal balance of the loan; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings from Fitch, Moody’s and Morningstar assigned to the Series 2012-C9 Certificates.

Cayman Islands.  See “Risk Factors - Risks Related to Mortgage Loans Secured by Mortgaged Properties Located in the Cayman Islands” and “Certain Legal Aspects of The Mortgage Loans – Certain Aspects of Cayman Islands Law” in the Free Writing Prospectus.

Partial Release.  While a partial release is not permitted, the borrower shall have the right at any time after the defeasance lockout date and prior to the open period start date to voluntarily defease the entire loan or partially defease a $1.0 million principal portion of the loan.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRAND CAYMAN – MARRIOTT BEACH RESORT

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Grand Cayman – Marriott Beach Resort Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

HYATT REGENCY - MILWAUKEE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT REGENCY - MILWAUKEE

Hyatt Regency – Milwaukee
333 West Kilbourn Avenue
Milwaukee, WI 53203
Milwaukee
Lake Michigan
Milwaukee River
Menomonee River
Kinnickinnic River
Carver Park
Johnsons Park
Gordon Park
Triangle North
Brewer's Hill
Lower East Side
Yankee Hill
Juneau Town
Juneau Park
Veterans Park
Veterans Park Pond
McKinley Marina Lake
Martin Luther King Park
King Park
Avenues West
Kilbourn Town
Marquette University
Haggerty Museum of Art
Helfaer Theatre
Aurora Sinai Medical Center
Milwaukee County Court House
Milwaukee Public Museum
Milwaukee Public Library
Frontier Airlines Center
The Shoppes of Grand Ave.
Zeidler Park
Red Arrow Park
Milwaukee City Office Tower
City Hall
The Pabst Theater
Milwaukee School of Engineering
Cathedral Square
University Club Tower
O'Donnell Park
Milwaukee County War Memorial Center
Betty Brinn Children's Museum
Discovery World
US Court House
US Bank Center
Wisconsin Conservatory of Music
Maier Festival Park
Lakeshore State Park
Marcus Amphitheater
Milwaukee Public Market
Broadway Theatre Center
Historic Third Ward
Milwaukee Institute of Art & Design
Summerfest-Milwaukee World Festival
Harbor View
Walker's Point
Harley Davidson Museum
Amtrak Station
AMTRAK
North-South Frwy.
Lake Frwy.
W. Meinecke Ave.
W. North Ave.
W. Garfield Ave.
W. Lloyd St.
W. Brown St.
W. Reservoir Ave.
W. Vine St.
W. Walnut St.
W. Galena St.
W. Vliet St.
W. Highland Ave.
W. State St.
W. Kilbourn Ave.
W. Wells St.
W. Wisconsin Ave.
W. Clybourn St.
W. St. Paul Ave.
W. Canal St.
W. Florida St.
W. Washington St.
Fond Du Lac Ave.
N. Teutonia Ave.
N. 17th St.
N. 16th St.
N. 14th St.
N. 13th St.
N. 11th St.
N. 8th St.
N. 6th St.
N. 4th St.
N. Dr. MLK Dr.
N. 2nd St.
N. Plankinton Ave.
N. Water St.
N. Palmer St.
N. Holton St.
N. Broadway St.
N. Van Buren St.
N. Jefferson St.
N. Marshall St.
N. Humboldt Ave.
N. Franklin Pl.
N. Lincoln Mem. Dr.
N. Bartlett Ave.
N. Farwell Ave.
N. Prospect Ave.
N. Oakland Ave.
N. Lafayette Pl.
E. North Ave.
E. Kane Pl.
E. Brady St.
E. Pleasant St.
E. Ogden Ave.
E. Juneau Ave.
E. State St.
E. Kilbourn Ave.
E. Wells St.
E. Wisconsin Ave.
E. Michigan St.
E. Clybourn St.
S. 6th St.
S. 3rd St.
S. 2nd St.
S. 1st St.
43
94
794
18
32
38
59
145
General Mitchell Intl. Airport 7 miles
Lake Superior
Duluth
Superior
Minneapolis
St. Paul
Eau Claire
Wausau
Stevens Point
Green Bay
Appleton
Oshkosh
Manitowoc
Sheboygan
La Crosse
Rochester
Madison
Milwaukee
Racine
Kenosha
Janesville
Waterloo
Dubuque
Rockford
Waukegan
Elgin
Chicago
Cedar Rapids
Iowa City
Aurora
Gary
WISCONSIN
MICHIGAN
MINNESOTA
IOWA
ILLINOIS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hyatt Regency - Milwaukee

Loan Information				Property Information
Mortgage Loan Seller:		The Royal Bank of Scotland		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):		NR/NR/NR		Property Type:	Hospitality
Original Principal Balance:		$39,675,000		Specific Property Type:	Full Service
Cut-off Date Principal Balance:		$39,609,473		Location:	Milwaukee, WI
% of Initial Pool Balance:		3.8%		Size:	481 rooms
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per Room:	$82,348
Borrower Name:		Noble I Milwaukee, LLC
Sponsors:		Noble Hospitality Fund, LLC		Year Built/Renovated:	1980/2009
Mortgage Rate:		5.111%		Occupancy %:	64.4%
Note Date:		August 21, 2012		Occupancy % Source Date:	June 30, 2012
Anticipated Repayment Date:		NAP		Title Vesting:	Fee
Maturity Date:		September 1, 2017		Property Manager:	Noble Management Group, LLC
IO Period:		None
Loan Term (Original):		60 months
Seasoning:		1 month		3rd Most Recent NOI (As of):	$2,535,938 (12/31/2010)
Amortization Term (Original):		300 months		2nd Most Recent NOI (As of):	$3,871,070 (12/31/2011)
Loan Amortization Type:		Amortizing Balloon		Most Recent NOI (As of):	$4,760,545 (TTM 6/30/2012)
Interest Accrual Method:		Actual/360
Call Protection:		L(25),D(19),O(16)		U/W Revenues:	$20,337,030
Lockbox Type:		Hard/Springing Cash Management		U/W Expenses:	$15,564,440
Additional Debt:		None		U/W NOI:	$4,772,590
Additional Debt Type:		NAP		U/W NCF:	$3,959,109
				U/W NOI DSCR:	1.70x
				U/W NCF DSCR:	1.41x
Escrows and Reserves:				U/W NOI Debt Yield:	12.0%
				U/W NCF Debt Yield:	10.0%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$66,900,000
Taxes(1)	$144,715	Springing	NAP	As-Is Appraisal Valuation Date:	June 6, 2012
Insurance	$46,322	$7,720	NAP	Cut-off Date LTV Ratio:	59.2%
FF&E(2)	$300,000	$67,788	NAP	LTV Ratio at Maturity or ARD:	52.9%
Deferred Maintenance(3)	$925,166	$0	NAP

(1)	Monthly tax deposits are not required as long as no event of default has occurred and is continuing and the borrower provides lender with proof of full payment within a timely manner.
(2)

The loan documents require ongoing monthly FF&E Reserves escrows in an amount equal to one-twelfth of 4.0% of the annual gross revenues of the Hyatt Regency – Milwaukee Property for the 12-month period ending with the most recently completed calendar month (initially estimated as $67,788 based on underwritten revenue).

(3)

$902,000 of the funds escrowed in the Deferred Maintenance reserve relate to the removal and replacement of exterior insulation and finish systems (“EIFS”) at the property. The deadline for completion of the removal and replacement of the EIFS is August 21, 2016.

The Mortgage Loan.  The mortgage loan (the “Hyatt Regency - Milwaukee Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in a Hyatt Regency Hotel located in Milwaukee, Wisconsin (the “Hyatt Regency - Milwaukee Property”). The Hyatt Regency - Milwaukee Mortgage Loan was originated on August 21, 2012 by The Royal Bank of Scotland. The Hyatt Regency - Milwaukee Mortgage Loan had an original principal balance of $39,675,000, has an outstanding principal balance as of the Cut-off Date of $39,609,473 and accrues interest at an interest rate of 5.111% per annum. The Hyatt Regency - Milwaukee Mortgage Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule. The Hyatt Regency - Milwaukee Mortgage Loan will mature on September 1, 2017. The proceeds from the Hyatt Regency - Milwaukee Mortgage Loan, along with approximately $3.2 million of equity from the sponsor, were used to refinance approximately $43.1 million of existing debt, pay closing costs and fund upfront reserves.

Following the lockout period, the borrower has the right to defease the Hyatt Regency - Milwaukee Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Hyatt Regency - Milwaukee Mortgage Loan is prepayable without penalty on or after June 1, 2016.

The Property.  The Hyatt Regency - Milwaukee Property is a full service hotel located in Milwaukee, Wisconsin. The Hyatt Regency - Milwaukee Property is a 22-story hotel which has a total of 481 rooms. The hotel site encompasses 2.8 acres and offers amenities including a restaurant, a bar, approximately 20,000 square feet of meeting space, a gift shop, an exercise room and a business center. The Hyatt Regency - Milwaukee Property features standard and suite-style guestroom configurations with four executive suites with a living room, dining room and wet bar. Each guestroom is outfitted with a 32-inch flat screen TV, satellite TV, a work station and high-speed internet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT REGENCY - MILWAUKEE

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hyatt Regency - Milwaukee Property:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W	U/W $ per Room
Occupancy	61.6%	64.0%	64.4%	64.4%
ADR	$112.36	$122.01	$127.47	$127.47
RevPAR	$69.21	$78.09	$82.08	$82.08

Total Revenue	$17,310,157	$19,526,289	$20,392,154	$20,337,030	$42,281
Total Department Expenses	7,418,754	7,817,261	7,758,127	7,736,934	16,085

Gross Operating Profit	$9,891,403	$11,709,028	$12,634,027	$12,600,096	$26,196

Total Undistributed Expenses	6,499,059	6,920,839	6,884,121	6,866,573	14,276

Profit Before Fixed Charges	$3,392,344	$4,788,189	$5,749,906	$5,733,522	$11,920

Total Fixed Charges	856,406	917,119	989,361	960,932	1,998

Net Operating Income	$2,535,938	$3,871,070	$4,760,545	$4,772,590	$9,922
FF&E	0	0	0	813,481	1,691

Net Cash Flow	$2,535,938	$3,871,070	$4,760,545	$3,959,109	$8,231

NOI DSCR	0.90x	1.38x	1.69x	1.70x
NCF DSCR	0.90x	1.38x	1.69x	1.41x
NOI DY	6.4%	9.8%	12.0%	12.0%
NCF DY	6.4%	9.8%	12.0%	10.0%

Appraisal.  As of the appraisal valuation date of June 6, 2012, the Hyatt Regency - Milwaukee Property had an “as-is” appraised value of $66,900,000 and an “as-stabilized” appraised value of $73,500,000 as of an effective date of August 1, 2015.

Environmental Matters.  According to the Phase I environmental site assessment dated June 20, 2012, there was no evidence of any recognized environmental conditions at the Hyatt Regency - Milwaukee Property.

Market Overview and Competition.  The Hyatt Regency - Milwaukee Property is located in Milwaukee, Wisconsin with Interstate 794 to the south, Lake Michigan to the east and Interstate 43 to the west. The Hyatt Regency - Milwaukee Property is located within the Central Business District of Milwaukee and is approximately one block from the U.S. Cellular Arena which is a 41,000 square feet arena that seats approximately 12,700 people. Milwaukee is home to many sports teams including the Milwaukee Brewers (MLB) and the Milwaukee Bucks (NBA). The Hyatt Regency - Milwaukee Property is located immediately east of the Frontier Airlines Center which is connected to the Hyatt Regency - Milwaukee Property via an enclosed skywalk.

The following table presents certain information relating to the Hyatt Regency - Milwaukee Property competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hyatt Regency - Milwaukee			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	73.1%	$134.07	$97.98	64.8%	$126.36	$81.88	88.7%	94.2%	83.6%
6/30/2011 TTM	70.8%	$127.73	$90.47	63.4%	$114.15	$72.39	89.5%	89.4%	80.0%
6/30/2010 TTM	64.9%	$127.97	$83.10	61.4%	$107.73	$66.17	94.6%	84.2%	79.6%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.

The Borrower.  The borrower is Noble I Milwaukee, LLC (“Noble”), a Delaware limited liability company and a single purpose entity which has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hyatt Regency - Milwaukee Mortgage Loan. Noble Hospitality Fund, LLC is the guarantor of certain nonrecourse carveouts under the Hyatt Regency - Milwaukee Mortgage Loan.

The Sponsor.  The sponsor, Noble Hospitality Fund, LLC, was founded in 1993 and specializes in investments in the lodging and hospitality real estate sector. Noble has invested more than $2.0 billion in hotels located in the United States. As of December 31, 2011, Noble reported a portfolio of 4,799 room hotels.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT REGENCY - MILWAUKEE

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $144,715 for real estate taxes, $46,322 for insurance premiums, $300,000 for an FF&E Reserve and $925,166 for deferred maintenance.

The loan documents provide for ongoing monthly escrows in the amount of $7,720 for insurance premiums and ongoing monthly FF&E escrows in an amount equal to one-twelfth of 4.0% of the annual gross revenues of the Hyatt Regency – Milwaukee Property for the 12-month period ending with the most recently completed calendar month (initially estimated as $67,788 based on underwritten revenue). The loan documents do not require monthly escrows for real estate taxes provided no event of default has occurred and is continuing and the borrower has provided lender with proof of full payment within a timely manner.

Lockbox and Cash Management.  The Hyatt Regency - Milwaukee Mortgage Loan requires a lender-controlled lockbox account, which is already in place. All revenue and credit card receipts payable with respect to the Hyatt Regency - Milwaukee Property are initially deposited directly into the lockbox account. The loan documents also require that all revenues received by the borrower or property manager be deposited into the lockbox account within three business days. All funds on deposit in the lockbox account are swept into an account designated by the borrower unless a Cash Management Period (as defined below) is in effect, in which case funds are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon: (i) the occurrence of an event of default under the Hyatt Regency - Milwaukee Mortgage Loan; (ii) as of the last day of any calendar quarter during the Hyatt Regency – Milwaukee Mortgage Loan term, the debt service coverage ratio being less than 1.15x; or (iii) the guarantor’s failure to maintain a net worth of $100.0 million and liquid assets of $7.5 million. A Cash Management Period will end, (a) with regard to circumstances in clause (i), upon a cure of such event of default, (b) with regard to circumstances in clause (ii), upon the Hyatt Regency – Milwaukee Mortgage Loan achieving a debt service coverage ratio of at least 1.15x for two consecutive quarters, or (c) with regard to the circumstances in clause (iii), if the guarantor has a net worth and liquid assets of $100.0 million and $7.5 million, respectively.

Property Management.  The Hyatt Regency – Milwaukee Property is currently managed by Noble Management Group, LLC, an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Hyatt Regency – Milwaukee Property, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) payment of an assumption fee of 0.75% of the outstanding principal balance of the Hyatt Regency – Milwaukee Mortgage Loan; (ii) no event of default has occurred and is continuing under the Hyatt Regency – Milwaukee Mortgage Loan; and (iii) the lender receives written confirmation from Fitch, Moody’s and Morningstar that the assumption will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C9 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  The borrower has a leasehold interest (the “Parking Lease”) in a parking garage located on the adjacent property. The Parking Lease is ancillary to the primary collateral. No value was attributed to this parcel in the appraisal of the Hyatt Regency – Milwaukee Property.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy maintained by the Hyatt Regency – Milwaukee borrower provide coverage for damage from terrorism in an amount equal to the full replacement cost of the Hyatt Regency – Milwaukee Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event as well as a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

400 SW 6th AVENUE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

400 SW 6th AVENUE

400 SW 6th Avenue
400 SW 6th Avenue
Portland, OR 97204
Portland
Willamette River
Couch Park
Northwest District
Pearl District
North Park Blocks
Old Town/ Chinatown
Burnside Bridge
Steel Bridge
Morrison Bridge
Hawthorne Bridge
PGE Park
Goose Hollow
O'Bryant Square
Union Bank of California Tower
US Bancorp Tower
Oregon Maritime Center & Museum
Portland Saturday Market
Pioneer Courthouse Sq.
Pioneer Place
Fox Tower
Multnomah County Library
Portland Art Museum
Oregon Historical Society
Portland Center for the Performing Arts
Standard Insurance Ctr.
1000 Broadway
Multnomah Co. Courthouse
Lownsdale Square Park
Chapman Square Park
PacWest Center
Portland City Hall
Wells Fargo Center
One Main Place
First & Main
Umpqua Bank Plaza
KOIN Center
Downtown
South Park Blocks
Portland State University
Ira Keller Fountain Park
Tom McCall Waterfront Park
Pettygrove Park
Lovejoy Fountain
South Waterfront
South Portland
East Portland
Yamhill District
Art Institute of Portland
Gerding Theater at the Armory
Museum of Contemporary Craft
Brewery Blocks
W Burnside St
NW Hoyt St
NW Glisan St
NW Flanders St
NW Everett St
NW Davis St
NW Couch St
SW Jefferson St
SW Main St
SW Columbia St
SW Clay St
SW Market St
SW College St
SW Montgomery St
SW Arthur St
SW Naito Pkwy
SW 1st Ave
405
5
26
99W
Vancouver
WASHINGTON
OREGON
Portland
Gresham
Hillsboro
Beaverton
Aloha
Tigard
Tualatin
Lake Oswego
Milwaukie
West Linn
Oregon City
Gladstone
Wilsonville
Sherwood
0
0.125
0.25
Miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

400 SW 6th Avenue

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$32,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$32,000,000			Location:	Portland, OR
% of Initial Pool Balance:	3.0%			Size:	207,053 SF
Loan Purpose:	Refinance
Borrower Name:	400 Sixth Avenue LLC			Cut-off Date Principal Balance Per Unit/SF:
Sponsor:	William D. Felton				$154.55
Mortgage Rate:	4.686%			Year Built/Renovated:	1961/2012
Note Date:	September 14, 2012			Occupancy %(1):	91.9%
Anticipated Repayment Date:	NAP			Occupancy % Source Date:	August 25, 2012
Maturity Date:	October 1, 2022			Title Vesting:	Fee
IO Period:	None			Property Manager:	Felton Management Corp.
Loan Term (Original):	120 months
Seasoning:	0 months			3rd Most Recent NOI (As of):	$2,875,159 (12/31/2010)
Amortization Term (Original):	360 months			2nd Most Recent NOI (As of):	$2,988,486 (12/31/2011)
Loan Amortization Type:	Amortizing Balloon			Most Recent NOI (As of):	$3,149,352 (TTM 7/31/2012)
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(92),O(4)			U/W Revenues:	$4,849,986
Lockbox Type:	Hard/Springing Cash Management			U/W Expenses:	$1,753,717
Additional Debt:	None			U/W NOI:	$3,096,268
Additional Debt Type:	NAP			U/W NCF:	$2,785,800
				U/W NOI DSCR:	1.56x
Escrows and Reserves:				U/W NCF DSCR:	1.40x
				U/W NOI Debt Yield:	9.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.7%
Taxes	$159,000	$28,901	NAP	As-Is Appraised Value:	$46,200,000
Insurance	$39,000	$7,579	NAP	As-Is Appraisal Valuation Date:	August 27, 2012
Replacement Reserves	$0	$4,314	$103,526	Cut-off Date LTV Ratio:	69.3%
TI/LC	$0	$21,568	$776,448	LTV Ratio at Maturity or ARD:	56.3%
Lobby Renovation Reserve	$1,113,616	$0	NAP

(1)

Vacant space includes the following common area suites that are building amenities for the tenants: a 1,882 square foot athletic facility, an 847 square foot conference room and 554 square feet of basement storage space.

The Mortgage Loan.  The mortgage loan (the “400 SW 6th Avenue Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an 11-story office building located in Portland, Oregon (the “400 SW 6th Avenue Property”). The 400 SW 6th Avenue Mortgage Loan was originated on September 14, 2012 by The Royal Bank of Scotland. The 400 SW 6th Avenue Mortgage Loan had an original principal balance of $32,000,000, has an outstanding principal balance as of the Cut-off Date of $32,000,000 and accrues interest at an interest rate of 4.686% per annum. The 400 SW 6th Avenue Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The 400 SW 6th Avenue Mortgage Loan matures on October 1, 2022. The proceeds from the 400 SW 6th Avenue Mortgage Loan were used to refinance existing debt on the 400 SW 6th Avenue Property of approximately $24.8 million, pay closing costs, fund upfront reserves and return approximately $5.5 million of equity to the sponsor.

Following the lockout period, the borrower has the right to defease the 400 SW 6th Avenue Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the 400 SW 6th Avenue Mortgage Loan is prepayable without penalty on or after July 1, 2022.

The Property.  The 400 SW 6th Avenue Property is an 11-story Class A office building located in Portland, Oregon that contains approximately 207,053 rentable square feet and is situated on 0.46 acres. The 400 SW 6th Avenue Property was built in 1961, most recently renovated in 2012 (prior to current renovations) and was purchased by the sponsor in 2004. Ownership is currently in the final stages of completing renovations to the lobby at a cost of approximately $1.4 million. The lobby renovations are scheduled to be completed in the fall of 2012. There are currently four retail suites on the ground floor as well as an athletic facility and a conference room. The 400 SW 6th Avenue Property also contains 49 subterranean garage parking spaces. As of August 25, 2012, the 400 SW 6th Avenue Property was 91.9% leased to 13 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

400 SW 6th AVENUE

The following table presents certain information relating to the tenancies at the 400 SW 6th Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Harland Financial Solutions	NR/Caa1/B+	59,341	28.7%	$23.24	$1,379,097	29.7%	2/28/2017
UTI, Inc.	NR/NR/NR	37,694	18.2%	$20.66	$778,596	16.8%	12/31/2014
GSA – HUD	AAA/Aaa/AA+(2)	20,415	9.9%	$29.82	$608,862	13.1%	8/31/2013
Razorfish(3)	AA+/Aaa/AAA	20,238	9.8%	$26.00	$526,188	11.3%	11/30/2014
Parsons Brickerhoff	NR/NR/NR	18,733	9.0%	$22.24	$416,556	9.0%	2/28/2014

Total Major Tenants		156,421	75.5%	$23.71	$3,709,299	79.9%

Non-Major Tenants		33,844	16.3%	$27.58	$933,559	20.1%

Occupied Collateral		190,265	91.9%	$24.40	$4,642,858	100.0%

Vacant Space(4)		16,788	8.1%

Collateral Total		207,053	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Ratings are those of the United States whether or not the lease obligations are backed by the full faith and credit of the United States.
(3)

Razorfish subleases its entire space to UTI, Inc. until the end of the lease term on November 30, 2014. Razorfish arranged to sublet its space to UTI, Inc. after being acquired by Microsoft in 2010 and was required to relocate shortly thereafter to the Microsoft corporate headquarters in Bellevue, Washington. The credit rating set forth above for Razorfish reflects the credit rating of Microsoft, the tenant’s parent company.

(4)

Vacant space includes the following common area suites that are building amenities for the tenants: a 1,882 square foot athletic facility, an 847 square foot conference room and 554 square feet of basement storage space.

The following table presents certain information relating to the lease rollover schedule at the 400 SW 6th Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	3	24,214	11.7%	24,214	11.7%	$687,919	$28.41
2014	4	81,115	39.2%	105,329	50.9%	$1,819,885	$22.44
2015	1	4,080	2.0%	109,409	52.8%	$85,680	$21.00
2016	2	4,182	2.0%	113,591	54.9%	$95,722	$22.89
2017	1	59,341	28.7%	172,932	83.5%	$1,379,097	$23.24
2018	1	4,832	2.3%	177,764	85.9%	$99,219	$20.53
2019	0	0	0.0%	177,764	85.9%	$0	$0.00
2020	0	0	0.0%	177,764	85.9%	$0	$0.00
2021	0	0	0.0%	177,764	85.9%	$0	$0.00
2022	0	0	0.0%	177,764	85.9%	$0	$0.00
Thereafter	1	12,501	6.0%	190,265	91.9%	$475,336	$38.02
Vacant(4)	0	16,788	8.1%	207,053	100.0%	$0	$0.00
Total/Weighted Average	13	207,053	100.0%			$4,642,858	$24.40

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)

Vacant space includes the following common area suites that are building amenities for the tenants: a 1,882 square foot athletic facility, an 847 square foot conference room and 554 square feet of basement storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

400 SW 6th AVENUE

The following table presents historical occupancy percentages at the 400 SW 6th Avenue Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
98%	91%	94%

(1) Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow.   The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 400 SW 6th Avenue Property:

Cash Flow Analysis

	2010	2011	TTM 7/31/2012	U/W	U/W $ per SF
Base Rent	$4,305,083	$4,584,053	$4,654,301	$4,642,858	$22.42
Concessions	(112,774)	(223,664)	(72,865)	0	0.00
Grossed Up Vacant Space	0	0	0	367,584	1.78
Total Reimbursables	348,642	294,096	247,458	93,690	0.45
Other Income	117,081	112,394	150,925	113,438	0.55
Less Vacancy & Credit Loss	0	0	0	(367,584)	(1.78)

Effective Gross Income	$4,658,032	$4,766,879	$4,979,819	$4,849,986	$23.42

Total Operating Expenses	$1,782,873	$1,778,393	$1,830,467	$1,753,717	$8.47

Net Operating Income	$2,875,159	$2,988,486	$3,149,352	$3,096,268	$14.95
TI/LC	0	0	0	258,705	1.25
Capital Expenditures	0	0	0	51,763	0.25

Net Cash Flow	$2,875,159	$2,988,486	$3,149,352	$2,785,800	$13.45

NOI DSCR	1.45x	1.50x	1.58x	1.56x
NCF DSCR	1.45x	1.50x	1.58x	1.40x
NOI DY	9.0%	9.3%	9.8%	9.7%
NCF DY	9.0%	9.3%	9.8%	8.7%

Appraisal.  As of the appraisal valuation date of August 27, 2012, the 400 SW 6th Avenue Property had an “as-is” appraised value of $46,200,000.

Environmental Matters.  According to the Phase I environmental site assessment dated September 4, 2012, there was no evidence of any recognized environmental conditions.

Market Overview and Competition.  The 400 SW 6th Avenue Property is located in the Central Business District of Portland, Oregon. According to the appraisal, Portland, Oregon had a 2011 population of approximately 1.8 million, reflecting an annual increase of approximately 1.4% from 2001 to 2011. The 2012 estimated household income within the Portland, Oregon Metropolitan Statistical Area was $70,451. Portland is home to federal, state and municipal agencies as well as Portland State University, the largest university in Oregon by enrollment.

According to the appraisal, the Portland Central Business District office market, as of the second quarter of 2012, contained approximately 12 million square feet of Class A office space with an overall vacancy rate of 9.1%. The overall asking rent for the market was $20.27 per square foot as of the first quarter of 2012 and the average Class A rent was $23.30 per square foot for the market, both on a modified gross basis. The appraiser concluded a modified gross market rental rate for office space at the 400 SW 6th Avenue Property of $22.75 per square foot and a total market vacancy (inclusive of credit loss) of 6.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

400 SW 6th AVENUE

The following table presents certain information relating to comparable office properties for the 400 SW 6th Avenue Property:

Competitive Set(1)

	400 SW 6th Avenue (Subject)	1000 Broadway	Broadway Commons	KOIN Center	Congress Center	Pacific Center
Market	Portland, OR	Portland, OR	Portland, OR	Portland, OR	Portland, OR	Portland, OR
Distance from Subject	– –	0.5 miles	0.2 miles	0.9 miles	0.9 miles	0.5 miles
Property Type	CBD Office	CBD Office	CBD Office	CBD Office	CBD Office	CBD Office
Year Built/Renovated	1961/2012	1991/NAP	1906/2009	1984/NAP	1980/NAP	1981/NAP
Total GLA	207,053 SF	240,000 SF	45,160 SF	411,000 SF	358,252 SF	265,056 SF
Total Occupancy(2)	92%	84%	NAV	76%	90%	82%

(1)	Information obtained from the appraisal dated August 27, 2012.
(2)	According to the appraiser, as of the end of the second quarter of 2012, the average overall vacancy rate in the Portland Central Business District Class A office market was 9.1%.

The Borrower.   The borrower, 400 6th Avenue LLC, is a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 400 SW 6th Avenue Mortgage Loan. The sole member of the borrower is 50% owned by 400 Sixth Avenue Equities LLC and 50.0% owned by 400 Sixth Avenue Investors LLC. William D. Felton is the guarantor of certain nonrecourse carveouts under the 400 SW 6th Avenue Mortgage Loan.

The Sponsor.   The sponsor is William D. Felton, the founder of William Felton & Associates and co-founder and CEO of Felton Properties Inc. Felton Properties Inc.’s Pacific Northwest portfolio totals approximately 2.5 million square feet across 25 assets valued at nearly $500.0 million.

Escrows.   The loan documents provide for upfront escrows at closing in the amount of $159,000 for real estate taxes, $39,000 for insurance and $1,113,616 for the completion of the lobby renovation.

The loan documents provide for ongoing monthly escrows in the amount of $28,901 for real estate taxes, $7,579 for insurance, $4,314 for replacement reserves (subject to a cap of $103,526) and $21,568 for tenant improvements and leasing commissions (subject to a cap of $776,448).

Lockbox and Cash Management.   The 400 SW 6th Avenue Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the 400 SW 6th Avenue Property be deposited into the lockbox account within one business day after receipt.

Upon the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as lender may determine in its sole discretion.

A “Cash Management Period” will commence: (i) upon the occurrence and continuance of an event of default or (ii) if the debt service coverage ratio is less than 1.10x. A Cash Management Period will expire upon the cure of such event of default, the payment in full of the 400 SW 6th Avenue Mortgage Loan and all other obligations under the loan documents or the debt service coverage ratio being at least 1.10x for six consecutive months.

Property Management.   The 400 SW 6th Avenue Property is managed by Felton Management Corp., an affiliate of the borrower.

Assumption.   The borrower has the right to transfer the 400 SW 6th Avenue Property no more than twice, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing under the 400 SW 6th Avenue Mortgage Loan; (ii) payment by the borrower of an assumption fee equal to 0.75% of the outstanding principal balance of the 400 SW 6th Avenue Mortgage Loan; and (iii) the lender receives written confirmation from Fitch, Moody’s and Morningstar that the assumption will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C9 Certificates.

Partial Release.   Not permitted.

Real Estate Substitution.   Not permitted.

Subordinate and Mezzanine Indebtedness.   Not permitted.

Ground Lease.   None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

400 SW 6th AVENUE

Terrorism Insurance.   The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 400 SW 6th Avenue Property. The loan documents also require business interruption insurance covering no less than the 18-month period from the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

NASHVILLE AIRPORT NORTH PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NASHVILLE AIRPORT NORTH PORTFOLIO

Nashville Airport North Portfolio
1 BNA Corporate Center Nashville, TN
2 Lakeview Ridge III Nashville, TN
3 Century City Plaza I Nashville, TN
4 Lakeview Ridge II Nashville, TN
Hendersonville
SUMNER COUNTY
Old Hickory Lake
Old Hickory Country Club
Lakewood
Green Hill
Cumberland River
Hermitage Golf Course
The Hermitage
Opry Mills
Opryland USA
Briley Pkwy
Springhouse Golf Course
Inglewood
E. N. Peeler Park
Two Rivers Golf Course
Shelby Bottoms
Ravenwood Country Club
East Hill
Brick Church Park
American Baptist Coll.
Salemtown
Germantown
Lockeland Springs
Shelby Golf Course
Shelby Park
East End
Donelson Hills
The Crossings Shopping Center
Donelson
Tennessee School for the Blind
MUSIC CITY STAR
State Capitol
LP Field
TN State Univ. Downtown Campus
Downtown
Riverfront
Tennessee Railway Museum
Bridgestone Arena
Midtown
Music Row
Vanderbilt University
8th Ave. South Antique Dist.
George Peabody College
Belmont University
South Nashville
Trevecca Nazarene University
Nashville Speedway/ State Fairgrounds
Elm Hill Acres
Lakeland
Nashville
Nashville International Airport
Nashville Shores
Cook Public Use Area
J. Percy Priest Reservoir
Hamilton Creek Metro Park
Historic Waverly
Berry Hill
Seven Oaks Park
Lipscomb University
Glencliff
Oak Hill
Nashville Zoo at Grassmere
DAVIDSON COUNTY
Ezell Road Park
Antioch
Radnor Lake State Natural Area
Southwood
Lennox Village
Brentwood
Forest Hills
Belle Meade
WILLIAMSON COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Nashville Airport North Portfolio

Loan Information				Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/Morningstar):		NR/NR/NR		Property Type:	Office
Original Principal Balance:		$30,100,000		Specific Property Type:	Suburban
Cut-off Date Principal Balance:		$30,031,001		Location:	Nashville, TN
% of Initial Pool Balance:		2.9%		Size:	484,037 SF
Loan Purpose:		Acquisition		Cut-off Date Principal Balance Per Unit/SF: Year Built/Renovated:	$62.04 Various – See Table
Borrower Name:		Nashprops North, LLC
Sponsors:		Ryan Lingerfelt; Alan Lingerfelt		Occupancy %:	84.1%
Mortgage Rate:		4.950%		Occupancy % Source Date:	June 4, 2012
Note Date:		July 13, 2012		Title Vesting(4):	Various
Anticipated Repayment Date:		NAP		Property Manager:	LingComm, LLC
Maturity Date:		August 1, 2022
IO Period:		None		3rd Most Recent NOI (As of):	$3,582,696 (12/31/2010)
Loan Term (Original):		120 months		2nd Most Recent NOI (As of):	$3,811,213 (12/31/2011)
Seasoning:		2 months		Most Recent NOI (As of):	$3,721,154 (TTM 5/31/2012)
Amortization Term (Original):		360 months
Loan Amortization Type:		Amortizing Balloon		U/W Revenues:	$7,196,882
Interest Accrual Method:		Actual/360		U/W Expenses:	$3,529,476
Call Protection:		L(26),D(90),O(4)		U/W NOI:	$3,667,405
Lockbox Type:		Soft/Springing Cash Management		U/W NCF:	$2,958,522
Additional Debt:		None		U/W NOI DSCR:	1.90x
Additional Debt Type:		NAP		U/W NCF DSCR:	1.53x
				U/W NOI Debt Yield:	12.2%
Escrows and Reserves:				U/W NCF Debt Yield:	9.9%
Type	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$46,550,000
Taxes	$373,946	$62,324	NAP	As-Is Appraisal Valuation Date:	June 27, 2012
Insurance(1)	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.5%
Replacement Reserves	$0	$9,374	$100,000	LTV Ratio at Maturity or ARD:	53.1%
TI/LC	$550,000	$30,253	$900,000
Deferred Maintenance	$18,188	$0	NAP
Outstanding TI/LC(2)	$632,811	$0	NAP
Rent Concession(3)	$280,308	$0	NAP

(1)

Monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the properties are insured in accordance with the loan documents.

(2)

The initial Outstanding TI/LC Reserve represents tenant improvements and leasing commissions owed to Permanent General Companies ($386,681), National Distribution & Contracting ($226,702), Wells Fargo ($11,000) and Penn National Insurance ($8,429).

(3)

The initial Rent Concession reserve represents rent credits or abatements under existing leases for Permanent General Companies ($184,578), Wells Fargo ($41,810), National Distribution & Contracting ($31,633), North Star Engineering ($15,521) and Baptist Global Response ($6,766).

(4)	The Lakeview Ridge II, Lakeview Ridge III and Century City Plaza I properties are fee interests, while the BNA Corporate Center property is a leasehold interest.

The Mortgage Loan.  The mortgage loan (the “Nashville Airport North Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering four suburban office buildings located in Nashville, Tennessee (the “Nashville Airport North Portfolio Properties”). The Nashville Airport North Portfolio Mortgage Loan was originated on July 13, 2012 by Wells Fargo Bank, National Association. The Nashville Airport North Portfolio Mortgage Loan had an original principal balance of $30,100,000, has an outstanding principal balance as of the Cut-off Date of $30,031,001 and accrues interest at an interest rate of 4.950% per annum. The Nashville Airport North Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Nashville Airport North Portfolio Mortgage Loan matures on August 1, 2022. The proceeds from the Nashville Airport North Portfolio Mortgage Loan, along with approximately $13.9 million of equity from the sponsor, were used to acquire the Nashville Airport North Portfolio Properties for approximately $41.0 million, fund upfront reserves of approximately $1.9 million and pay closing costs of approximately $1.2 million.

Following the lockout period, the borrower has the right to defease the Nashville Airport North Portfolio Mortgage Loan, in whole or in part, on any due date before the scheduled maturity date. In addition, the Nashville Airport North Portfolio Mortgage Loan is prepayable without penalty on or after May 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NASHVILLE AIRPORT NORTH PORTFOLIO

The Properties.   The Nashville Airport North Portfolio Mortgage Loan is secured by the fee interests in three Class B suburban office buildings and the leasehold interest in one Class B suburban office building, all located in Nashville, Tennessee and together totaling 484,037 square feet. As of June 4, 2012, the Nashville Airport North Portfolio Properties were 84.1% occupied by 64 tenants.

The following table presents certain information relating to the Nashville Airport North Portfolio Properties:

Property Name	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Square Feet	Appraised Value
BNA Corporate Center	$15,434,538	51.4%	82.4%	1984/2004	232,428	$23,800,000
Lakeview Ridge III	$9,326,571	31.1%	94.1%	1999/NAP	133,165	$13,750,000
Century City Plaza I	$2,643,925	8.8%	79.4%	1986/NAP	56,198	$4,400,000
Lakeview Ridge II	$2,625,967	8.7%	73.2%	1998/NAP	62,246	$4,600,000

Total/Weighted Average	$30,031,001	100.0%	84.1%		484,037	$46,550,000

BNA Corporate Center (51.4% of Portfolio Cut-off Date Principal Balance)

The BNA Corporate Center property consists of two adjoining six-story suburban office buildings that contain 232,428 square feet of rentable area. The property was built in 1984 and renovated in 2004 and is situated on a 12.2-acre parcel of land. Parking is provided by 780 surface parking spaces, which results in a parking ratio of 3.36 spaces per 1,000 square feet of rentable area. As of June 4, 2012, the property was 82.4% leased to 40 tenants. The three largest tenants at the property are National Distribution & Contracting, C.R. Gibson Inc. and the U.S. Food and Drug Administration (“FDA”).

Lakeview Ridge III (31.1% of Portfolio Cut-off Date Principal Balance)

The Lakeview Ridge III property consists of a five-story suburban office building that contains 133,165 square feet of rentable area. The property was built in 1999 and is situated on a 9.0-acre parcel of land within the 25.0-acre Lakeview Ridge office park. The Lakeview Ridge office park contains three office buildings and a Homewood Suites Hotel. Parking is provided by 523 surface parking spaces, which results in a parking ratio of 3.93 spaces per 1,000 square feet of rentable area. As of June 4, 2012, the property was 94.1% leased to six tenants. The three largest tenants at the property are Permanent General Companies, Brasfield & Gorrie, LLC and AdvanceMed Corporation.

Century City Plaza I (8.8% of Portfolio Cut-off Date Principal Balance)

The Century City Plaza I property consists of a three-story suburban office building that contains 56,198 square feet of rentable area. The property was built in 1986 and is situated on a 3.7-acre parcel of land within the 200-acre Century City office park. The Century City office park contains seven office buildings and two hotels (Sheraton Music City and Embassy Suites). Parking is provided by 250 surface parking spaces, which results in a parking ratio of 4.45 spaces per 1,000 square feet of rentable area. As of June 4, 2012, the property was 79.4% leased to 10 tenants. The three largest tenants at the property are Sentry Healthcare Services LLC, Hylant of Nashville, LLC and Crawford & Company.

Lakeview Ridge II (8.7% of Portfolio Cut-off Date Principal Balance)

The Lakeview Ridge II property consists of a three-story suburban office building that contains 62,246 square feet of rentable area. The property was built in 1998 and is situated on a 5.5-acre parcel of land within the 25.0-acre Lakeview Ridge office park. The Lakeview Ridge office park contains three office buildings and a Homewood Suites Hotel. Parking is provided by 297 surface parking spaces, which results in a parking ratio of 4.77 spaces per 1,000 square feet of rentable area. As of June 4, 2012, the property was 73.2% leased to eight tenants. The three largest tenants at the property are Penn National Insurance, Healthscope Benefits, Inc. and PRGX USA, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NASHVILLE AIRPORT NORTH PORTFOLIO

The following table presents certain information relating to the tenancies at the Nashville Airport North Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Permanent General Companies	NR/NR/NR	64,164	13.3%	$16.75	$1,074,747	15.1%	11/30/2017
Brasfield & Gorrie, LLC	NR/NR/NR	27,711	5.7%	$17.87	$495,196	7.0%	10/31/2013
National Distribution & Contracting	NR/NR/NR	23,725	4.9%	$16.00	$379,600	5.4%	4/30/2021
C.R. Gibson Inc.	NR/NR/NR	18,725	3.9%	$16.32	$305,592	4.3%	2/29/2016
FDA	AAA/Aaa/AA+(2)	14,004	2.9%	$21.19	$296,745	4.2%	7/31/2016(3)
AdvanceMed Corporation	NR/NR/NR	14,999	3.1%	$19.70	$295,480	4.2%	12/31/2013
Community Education Partners	NR/NR/NR	12,097	2.5%	$18.65	$225,609	3.2%	5/31/2014
Salem Radio Network, Inc.	NR/NR/NR	13,357	2.8%	$16.19	$216,283	3.0%	2/29/2016
Penn National Insurance	NR/Baa1/A	12,069	2.5%	$17.00	$205,173	2.9%	6/30/2016
Post, Buckley, Schuh & Jernigan	NR/NR/NR	10,820	2.2%	$17.24	$186,537	2.6%	10/31/2014

Total Major Tenants		211,671	43.7%	$17.39	$3,680,961	51.9%

Non-Major Tenants		195,279	40.3%	$17.48	$3,413,975	48.1%

Occupied Collateral Total		406,950	84.1%	$17.43	$7,094,936	100.0%

Vacant Space		77,087	15.9%

Collateral Total		484,037	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Ratings are those of the United States whether or not the lease obligations are backed by the full faith and credit of the United States.
(3)	The tenant has the right to terminate its lease at any time with 60 days written notice.

The following table presents certain information relating to the lease rollover schedule at the Nashville Airport North Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	4	9,955	2.1%	9,955	2.1%	$185,400	$18.62
2013	21	103,252	21.3%	113,207	23.4%	$1,818,374	$17.61
2014	8	37,252	7.7%	150,459	31.1%	$663,371	$17.81
2015	10	36,668	7.6%	187,127	38.7%	$597,953	$16.31
2016	12	89,676	18.5%	276,803	57.2%	$1,583,017	$17.65
2017	7	79,598	16.4%	356,401	73.6%	$1,337,550	$16.80
2018	2	10,052	2.1%	366,453	75.7%	$182,339	$18.14
2019	3	16,772	3.5%	383,225	79.2%	$347,331	$20.71
2020	0	0	0.0%	383,225	79.2%	$0	$0.00
2021	1	23,725	4.9%	406,950	84.1%	$379,600	$16.00
2022	0	0	0.0%	406,950	84.1%	$0	$0.00
Thereafter	0	0	0.0%	406,950	84.1%	$0	$0.00
Vacant	0	77,087	15.9%	484,037	100.0%	$0	$0.00
Total/Weighted Average	68	484,037	100.0%			$7,094,936	$17.43

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NASHVILLE AIRPORT NORTH PORTFOLIO

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Nashville Airport North Portfolio Properties:

Cash Flow Analysis

	2010	2011	TTM 5/31/2012	U/W	U/W $ per SF
Base Rent	$7,144,192	$7,235,055	$7,261,232	$7,094,936	$14.66
Grossed Up Vacant Space	0	0	0	1,335,866	2.76
Total Reimbursables	157,397	333,293	235,767	245,212	0.51
Other Income	87,027	55,459	57,975	45,314	0.09
Less Vacancy & Credit Loss	(506,624)	(397,324)	(513,657)	(1,524,446)	(3.15)

Effective Gross Income	$6,881,992	$7,226,483	$7,041,317	$7,196,882	$14.87

Total Operating Expenses	$3,299,296	$3,415,270	$3,320,163	$3,529,476	$7.29

Net Operating Income	$3,582,696	$3,811,213	$3,721,154	$3,667,405	$7.58
TI/LC	0	0	0	596,399	1.23
Capital Expenditures	0	0	0	112,485	0.23

Net Cash Flow	$3,582,696	$3,811,213	$3,721,154	$2,958,522	$6.11

NOI DSCR	1.86x	1.98x	1.93x	1.90x
NCF DSCR	1.86x	1.98x	1.93x	1.53x
NOI DY	11.9%	12.7%	12.4%	12.2%
NCF DY	11.9%	12.7%	12.4%	9.9%

Appraisal.  As of the appraisal valuation date of June 27, 2012, the Nashville Airport North Portfolio Properties had an aggregate “as-is” appraised value of $46,550,000.

Environmental Matters.  According to the Phase I environmental site assessments dated from May 7, 2012 to May 11, 2012, there was no evidence of any recognized environmental conditions at the Nashville Airport North Portfolio Properties.

Market Overview and Competition.  According to the appraisals, the Nashville Airport North Portfolio Properties are located in the eastern portion of Nashville, Tennessee and are within the Airport/Hickory Hollow/Donelson office submarket. All of the Nashville Airport North Portfolio Properties are located within 4.5 miles of the Nashville Central Business District and within three miles of the Nashville International Airport. The Nashville Metropolitan Statistical Area has a population of over 1.6 million and is a major hub for healthcare, music, publishing, banking and transportation industries. In addition, in 2011, Nashville had the fifth highest job growth rate in the country among metropolitan areas with populations of one million or more.

According to the appraisals, the Airport/Hickory Hollow/Donelson office submarket has total office inventory of approximately 5.8 million square feet, or approximately 21.1% of the Nashville office market. As of the second quarter of 2012, the estimated submarket vacancy is 14.7% with average asking rents of $16.64 per square foot on a gross basis.

The following table presents certain information relating to some comparable office properties provided in the appraisals for the Nashville Airport North Portfolio Properties:

Competitive Set(1)

	Nashville Airport North Portfolio (Subject)	Highland Ridge III	Lakeview II	Donelson Corporate Center I	Point Place II(2)
Market	Nashville, TN	Nashville, TN	Nashville, TN	Nashville, TN	Nashville, TN
Distance from Subject	--	1.2 – 1.7 miles	0.6 – 2.2 miles	2.9 – 4.9 miles	0.4 – 3.3 miles
Property Type	Office	Office	Office	Office	Office
Year Built/Renovated	Various/Various	1986/NAV	1988/NAV	1998/NAV	1985/NAV
Total GLA	56,198 – 232,428 SF	178,639 SF	114,521 SF	53,834 SF	50,968 SF
Total Occupancy(2)	73% – 94%	96%	93%	96%	100%

(1)	Information obtained from the appraisals dated June 27, 2012.
(2)

Point Place II was determined by the appraiser to be in the competitive set for BNA Corporate Center, Century City Plaza I and Lakeview Ridge II; it was not determined to be in the competitive set for Lakeview Ridge III.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NASHVILLE AIRPORT NORTH PORTFOLIO

The Borrower.  The borrower is Nashprops North, LLC, a single purpose entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Nashville Airport North Portfolio Mortgage Loan. Ryan Lingerfelt and Alan Lingerfelt, the sponsors, are the guarantors of certain nonrecourse carveouts under the Nashville Airport North Portfolio Mortgage Loan.

The Sponsor.  The sponsors, Ryan Lingerfelt and Alan Lingerfelt, are principals of the Lingerfelt Companies, a full service real estate development firm specializing in build-to-suit projects. With more than 50 years in the real estate business, the Lingerfelt family has built and acquired in excess of 12 million square feet of commercial space valued at over $1 billion. Furthermore, the Lingerfelt Companies has added approximately 1.5 million square feet of office and healthcare-related properties valued at over $200 million to its portfolio over the past two years.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $373,946 for taxes, $550,000 for tenant improvements and leasing commissions (“TI/LCs”) and $18,188 for deferred maintenance. The loan documents also provide for an upfront escrow in the amount of $632,811 for outstanding TI/LCs owed to Permanent General Companies ($386,681), National Distribution & Contracting ($226,702), Wells Fargo ($11,000) and Penn National Insurance ($8,429). In addition, the loan documents provide for an upfront rent concession escrow in the amount of $280,308 for rent credit or abatements under existing leases for Permanent General Companies ($184,578), Wells Fargo ($41,810), National Distribution & Contracting ($31,633), North Star Engineering ($15,521) and Baptist Global Response ($6,766). Ongoing monthly escrows are required in the amount of $62,324 for taxes, $9,374 for replacement reserves (subject to a cap of $100,000) and $30,253 for TI/LCs (subject to a cap of $900,000). Ongoing monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the properties are insured in accordance with the loan documents.

Lockbox and Cash Management.  The Nashville Airport North Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposit all rents directly into such lockbox within two business days of receipt. Upon the occurrence of a Cash Trap Event Period (as defined below) all tenants will be directed to pay their rents directly into the lockbox account. Other than during a Cash Trap Event Period, all excess funds on deposit are distributed to the borrower.

A “Cash Trap Event Period” will exist upon the occurrence and continuance of an event of default or in the event the NOI debt yield is less than 8.5% as of the last day of any calendar month. A Cash Trap Event Period will expire upon the cure of such event of default or the NOI debt yield being equal to or greater than 8.5% for two consecutive calendar quarters.

Property Management.  The Nashville Airport North Portfolio Properties are managed by LingComm, LLC, an affiliate of the borrower. According to the management agreement, the property manager is entitled to a base management fee in an amount equal to 4.0% of net rental revenues.

Assumption.  The borrower has a two-time right to transfer all of the remaining Nashville Airport North Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C9 Certificates.

Partial Release.  Following the second anniversary of the issuance of the Series 2012-C9 Certificates, the borrower is permitted to obtain the release of any individual property in connection with a partial defeasance in the amount of 110% of the released property’s allocated loan balance, subject to the satisfaction of certain conditions, including without limitation that: (i) the debt service coverage ratio with respect to the remaining properties shall be no less than the greater of 1.50x and the debt service coverage ratio immediately prior to the release; (ii) the NOI debt yield with respect to the remaining properties shall be no less than the greater of 11.0% and the NOI debt yield immediately prior to the release; and (iii) the loan-to-value ratio with respect to the remaining properties shall be no greater than the lessor of 65.0% and the loan-to-value ratio immediately prior to the release.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Other Additional Indebtedness.   The transfer (including a pledge, but not the pledge of a direct ownership in the borrower) of ownership interests in borrower affiliates is permitted without the lender’s consent provided that certain conditions are satisfied, including no change in control in the borrower, as set forth in the loan documents.

Ground Lease.  The borrower’s interest in the BNA Corporate Center property is a leasehold interest. The ground lease had an original term of 60 years, with no extension options, and expires in May 2058.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Nashville Airport North Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

888 BESTGATE ROAD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

888 BESTGATE ROAD

888 Bestgate Road
888 Bestgate Road
Annapolis, MD 21401
Magothy River
Severna Park
Baltimore 18 miles
Anne Arundel Community College
Severna Park Golf Center
Bay Hills Golf Club
Cape St. Claire
Arnold
Arnold Park
Broadneck Park
Severn River
Eisenhower Golf Course
Baltimore-Washington Intl. Airport 17 miles
General's Highway Corridor Park
ANNE ARUNDEL COUNTY
Parole
Bestgate Park
Anne Arundel Medical Center
Westfield Annapolis Shopping Ctr.
MD Dept. of Natural Resources
Navy-Marine Corp Mem. Stadium
Forrest Sherman Field
US Naval Academy
US Naval Academy Golf Club
St. John's College
Farragut Field
Annapolis National Cemetery
Maryland State House
Annapolis Towne Centre
The Festival at Riva Shopping Center
Annapolis Harbour Ctr.
Washington, DC 25 miles
Heritage Harbour Golf Club
Broad Creek Park
Annapolis
Chesapeake Bay
Truxton Park
Broad Creek
Annapolis Golf Club
Beards Creek
Londontowne
South River
Quiet Waters Park
Hillsmere Shores
Highland Beach
Selby-on-the-Bay
South River Golf Links
Loch Haven Park
South River Farms Park
Baltimore
Towson
Columbia
Ellicott City
Glen Burnie
Bowie
Washington D.C.
Silver Spring
Rockville
Annapolis

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

888 Bestgate Road

Loan Information				Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):		NR/NR/NR		Property Type:	Office
Original Principal Balance:		$30,000,000		Specific Property Type:	Suburban
Cut-off Date Principal Balance:		$30,000,000		Location:	Annapolis, MD
% of Initial Pool Balance:		2.8%		Size:	118,201 SF
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per Unit/SF:	$253.80
Borrower Name:		Bestgate Corporate Center, LLC
Sponsor:		Edward St. John, LLC		Year Built/Renovated:	2002/NAP
Mortgage Rate:		4.900%		Occupancy %:	89.4%
Note Date:		September 21, 2012		Occupancy % Source Date:	May 1, 2012
Anticipated Repayment Date:		NAP		Title Vesting:	Fee
Maturity Date:		October 1, 2022		Property Manager:	St. John Properties, Inc.

IO Period:		None
Loan Term (Original):		120 months		3rd Most Recent NOI (As of):	$3,287,687 (12/31/2010)
Seasoning:		0 months		2nd Most Recent NOI (As of):	$3,473,303 (12/31/2011)
Amortization Term (Original):		360 months		Most Recent NOI (As of):	$3,318,677 (TTM 7/31/2012)
Loan Amortization Type:		Amortizing Balloon
Interest Accrual Method:		Actual/360		U/W Revenues:	$4,427,044
Call Protection:		L(24),D(92),O(4)		U/W Expenses:	$1,497,435
Lockbox Type:		None		U/W NOI:	$2,929,609
Additional Debt:		None		U/W NCF:	$2,697,320
Additional Debt Type:		NAP		U/W NOI DSCR:	1.53x
				U/W NCF DSCR:	1.41x
Escrows and Reserves:				U/W NOI Debt Yield:	9.8%
				U/W NCF Debt Yield:	9.0%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$40,000,000
Taxes	$30,741	$30,741	NAP	As-Is Appraisal Valuation Date:	July 23, 2012
Insurance(1)	$0	Springing	NAP	Cut-off Date LTV Ratio:	75.0%
Replacement Reserves	$0	$2,463	$59,100	LTV Ratio at Maturity or ARD:	61.5%
TI/LC(2)	$750,000	$20,000	$600,000

(1)

Monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the 888 Bestgate Road Property is insured in accordance with the loan documents.

(2)

The borrower is permitted to draw on the TI/LC reserve in the amount of $20 per square foot for new leases and $10 per square foot for renewal leases with a minimum lease term of five years for both new leases and renewal leases. If the lease term is less than five years, the permitted draw amounts will be adjusted proportionately.

The Mortgage Loan.  The mortgage loan (the “888 Bestgate Road Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a suburban office building in Annapolis, Maryland (the “888 Bestgate Road Property”). The 888 Bestgate Road Mortgage Loan was originated on September 21, 2012 by Wells Fargo Bank, National Association. The 888 Bestgate Road Mortgage Loan had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000 and accrues interest at an interest rate of 4.900% per annum. The 888 Bestgate Road Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The 888 Bestgate Road Mortgage Loan matures on October 1, 2022. The proceeds from the 888 Bestgate Road Mortgage Loan were used to refinance existing debt on the 888 Bestgate Road Property of approximately $21.9 million that was securitized in BSCMS 2005-PWR8, pay defeasance fees of approximately $3.0 million, fund upfront reserves of $780,741 and pay closing costs of approximately $243,000, resulting in a return of equity to the sponsor of approximately $4.1 million.

Following the lockout period, the borrower has the right to defease the 888 Bestgate Road Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the 888 Bestgate Road Mortgage Loan is prepayable without penalty on or after July 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

888 BESTGATE ROAD

The Property.  The 888 Bestgate Road Property is a four-story Class A suburban office building containing approximately 118,201 rentable square feet, which includes 61,971 square feet of traditional office space and 56,230 square feet of medical office space, in Annapolis, Maryland. The 888 Bestgate Road Property was built in 2002 and is situated on an 8.01-acre parcel within the Annapolis Commerce Park, adjacent to the Annapolis Mall and less than one mile from the Anne Arundel Medical Center. The building includes a reflective glass exterior and two-story lobby with black granite and mahogany finishes and tenant amenities include a technologically advanced energy management system and a concierge service. Parking is provided by a two-level parking structure at the rear of the site as well as additional parking spaces surrounding the building, which account for 587 total spaces and a parking ratio of 4.97 spaces per 1,000 square feet of rentable area. As of May 1, 2012, the 888 Bestgate Road Property was 89.4% leased to 23 tenants.

The following table presents certain information relating to the tenancies at the 888 Bestgate Road Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Kaiser Foundation Health Plan	A+/NR/A+	16,441	13.9%	$36.00	$591,876	14.5%	4/30/2013
Advanced Imaging Partners	NR/NR/NR	10,718	9.1%	$35.95	$385,273	9.4%	12/31/2012
TD Bank	AA-/Aaa/AA-	(2)	(2)	(2)	$375,000	9.2%	7/31/2028
Watkins Meegan LLC	NR/NR/NR	6,986	5.9%	$35.82	$250,249	6.1%	11/30/2015
Bank of America NA	A/Baa2/A-	6,770	5.7%	$34.00	$230,180	5.6%	1/31/2014
Lawson Software	NR/NR/NR	6,549	5.5%	$34.63	$226,792	5.5%	3/31/2017(3)

Total Major Tenants		47,464	40.2%	$35.49(2)	$2,059,370	50.3%

Non-Major Tenants		58,263	49.3%	$34.87	$2,031,424	49.7%

Occupied Collateral Total		105,727	89.4%	$35.15(2)	$4,090,794	100.0%

Vacant Space		12,474	10.6%

Collateral Total		118,201	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)

TD Bank owns its building and leases a pad site, which has no attributed square footage. The Annual U/W Base Rent PSF for Total Major Tenants and Occupied Collateral Total exclude the Annual U/W Base Rent associated with this pad site.

(3)

Lawson Software is entitled to terminate its lease on March 31, 2015 by providing written notice on or before November 30, 2014 and paying a cancellation fee equal to three months rent and unearned leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

888 BESTGATE ROAD

The following table presents certain information relating to the lease rollover schedule at the 888 Bestgate Road Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	1	10,718	9.1%	10,718	9.1%	$385,723	$35.95
2013	1	16,441	13.9%	27,159	23.0%	$591,876	$36.00
2014	4	17,668	14.9%	44,827	37.9%	$617,439	$34.95
2015	6	24,587	20.8%	69,414	58.7%	$841,624	$34.23
2016	5	16,019	13.6%	85,433	72.3%	$573,715	$35.81
2017	3	14,511	12.3%	99,944	84.6%	$500,812	$34.51
2018	0	0	0.0%	99,944	84.6%	$0	$0.00
2019	1	3,136	2.7%	103,080	87.2%	$106,624	$34.00
2020	0	0	0.0%	103,080	87.2%	$0	$0.00
2021	0	0	0.0%	103,080	87.2%	$0	$0.00
2022	1	2,647	2.2%	105,727	89.4%	$98,431	$37.19
Thereafter	1	(4)	0.0%	105,727	89.4%	$375,000	(4)
Vacant	0	12,474	10.6%	118,201	100.0%	$0	$0.00
Total/Weighted Average	23	118,201	100.0%			$4,090,794	$35.15(4)

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	The lease represents a pad site leased to TD Bank with no attributed square footage. Weighted Average Annual U/W Base Rent PSF excludes the Annual U/W Base Rent associated with this pad site.

The following table presents historical occupancy percentages at the 888 Bestgate Road Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
96%	97%	97%

(1) Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow.   The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 888 Bestgate Road Property:

Cash Flow Analysis

	2010	2011	TTM 7/31/2012	U/W	U/W $ per SF
Base Rent	$4,140,576	$4,366,806	$4,263,057	$4,090,794	$34.61
Grossed Up Vacant Space	0	0	0	424,116	3.59
Total Reimbursables	631,127	595,339	504,339	355,000	3.00
Other Income	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(442,866)	(3.75)

Effective Gross Income	$4,771,703	$4,962,145	$4,767,396	$4,427,044	$37.45

Total Operating Expenses	$1,484,016	$1,488,842	$1,448,719	$1,497,435	$12.67

Net Operating Income	$3,287,687	$3,473,303	$3,318,677	$2,929,609	$24.78
TI/LC	0	0	0	202,739	1.72
Capital Expenditures	0	0	0	29,550	0.25

Net Cash Flow	$3,287,687	$3,473,303	$3,318,677	$2,697,320	$22.82

NOI DSCR	1.72x	1.82x	1.74x	1.53x
NCF DSCR	1.72x	1.82x	1.74x	1.41x
NOI DY	11.0%	11.6%	11.1%	9.8%
NCF DY	11.0%	11.6%	11.1%	9.0%

Appraisal.   As of the appraisal valuation date of July 23, 2012, the 888 Bestgate Road Property had an “as-is” appraised value of $40,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

888 BESTGATE ROAD

Environmental Matters. According to the Phase I environmental site assessment dated August 1, 2012, there was no evidence of any recognized environmental conditions at the 888 Bestgate Road Property.

Market Overview and Competition.  According to the appraisal, the 888 Bestgate Road Property is located in suburban Annapolis, Maryland, approximately 26 miles south of the Baltimore Central Business District and approximately 30 miles northeast of the Washington, D.C. Central Business District. The 888 Bestgate Road Property is located across the street from the Annapolis Mall, a 1.4 million square foot super regional mall anchored by Nordstrom, Macy’s, JC Penney, Lord & Taylor and Sears. In addition, the 888 Bestgate Road Property is located less than one mile northwest of the Anne Arundel Medical Center and approximately four miles northwest of the United States Naval Academy. The population within a three-mile and five-mile radius of the 888 Bestgate Road Property is 43,522 and 109,850, respectively. The estimated average household income within the same three-mile and five-mile radii is $102,960 and $105,918, respectively.

According to the appraisal, the 888 Bestgate Road Property is located within the Annapolis office submarket, which contains approximately 2.4 million square feet of office space. The submarket vacancy is approximately 16.6% as of the second quarter of 2012, and the appraiser estimated market rents of $34.00 per square foot for the office space at the 888 Bestgate Road Property and $36.00 per square foot for the medical office space, both on a full service gross basis.

The following table presents certain information relating to some comparable office properties provided in the appraisal for the 888 Bestgate Road Property:

Competitive Set(1)

	888 Bestgate Road (Subject)	Park Place One	Annapolis Towne Centre	900 Bestgate Road	Bank of America Building	One Annapolis Exchange
Market	Annapolis, MD	Annapolis, MD	Annapolis, MD	Annapolis, MD	Annapolis, MD	Annapolis, MD
Distance from Subject	--	3.6 miles	1.5 miles	0.1 miles	1.5 miles	1.3 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2002/NAP	2007/NAP	2009/NAP	1996/NAP	1989/NAP	2001/NAP
Total GLA	118,201 SF	157,372 SF	50,212 SF	54,674 SF	41,455 SF	120,000 SF
Total Occupancy	89%	87%	85%	100%	84%	87%

(1)	Information obtained from the appraisal dated August 31, 2012.

The Borrower.  The borrower is Bestgate Corporate Center, LLC, a single purpose entity with an independent director. Edward St. John, LLC is the guarantor of certain nonrecourse carveouts under the 888 Bestgate Road Mortgage Loan.

The Sponsor.  The sponsor for the 888 Bestgate Road Mortgage Loan is Edward St. John, LLC. Edward St. John is the founder and chairman of St. John Properties (“St. John”), a full service real estate company headquartered in Baltimore, Maryland. Since 1971, St. John has owned, managed and developed approximately 17 million square feet of commercial real estate. The company specializes in Class A office buildings, mixed-use communities, research and development properties, and retail centers and currently owns and manages buildings with over 1,700 tenants across six states. Edward St. John, a principal of the sponsor, was involved in a bankruptcy filing on a prior owned property. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $30,741 for taxes and $750,000 for tenant improvements and leasing commissions (“TI/LCs”). In addition, the loan documents provide for monthly escrows in the amount of $30,741 for taxes, $2,463 for replacement reserves (subject to a cap of $59,100) and $20,000 for TI/LCs (subject to a cap of $600,000). The borrower is permitted to draw on the TI/LC escrow funds in the amount of $20 per square foot for new leases and $10 per square foot for renewal leases with a minimum lease term of five years for both new leases and renewal leases (and if the lease term is less than five years, the permitted draw amounts will be adjusted proportionately). Ongoing monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the 888 Bestgate Road Property is insured in accordance with the loan documents.

Lockbox and Cash Management.  None.

Property Management.  The 888 Bestgate Road Property is managed by St. John Properties, Inc., an affiliate of the borrower.

Assumption.  The borrower has a two-time right to transfer the 888 Bestgate Road Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C9 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

888 BESTGATE ROAD

Right of First Refusal.  TD Bank, which owns its own building and leases a pad site, has a right of first refusal (“ROFR”) to purchase its pad site. The ROFR is not extinguished by a foreclosure of the 888 Bestgate Road Property; however, the ROFR does not apply to a foreclosure or deed in lieu thereof.

Partial Release.  Not Permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 888 Bestgate Road Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

NORTHRIDGE GROVE SHOPPING CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTHRIDGE GROVE SHOPPING CENTER

Northridge Grove Shopping Center
19230-19240 Nordhoff Street;
8940-8944, 8960-8992, 9000-9012, 9026-9068, 9074-9080, 9084 Tampa Avenue
Northridge, CA 91324
ANGELES NATIONAL FOREST
SANTA SUSANA MTS.
SANTA MONICA MTS.
Los Angeles
San Fernando
Sylmar
Porter Ranch
Granada Hills
Chatsworth
Northridge
North Hills
Panorama City
Mission Hills
West Hills
Reseda
Van Nuys
Canoga Park
Encino
Woodland Hills
Hidden Hills
Calabasas
Sherman Oaks
Glenview
Topanga State Park
Chatsworth Reservoir
Box Canyon
Van Nuys Airport
Cal. State University-Northridge
Northridge Fashion Center
Pierce College
Westfield Topanga Mall
Sepulveda Dam Recreation Area
Ventura Fwy
Ronald Reagan Fwy
San Diego Fwy
Golden State Fwy
Bob Hope Airport 5 miles
Los Angeles Intl. Airport 16 miles
Pacific Ocean
Santa Clarita
Simi Valley
Thousand Oaks
Burbank
Glendale
Pasadena
Santa Monica
Torrance
Long Beach
Huntington Beach

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Northridge Grove Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):		NR/NR/NR		Property Type: Specific Property Type:	Retail Anchored
Original Principal Balance:		$28,000,000
Cut-off Date Principal Balance:		$28,000,000		Location:	Northridge, CA
% of Initial Pool Balance:		2.7%		Size:	150,300 SF
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per Unit/SF:
Borrower Name:		GWP-Northridge Grove Shopping Center			$186.29
Sponsor:		Said Shooshani		Year Built/Renovated:	1974/1990
Mortgage Rate:		4.400%		Occupancy %(6):	91.9%
Note Date:		September 4, 2012		Occupancy % Source Date:	July 31, 2012
Anticipated Repayment Date:		NAP		Title Vesting:	Fee
Maturity Date:		October 1, 2022		Property Manager:	TEC Property Management, Inc.
IO Period:		None
Loan Term (Original):		120 months		3rd Most Recent NOI (As of):	$2,831,162 (12/31/2009)
Seasoning:		0 months		2nd Most Recent NOI (As of):	$2,790,482 (12/31/2010)
Amortization Term (Original):		360 months		Most Recent NOI (As of):	$2,727,031 (12/31/2011)
Loan Amortization Type:		Amortizing Balloon
Interest Accrual Method:		Actual/360		U/W Revenues:	$4,038,530
Call Protection:		L(24),D(92),O(4)		U/W Expenses:	$1,262,275
Lockbox Type:		Soft/Springing Cash Management		U/W NOI:	$2,776,255
Additional Debt:		None		U/W NCF:	$2,584,654
Additional Debt Type:		NAP		U/W NOI DSCR:	1.65x
				U/W NCF DSCR:	1.54x
Escrows and Reserves:				U/W NOI Debt Yield:	9.9%
				U/W NCF Debt Yield:	9.2%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$45,000,000
Taxes	$239,904	$34,272	NAP	As-Is Appraisal Valuation Date:	August 13, 2012
Insurance(1)	$0	Springing	NAP	Cut-off Date LTV Ratio:	62.2%
Replacement Reserves	$0	$2,505	NAP	LTV Ratio at Maturity or ARD:	50.1%
Environmental(2)	$85,350	$0	NAP
TI/LC(3)	$500,000	$13,350	$500,000
Tenant Specific TI/LC(4)	$387,706	$0	NAP
Rent Concessions(5)	$322,789	$0	NAP

(1)

Monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the Northridge Grove Shopping Center Property is insured in accordance with the loan documents.

(2)	Represents 150% of the estimated remediation cost of a historic tetrachloroethylene release at the current location of Mirage Cleaners. See “Environmental Matters” and “Escrows” below.
(3)

Monthly TI/LC reserves are not required as long as the funds in the account equal or exceed $500,000 and no event of default has occurred and is continuing. In addition, the borrower has the option to provide a letter of credit in lieu of the $500,000 initial deposit.

(4)	Represents outstanding tenant improvement obligations and leasing commissions for Big Lots ($328,740) and Dollar Tree ($58,966).
(5)	Represents future rent abatement for Big Lots ($246,228) and Dollar Tree ($76,561).
(6)	Occupancy includes Big Lots (17.9% of net rentable square feet), which has an executed lease but is not yet in occupancy.

The Mortgage Loan.  The mortgage loan (the “Northridge Grove Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Northridge, California (the “Northridge Grove Shopping Center Property”). The Northridge Grove Shopping Center Mortgage Loan was originated on September 4, 2012 by Wells Fargo Bank, National Association. The Northridge Grove Shopping Center Mortgage Loan had an original principal balance of $28,000,000, has an outstanding principal balance as of the Cut-off Date of $28,000,000 and accrues interest at an interest rate of 4.400% per annum. The Northridge Grove Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Northridge Grove Shopping Center Mortgage Loan matures on October 1, 2022. The proceeds from the Northridge Grove Shopping Center Mortgage Loan were used to refinance existing debt of approximately $20.8 million that was securitized in WBCMT 2002-C2, fund upfront reserves of approximately $1.5 million and pay closing costs of approximately $317,000, resulting in a return of equity to the sponsor of approximately $5.4 million.

Following the lockout period, the borrower has the right to defease the Northridge Grove Shopping Center Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Northridge Grove Shopping Center Mortgage Loan is prepayable without penalty on or after July 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTHRIDGE GROVE SHOPPING CENTER

The Property. The Northridge Grove Shopping Center Property is an anchored retail center containing approximately 150,300 square feet and located in Northridge, California. The Northridge Grove Shopping Center Property was built in 1974 and renovated in 1990 and is situated on a 9.4-acre site adjacent to the Northridge Fashion Center mall. The Northridge Grove Shopping Center Property is comprised of a primary L-shaped building in addition to three pad buildings, and major tenants include Big Lots, Dollar Tree, David’s Bridal and Pier 1 Imports. As of July 31, 2012, the Northridge Grove Shopping Center Property was 91.9% leased by 34 tenants.

The following table presents certain information relating to the tenancies at the Northridge Grove Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Major Tenants
Big Lots(3)	NR/NR/BBB-	26,860	17.9%	$15.00	$402,900	12.7%	NAV	NAV	1/31/2018
David’s Bridal	NR/B2/NR	11,800	7.9%	$19.90	$234,780	7.4%	NAV	NAV	2/28/2015
Bank of America	A/Baa2/A-	5,473	3.6%	$35.69	$195,350	6.1%	NAV	NAV	8/31/2015
AT&T Mobility	A/A2/A-	4,553	3.0%	$36.00	$163,908	5.2%	NAV	NAV	8/31/2018
Chi Chi Pizza	NR/NR/NR	4,553	3.0%	$36.00	$163,908	5.2%	$559	6.4%	1/31/2015
Pier 1 Imports	NR/NR/NR	9,979	6.6%	$16.20	$161,660	5.1%	$92	17.6%	4/30/2014
Dollar Tree(4)	NR/NR/NR	9,072	6.0%	$17.57	$159,395	5.0%	NAV	NAV	1/31/2018

Total – Major Tenants		72,290	48.1%	$20.50	$1,481,901	46.6%

Non-Major Tenants		65,897	43.8%	$25.79	$1,699,555	53.4%

Occupied Collateral		138,187	91.9%	$23.02	$3,181,456	100.0%

Vacant Space		12,113	8.1%

Collateral Total		150,300	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the trailing 12-month period ending December 31, 2011.
(3)

Big Lots has executed a lease but is not yet in occupancy. An upfront escrow in the amount of $246,228 was established in connection with Big Lots’ lease. The established reserve was based on the rent and recoveries required between loan closing and when the tenant is expected to begin paying rent. Big Lots is expected to take possession of its space by November 1, 2012 and will begin paying rent upon the earlier of (i) the date which is 120 days after the tenant takes possession and (ii) the date on which the tenant opens for business.

(4)	Dollar Tree is currently in a free rent period and will begin paying rent on November 18, 2012. An upfront escrow in the amount of $76,561 was established in connection with this free rent period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTHRIDGE GROVE SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Northridge Grove Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	5	13,000	8.6%	13,000	8.6%	$206,193	$15.86
2012	1	675	0.4%	13,675	9.1%	$24,300	$36.00
2013	5	9,590	6.4%	23,265	15.5%	$289,020	$30.14
2014	8	27,056	18.0%	50,321	33.5%	$564,517	$20.86
2015	6	31,527	21.0%	81,848	54.5%	$867,881	$27.53
2016	1	1,200	0.8%	83,048	55.3%	$33,782	$28.15
2017	3	6,850	4.6%	89,898	59.8%	$227,760	$33.25
2018	3	40,485	26.9%	130,383	86.7%	$726,203	$17.94
2019	1	3,050	2.0%	133,433	88.8%	$109,800	$36.00
2020	0	0	0.0%	133,433	88.8%	$0	$0.00
2021	0	0	0.0%	133,433	88.8%	$0	$0.00
2022	1	4,754	3.2%	138,187	91.9%	$132,000	$27.77
Thereafter	0	0	0.0%	138,187	91.9%	$0	$0.00
Vacant	0	12,113	8.1%	150,300	100.0%	$0	$0.00
Total/Weighted Average	34	150,300	100.0%			$3,181,456	$23.02

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Northridge Grove Shopping Center Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
97%	95%	92%

(1) Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Northridge Grove Shopping Center Property:

Cash Flow Analysis

	2009	2010	2011	U/W	U/W $ per SF
Base Rent	$3,155,535	$3,207,837	$3,213,013	$3,181,456	$21.17
Grossed Up Vacant Space	0	0	0	370,359	2.46
Percentage Rent	0	0	0	0	0.00
Total Reimbursables	687,119	796,434	799,943	857,074	5.70
Other Income	32,050	(196)	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(370,359)	(2.46)

Effective Gross Income	$3,874,704	$4,004,074	$4,012,957	$4,038,530	$26.87

Total Operating Expenses	$1,043,542	$1,213,592	$1,285,926	$1,262,275	$8.40

Net Operating Income	$2,831,162	$2,790,482	$2,727,031	$2,776,255	$18.47
TI/LC	0	0	0	161,541	1.07
Capital Expenditures	0	0	0	30,060	0.20

Net Cash Flow	$2,831,162	$2,790,482	$2,727,031	$2,584,654	$17.20

NOI DSCR	1.68x	1.66x	1.62x	1.65x
NCF DSCR	1.68x	1.66x	1.62x	1.54x
NOI DY	10.1%	10.0%	9.7%	9.9%
NCF DY	10.1%	10.0%	9.7%	9.2%

Appraisal.   As of the appraisal valuation date of August 13, 2012, the Northridge Grove Shopping Center Property had an “as-is” appraised value of $45,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTHRIDGE GROVE SHOPPING CENTER

Environmental Matters.   According to the Phase I environmental site assessment dated May 31, 2012, there was evidence of a historical tetrachloroethylene (“PCE”) release at the current location of Mirage Cleaners. The release was discovered in 2006, and a remediation system was installed at the site in 2008. The Northridge Grove Shopping Center Property remains under the regulatory oversight of the Department of Toxic Substances Control (“DTSC”), which has recommended that additional soil, gas and ground water monitoring be conducted to determine remaining PCE concentrations and whether those concentrations merit further action. An upfront environmental escrow was established in an amount equal to 150% of the estimated cost of the additional investigation (see “Escrows” below).

In addition, a Phase II environmental site assessment dated August 28, 2012 was performed in connection with an additional prior on-site dry cleaning operation at the Northridge Grove Shopping Center Property from 1984 to 1994 in the space currently occupied by Game Stop. This report recommended no further action.

Market Overview and Competition.   According to the appraisal, the Northridge Grove Shopping Center Property is located on the east side of Tampa Avenue, just south of Nordhoff Street, approximately 26 miles northwest of the Los Angeles Central Business District. The Northridge Grove Shopping Center Property is located just south of Northridge Fashion Center, a 1.5 million square foot super regional mall anchored by Macy’s, Macy’s Men’s & Home, JC Penney and Sears. The Northridge Grove Shopping Center Property is located approximately 3.3 miles west of the San Diego Freeway (Highway 405) and approximately 2.5 miles south of the Ronald Reagan Freeway (Highway 118). The population within a three-mile and five-mile radius of the Northridge Grove Shopping Center Property is 224,801 and 519,513, respectively. The estimated average household income within the same three-mile and five-mile radii is $74,467 and $78,815, respectively.

According to the appraisal, the Northridge Grove Shopping Center Property is located within the San Fernando Valley - West submarket, which contains approximately 5.4 million square feet of retail space. As of the second quarter of 2012, the submarket vacancy is approximately 7.1% with an average asking rent of $33.24 per square foot, on a triple net basis.

The following table presents certain information relating to some comparable retail properties provided in the appraisal for the Northridge Grove Shopping Center Property:

Competitive Set(1)

	Northridge Grove Shopping Center (Subject)	Nordhoff Plaza	Granada Village	Devonshire- Reseda Center	Balboa Nordhoff Center	Porter Ranch Town Center
Market	Northridge, CA	Northridge, CA	Granada Hills, CA	Northridge, CA	Northridge, CA	Los Angeles, CA
Distance from Subject	--	< 0.1 mile	4.0 miles	2.7 miles	3.1 miles	3.5 miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Year Built/Renovated	1974/1990	1975/NAV	1965/NAV	1970/NAV	1978/NAV	1999/NAV
Total GLA	150,300 SF	256,000 SF	250,000 SF	182,309 SF	89,000 SF	520,000 SF
Total Occupancy	92%	90%	94%	99%	97%	99%

(1) Information obtained from the appraisal dated August 27, 2012.

The Borrower.   The borrower is GWP-Northridge Grove Shopping Center, a single purpose entity. Said Shooshani is the guarantor of certain nonrecourse carveouts under the Northridge Grove Shopping Center Mortgage Loan.

The Sponsor.   The sponsor is Said Shooshani. The Shooshani family has owned and managed commercial real estate, primarily in California, since 1976. The family operates affiliated property management, leasing and construction companies and currently owns six retail and multifamily properties totaling approximately 855,000 square feet. As of August 14, 2012, Said Shooshani reported a net worth of approximately $121.8 million.

Escrows.   The loan documents provide for upfront reserves in the amount of $239,904 for taxes and $500,000 for tenant improvements and leasing commissions (“TI/LCs”). In addition, the borrower has the option to provide a letter of credit in lieu of the upfront $500,000 deposit for TI/LCs. The loan documents also provide for ongoing monthly reserves in the amount of $34,272 for taxes, $2,505 for replacement reserves and $13,350 for TI/LCs (subject to a cap of $500,000). The loan documents do not require monthly escrows for insurance provided that no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the Northridge Grove Shopping Center Property is insured in accordance with the loan documents.

In addition, the loan documents provide for an upfront reserve of $387,706 for tenant specific TI/LCs for Big Lots ($328,740) and Dollar Tree ($58,966). The loan documents also provide for an upfront rent concession reserve of $322,789, which represents future rent abatements for Big Lots ($246,228) and Dollar Tree ($76,561).

The loan documents also provide for an upfront environmental reserve in the amount of $85,350, which represents 150% of the estimated remediation cost of a historical PCE release at the current location of Mirage Cleaners (see “Environmental Matters” above). The environmental reserve funds will be disbursed to the borrower upon receipt of evidence that: (i) the Northridge Grove Shopping Center Property is no longer subject to regulatory oversight by the DTSC; (ii) the regulatory oversight is closed and proper documentation is obtained; and (iii) all ground water, soil, gas and other monitoring wells have been removed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTHRIDGE GROVE SHOPPING CENTER

Lockbox and Cash Management.   The Northridge Grove Shopping Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposit all rents directly into such lockbox within one business day of receipt. Upon the occurrence of a Cash Trap Event Period (as defined below) all tenants will be directed to pay their rents directly into the lockbox account. Other than during a Cash Trap Event Period, all excess funds on deposit in the lockbox account are to be distributed to the borrower.

A “Cash Trap Event Period” will exist upon the occurrence and continuance of an event of default or in the event the debt service coverage ratio is less than 1.15x. A Cash Trap Event Period will expire upon the cure of such event of default or the debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management.   The Northridge Grove Shopping Center Property is managed by TEC Property Management, Inc., an affiliate of the borrower. According to the management agreement, the property manager is entitled to a base management fee in an amount equal to 3.0% of collected rents.

Assumption.   The Northridge Grove Shopping Center Mortgage Loan has a two-time right to transfer the Northridge Grove Shopping Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C9 Certificates.

Partial Release.   Not Permitted.

Real Estate Substitution.   Not permitted.

Subordinate and Mezzanine Indebtedness.   Not permitted.

Ground Lease.   None.

Terrorism Insurance.   The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Northridge Grove Shopping Center Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Lamplighter MHC

Loan Information				Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):		NR/NR/NR		Property Type:	Manufactured Housing Community
Original Principal Balance:		$26,750,000		Specific Property Type:	Manufactured Housing Community
Cut-off Date Principal Balance:		$26,687,011		Location:	San Jose, California
% of Initial Pool Balance:		2.5%		Size:	265 pads
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per Unit/Pad:	$100,706
Borrower Name:		Beaumont Investments, Ltd.
Sponsors:		Jeffrey A. Kaplan, Thomas T. Tatum, Tatum-Kaplan Financial Group		Year Built/Renovated:	1973/NAP
Mortgage Rate:		4.820%		Occupancy%:	92.5%
Note Date:		July 12, 2012		Occupancy % Source Date:	July 31, 2012
Anticipated Repayment Date:		NAP		Title Vesting:	Fee
Maturity Date:		August 1, 2022		Property Manager:	Tatum-Kaplan Financial Group

IO Period:		None
Loan Term (Original):		120 months		3rd Most Recent NOI (As of):	$2,189,515 (12/31/2010)
Seasoning:		2 months		2nd Most Recent NOI (As of):	$2,268,663 (12/31/2011)
Amortization Term (Original):		360 months		Most Recent NOI (As of):	$2,320,423 (TTM 7/31/2012)
Loan Amortization Type:		Amortizing Balloon
Interest Accrual Method:		Actual/360		U/W Revenues:	$3,497,367
Call Protection:		L(26),D(90),O(4)		U/W Expenses:	$1,282,717
Lockbox Type:		None		U/W NOI:	$2,214,651
Additional Debt(1):		Yes		U/W NCF:	$2,201,401
Additional Debt Type(1):		Unsecured		U/W NOI DSCR:	1.31x
				U/W NCF DSCR:	1.30x
Escrows and Reserves:				U/W NOI Debt Yield:	8.3%
				U/W NCF Debt Yield:	8.2%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$39,200,000
Taxes	$95,795	$19,159	NAP	As-Is Appraisal Valuation Date:	May 19, 2012
Insurance(2)	$0	Springing	NAP	Cut-off Date LTV Ratio:	68.1%
Replacement Reserves	$0	$1,104	NAP	LTV Ratio at Maturity or ARD:	55.8%

(1)

The sponsors are permitted to incur future unsecured subordinate debt up to an amount that, when combined with permitted trade debt and equipment leases, does not exceed 5% of the then outstanding loan balance. A subordination agreement is required in connection with such permitted debt.

(2)

Monthly insurance escrow requirements are waived provided no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the Lamplighter MHC Property is insured in accordance with the loan documents.

The Lamplighter MHC mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a manufactured housing community located in San Jose, California (the “Lamplighter MHC Property”). The Lamplighter MHC Property is located approximately 4.0 miles northwest of San Jose International Airport and approximately 6.5 miles north of the San Jose Central Business District. The Lamplighter MHC Property was built in 1973 and consists of 265 pads and parking that can accommodate 47 recreational vehicles situated on 35.4 acres. The Lamplighter MHC Property consists of six single-wide pads and 259 double-wide pads, and community amenities include a clubhouse, swimming pool, barbecue and picnic areas, children’s playground, basketball court, tetherball and volleyball courts, laundry facilities and a service kitchen. The proceeds from the Lamplighter MHC mortgage loan were used to refinance existing debt of approximately $16.9 million, fund upfront reserves of $95,795 and pay closing costs of approximately $212,000, resulting in a return of equity to the sponsor of approximately $9.5 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAMPLIGHTER MHC

The following table presents historical occupancy percentages at the Lamplighter MHC Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
95%	95%	95%

(1) Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow.   The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lamplighter MHC Property:

Cash Flow Analysis

	2010	2011	TTM 7/31/2012	U/W	U/W $ per Pad
Base Rent	$2,995,622	$3,057,914	$3,147,859	$3,141,096	$11,853
Other Income(1)	597,462	604,025	611,688	614,178	2,318
Less Vacancy & Credit Loss	(333,195)	(316,738)	(320,275)	(257,907)	(973)

Effective Gross Income	$3,259,889	$3,345,202	$3,439,272	$3,497,367	$13,197

Total Operating Expenses	$1,070,374	$1,076,538	$1,118,849	$1,282,717	$4,840

Net Operating Income	$2,189,515	$2,268,663	$2,320,423	$2,214,651	$8,357
Capital Expenditures	0	0	0	13,250	50

Net Cash Flow	$2,189,515	$2,268,663	$2,320,423	$2,201,401	$8,307

NOI DSCR	1.30x	1.34x	1.37x	1.31x
NCF DSCR	1.30x	1.34x	1.37x	1.30x
NOI DY	8.2%	8.5%	8.7%	8.3%
NCF DY	8.2%	8.5%	8.7%	8.2%

(1)	Other income consists of laundry, parking, storage, utility reimbursements, space clean-up fees, vending and late fees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Embassy Suites - Anchorage

Loan Information				Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):		NR/NR/NR		Property Type:	Hospitality
Original Principal Balance:		$23,230,000		Specific Property Type:	Full Service
Cut-off Date Principal Balance:		$23,230,000		Location:	Anchorage, AK
% of Initial Pool Balance:		2.2%		Size:	169 rooms
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per Room:	$137,456
Borrower Name:		Apple Nine SPE Anchorage, Inc.
Sponsor(1):		Apple REIT Nine, Inc.		Year Built/Renovated:	2008/NAP
Mortgage Rate:		4.970%		Occupancy %:	85.3%
Note Date:		September 13, 2012		Occupancy % Source Date:	May 31, 2012
Anticipated Repayment Date:		NAP		Title Vesting:	Fee
Maturity Date:		October 1, 2022		Property Manager:	Stonebridge Realty Advisors, Inc.

IO Period:		None
Loan Term (Original):		120 months		3rd Most Recent NOI (As of):	$4,524,000 (T-8 Annualized 12/31/2010)
Seasoning:		0 months		2nd Most Recent NOI (As of):	$4,196,000 (12/31/2011)
Amortization Term (Original):		300 months		Most Recent NOI (As of):	$4,311,000 (TTM 5/31/2012)
Loan Amortization Type:		Amortizing Balloon
Interest Accrual Method:		Actual/360		U/W Revenues:	$9,692,265
Call Protection:		L(24),D(92),O(4)		U/W Expenses:	$6,048,479
Lockbox Type:		None		U/W NOI:	$3,643,786
Additional Debt:		None		U/W NCF:	$3,256,096
Additional Debt Type:		NAP		U/W NOI DSCR:	2.24x
				U/W NCF DSCR:	2.00x
Escrows and Reserves:				U/W NOI Debt Yield:	15.7%
				U/W NCF Debt Yield:	14.0%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$45,600,000
Taxes	$78,894	$41,445	NAP	As-Is Appraisal Valuation Date:	July 27, 2012
Insurance(2)	$0	Springing	NAP	Cut-off Date LTV Ratio:	50.9%
FF&E Reserve(3)	$0	$32,308	NAP	LTV Ratio at Maturity or ARD:	38.0%
Environmental(4)	$102,000	$0	NAP

(1)

The Financial Industry Regulatory Authority (“FINRA”) filed a complaint against David Lerner Associates (“DLA”), an equity syndicator, related to its sales practices of Apple REIT Nine, Inc. units. In addition, on June 20, 2011, two shareholders of Apple REIT Nine, Inc. filed a class action lawsuit alleging that DLA made false and misleading statements about the value of Apple REIT Nine, Inc. units. DLA, rather than Apple REIT Nine, Inc. is the target of the FINRA complaints. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

(2)

Monthly insurance escrow requirements are waived provided no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the Embassy Suites – Anchorage Property is insured in accordance with the loan documents.

(3)	The lender has the option to adjust the monthly FF&E escrow requirement to one-twelfth of 4.0% of room revenue for the prior fiscal year.
(4)

The Phase I environmental site assessment identified an active subsurface investigation at an adjacent property and recommended additional environmental testing. The initial environmental escrow represents 150% of the estimated costs associated with the environmental testing (which is required to be completed within 60 days of loan origination) and the implementation of a remediation and monitoring system. So long as no event of default has occurred and is continuing, the lender shall disburse to the borrower a portion of the environmental reserve in an amount that does not exceed $12,000 upon the lender’s receipt of satisfactory evidence that the environmental testing has been completed. The remaining funds will be disbursed to the borrower upon: (i) the lender’s determination that further remediation is not necessary or (ii) the lender’s receipt of satisfactory evidence of remediation.

The Embassy Suites – Anchorage mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a full service hotel containing 169 rooms (the “Embassy Suites – Anchorage Property”). The Embassy Suites – Anchorage Property is located in Anchorage, Alaska, and was built in 2008. The Embassy Suites – Anchorage Property amenities include a business center, restaurant and lounge, breakfast dining area, 3,500 square feet of meeting space, fitness center, an indoor swimming pool and guest laundry facilities. The Embassy Suites – Anchorage Property was previously unencumbered. The proceeds from the Embassy Suites – Anchorage mortgage loan were used to fund upfront reserves of $180,894 and pay closing costs of approximately $156,000. The franchise agreement with Hilton Worldwide expires on April 30, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EMBASSY SUITES - ANCHORAGE

The following table presents certain information relating the historical performance of the Embassy Suites – Anchorage Property compared to the performance of a competitive set of properties:

Property and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Embassy Suites - Anchorage			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/31/2012 TTM	68.3%	$134.57	$91.93	84.0%	$170.48	$143.12	122.9%	126.7%	155.7%
5/31/2011 TTM	70.6%	$127.93	$90.32	78.9%	$162.80	$128.38	111.7%	127.3%	142.1%
5/31/2010 TTM	69.9%	$127.34	$89.04	75.8%	$155.82	$118.05	108.4%	122.4%	132.6%

(1)	Data provided by a third party hospitality market research report dated June 2012.

According to the appraisal valuation date of July 27, 2012, the Embassy Suites – Anchorage Property is located in the Midtown neighborhood which has become a commercial center for the city. British Petroleum (rated A/A2/A by Fitch/Moody’s/S&P) has a headquarters office located within a half mile of the Embassy Suites – Anchorage Property and accounted for 19.0% of the room demand for the first half of 2012. According to the above referenced third party hospitality report, for the trailing 12-month period ending May 31, 2012 the Embassy Suites – Anchorage Property achieved a RevPAR penetration factor of 155.7%.

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Embassy Suites – Anchorage Property:

Cash Flow Analysis

	T-8 Annualized 12/31/2010(1)	2011	TTM 5/31/2012	U/W	U/W $ per Room
Occupancy	78.6%	83.8%	85.3%	75.0%
ADR	$173.42	$167.73	$168.25	$173.30
RevPAR	$136.22	$140.62	$143.47	$129.98

Total Revenue	$10,063,500	$10,401,000	$10,754,000	$9,692,265	$57,351
Total Department Expenses	2,790,000	2,912,000	3,027,000	2,731,892	16,165

Gross Operating Profit	$7,273,500	$7,489,000	$7,727,000	$6,960,373	$41,186

Total Undistributed Expenses	2,394,000	2,786,000	2,855,000	2,730,409	16,156

Profit Before Fixed Charges	$4,879,500	$4,703,000	$4,872,000	$4,229,963	$25,029

Total Fixed Charges	355,500	507,000	561,000	586,177	3,469

Net Operating Income	$4,524,000	$4,196,000	$4,311,000	$3,643,786	$21,561
FF&E	0	0	0	387,691	2,294

Net Cash Flow	$4,524,000	$4,196,000	$4,311,000	$3,256,096	$19,267

NOI DSCR	2.78x	2.58x	2.65x	2.24x
NCF DSCR	2.78x	2.58x	2.65x	2.00x
NOI DY	19.5%	18.1%	18.6%	15.7%
NCF DY	19.5%	18.1%	18.6%	14.0%

(1)	The Embassy Suites – Anchorage Property was purchased by the borrower in April 2010. The numbers above reflect the eight months annualized from May 2010 to December 2010.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Homewood Suites – East Rutherford

Loan Information				Property Information
Mortgage Loan Seller:		The Royal Bank of Scotland		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):		NR/NR/NR		Property Type:	Hospitality
Original Principal Balance:		$22,360,000		Specific Property Type:	Limited Service
Cut-off Date Principal Balance:		$22,360,000		Location:	East Rutherford, NJ
% of Initial Pool Balance:		2.1%		Size:	126 rooms
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per Room:	$177,460
Borrower Name:		East Rutherford Hotel LLC
Sponsor:		Atul M. Patel		Year Built/Renovated:	2008/NAP
Mortgage Rate:		4.770%		Occupancy %:	85.4%
Note Date:		September 24, 2012		Occupancy % Source Date:	June 30, 2012
Anticipated Repayment Date:		NAP		Title Vesting:	Fee
Maturity Date:		October 1, 2022		Property Manager:	HMB Management, Inc.
IO Period:		None
Loan Term (Original):		120 months		3rd Most Recent NOI (As of):	$1,898,252 (12/31/2010)
Seasoning:		0 months		2nd Most Recent NOI (As of):	$2,188,911 (12/31/2011)
Amortization Term (Original):		300 months		Most Recent NOI (As of):	$2,717,997 (TTM 6/30/2012)
Loan Amortization Type:		Amortizing Balloon
Interest Accrual Method:		Actual/360		U/W Revenues:	$5,982,279
Call Protection:		L(24),D(92),O(4)		U/W Expenses:	$3,384,251
Lockbox Type:		Hard/Springing Cash Management		U/W NOI:	$2,598,028
Additional Debt:		None		U/W NCF:	$2,358,737
Additional Debt Type:		NAP		U/W NOI DSCR:	1.69x
				U/W NCF DSCR:	1.54x
Escrows and Reserves:				U/W NOI Debt Yield:	11.6%
				U/W NCF Debt Yield:	10.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$34,400,000
Taxes	$70,685	$17,528	NAP	As-Is Appraisal Valuation Date:	August 15, 2012
Insurance	$59,929	$4,812	NAP	Cut-off Date LTV Ratio:	65.0%
Replacement Reserve	$19,454	$19,454	NAP	LTV Ratio at Maturity or ARD:	48.2%
PIP Reserve(1)	$0	Springing	NAP

(1)

The borrower will be required to make monthly deposits into a PIP Reserve if the existing franchise agreement expires and, as a condition to renewal of the existing franchise agreement or entering a replacement agreement, a PIP for the Homewood Suites – East Rutherford Property is required.

The Homewood Suites – East Rutherford mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering an extended-stay hotel containing 126 rooms and is located in East Rutherford, New Jersey (the “Homewood Suites – East Rutherford Property”). The Homewood Suites – East Rutherford Property was built in 2008. All guest suites include high-speed internet access, a flat-panel television with movie channels, an iron and ironing board and a telephone with personalized voicemail and data ports. The seven-story Homewood Suites – East Rutherford Property amenities include a business center, a dining area, meeting space, an indoor pool, an exercise facility, a sport court, a guest laundry facility, a market pantry and a daily complimentary hot breakfast. The proceeds from the Homewood Suites – East Rutherford mortgage loan were used to refinance existing debt on the Homewood Suites – East Rutherford Property of approximately $17.3 million, pay closing costs, fund upfront reserves and return approximately $4.6 million of equity to the sponsor. The franchise agreement with Hilton expires on September 13, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOMEWOOD SUITES – EAST RUTHERFORD

The following table presents certain information relating to the Homewood Suites – East Rutherford Property competitive set:

Property and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Homewood Suites- East Rutherford			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/17/2012 TTM	80.9%	$131.99	$106.82	85.4%	$149.66	$127.86	105.6%	113.4%	119.7%
6/17/2011 TTM	79.7%	$126.60	$100.84	74.6.%	$140.81	$105.01	93.6%	111.2%	104.1%
6/17/2010 TTM	71.7%	$124.10	$88.94	64.3%	$131.57	$84.62	89.7%	106.0%	95.1%

(1)	Data provided by a third party hospitality market research report dated June 2012.

The East Rutherford, New Jersey market is home to the Meadowlands Entertainment complex which includes MetLife Stadium (home of the New York Giants and the New York Jets professional football teams), the IZOD center, Meadowlands Racetrack and the nearly completed American Dream Meadowlands Mall and Complex. According to the appraisal, the East Rutherford lodging market had an occupancy rate of 85.4%, an ADR of $151.02 and a RevPAR of $129.01 as of the year ended 2011.

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Homewood Suites – East Rutherford Property:

Cash Flow Analysis

	2010	2011	TTM 6/30/12	U/W	U/W $ per Room
Occupancy	73.50%	79.30%	85.40%	82.00%
ADR	$134.90	$145.01	$149.65	$149.65
RevPAR	$99.15	$114.99	$127.80	$122.71

Total Revenue	$4,795,542	$5,573,295	$6,249,681	$5,982,279	$47,478
Total Department Expenses	1,129,486	1,252,159	1,401,287	1,341,820	10,649

Gross Operating Profit	$3,666,056	$4,321,136	$4,848,394	$4,640,460	$36,829

Total Undistributed Expenses	1,466,141	1,853,584	1,872,442	1,774,350	14,082

Profit Before Fixed Charges	$2,199,915	$2,467,552	$2,975,952	$2,866,109	$22,747

Total Fixed Charges	301,663	278,641	257,955	268,081	2,128

Net Operating Income	$1,898,252	$2,188,911	$2,717,997	$2,598,028	$20,619
FF&E	0	0	0	239,291	1,899

Net Cash Flow	$1,898,252	$2,188,911	$2,717,997	$2,358,737	$18,720

NOI DSCR	1.24x	1.43x	1.77x	1.69x
NCF DSCR	1.24x	1.43x	1.77x	1.54x
NOI DY	8.5%	9.8%	12.2%	11.6%
NCF DY	8.5%	9.8%	12.2%	10.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OKC Industrial Portfolio

Loan Information				Property Information
Mortgage Loan Seller:		Liberty Island Group I LLC

Single Asset/Portfolio:

Property Type:

Specific Property Type:

Location:

Size:

Cut-off Date Principal

Balance Per Unit/SF:

Year Built/Renovated(2):

Occupancy %:

Occupancy % Source Date:

Title Vesting:

Property Manager:

3rd Most Recent NOI (As of):

2nd Most Recent NOI (As of):

Most Recent NOI (As of):

U/W Revenues:

U/W Expenses:

U/W NOI:

U/W NCF:

U/W NOI DSCR:

U/W NCF DSCR:

U/W NOI Debt Yield:

U/W NCF Debt Yield:

As-Is Appraised Value:

As-Is Appraised Valuation Date:

Cut-off Date LTV Ratio:

LTV Ratio at Maturity or ARD:

Portfolio

Industrial

Flex

Oklahoma City, OK

568,551 SF

$34.69

Various/1990

88.1%

May 30, 2012

Fee

Transwestern Commercial

Services Oklahoma, L.L.C.

NAV

$2,140,223 (12/31/2011)

$2,297,902 (TTM 4/30/2012)

$2,845,317

$669,655

$2,175,662

$1,861,264

1.74x

1.49x

11.0%

9.4%

$26,700,000

May 23, 2012

73.9%

60.6%

Credit Assessment
(Fitch/Moody’s/Morningstar):		NR/NR/NR
Original Principal Balance:		$19,750,000
Cut-off Date Principal Balance:		$19,725,514
% of Initial Pool Balance:		1.9%
Loan Purpose:		Refinance
Borrower Name:		Atlas-BCC OKC I, LLC
Sponsor:		Brad Hannigan; Patrick Brady;
Justin Metcalf; Keith Bucannan
Mortgage Rate:		4.830%
Note Date:		July 5, 2012
Anticipated Repayment Date:		NAP
Maturity Date:		August 1, 2022
IO Period:		1 month
Loan Term (Original):		120 months
Seasoning:		2 months
Amortization Term (Original):		360 months
Loan Amortization Type:		Interest-only, Amortizing Balloon
Interest Accrual Method:		Actual/360
Call Protection:		L(26),D(87),O(7)
Lockbox Type:		None
Additional Debt(1):		Yes
Additional Debt Type(1):		Future Mezzanine
Escrows and Reserves:
Type:	Initial	Monthly	Cap (If Any)
Taxes	$214,654	$21,465	NAP
Insurance	$41,620	$4,162	NAP
Replacement Reserves	$10,835	$10,835	NAP
TI/LC	$15,585	$15,585	$400,000
Deferred Maintenance	$157,469	$0	NAP

(1)

The borrower is permitted to incur future mezzanine financing provided that certain conditions are satisfied, including but not limited to: (i) no event of default has occurred or is continuing and (ii) the combined LTV ratio may not be in excess of 80.0%.

(2)	The Greenfield Business Park property was built in 1986 and the Enterprise Industrial Park property was built in 1972.

The OKC Industrial Portfolio mortgage loan is evidenced by a single promissory note encumbering two industrial flex centers that contain a total of 568,551 square feet located off of Interstate 40 in Oklahoma City, Oklahoma (the “OKC Industrial Portfolio Properties”). The OKC Industrial Portfolio Properties consists of two properties, the Greenfield Business Park and the Enterprise Industrial Park. As of May 30, 2012, the OKC Industrial Portfolio Properties were 88.1% leased to 57 tenants. The proceeds from the OKC Industrial Portfolio mortgage loan were used to refinance debt of approximately $14.7 million, pay closing costs, fund upfront reserves and return approximately $4.2 million of equity to the sponsor.

OKC INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the OKC Industrial Portfolio Properties:

Property Name	Location	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Number of Buildings	Year Built/ Renovated	Net Rentable Square Feet	Appraised Value
Greenfield Business Park	Oklahoma City, OK	$10,269,088	52.1%	85.4%	4	1986/1990	257,331	$13,900,000
Enterprise Industrial Park	Oklahoma City, OK	$9,456,426	47.9%	90.4%	5	1972/1990	311,220	$12,800,000

Total/Weighted Average		$19,725,514	100%	88.1%			568,551	$26,700,000

The following table presents certain information relating to the tenancies at the OKC Industrial Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Carrier Enterprises	NR/NR/NR	48,019	8.4%	$3.85	$184,873	8.1%	1/31/2019
Blackmon Mooring	NR/NR/NR	46,512	8.2%	$3.60	$167,443	7.3%	10/31/2013
Ozark Automotive Distributors	NR/NR/NR	27,645	4.9%	$3.17	$87,635	3.8%	7/31/2014
TDS Logistics	NR/NR/NR	18,240	3.2%	$4.15	$75,696	3.3%	7/31/2017
Insulation Distributors	NR/NR/NR	19,511	3.4%	$3.85	$75,117	3.3%	5/31/2013

Total Major Tenants		159,927	28.1%	$3.69	$590,764	25.9%

Non-Major Tenants		341,099	60.0%	$4.96	$1,693,138	74.1%

Occupied Collateral		501,026	88.1%	$4.56	$2,283,902	100.0%

Vacant Space		67,525	11.9%

Collateral Total		568,551	100.0%

OKC INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the OKC Industrial Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending, December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM 2012	0 10	0 40,166	0.0% 7.1%	0 40,166	0.0% 7.1%	$0 $206,666	$0.00 $5.15
2013	11	111,316	19.6%	151,482	26.6%	$450,124	$4.04
2014	12	113,389	19.9%	264,871	46.6%	$461,987	$4.07
2015	8	54,924	9.7%	319,795	56.2%	$243,358	$4.43
2016	7	40,867	7.2%	360,662	63.4%	$244,632	$5.99
2017	7	84,493	14.8%	445,155	78.3%	$439,261	$5.20
2018	0	0	0.0%	445,155	78.3%	$0	$0.00
2019	2	55,871	9.8%	501,026	88.1%	$237,874	$4.26
2020	0	0	0.0%	501,026	88.1%	$0	$0.00
2021	0	0	0.0%	501,026	88.1%	$0	$0.00
2022	0	0	0.0%	501,026	88.1%	$0	$0.00
Vacant	0	67,525	11.9%	568,551	100.0%	$0	$0.00
Total/Weighted Average	57	568,551	100.0%			$2,283,902	$4.56

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents information relating to the historical occupancy for the OKC Industrial Portfolio Properties:

Historical Occupancy Percentages(1)

12/31/2010(2)	12/31/2011(2)	TTM 5/30/12
NAV	NAV	88%

(1)	Information obtained from the underwritten rent roll.
(2)	Historical occupancy figures are not available for 2010 and 2011 as the sponsor purchased the portfolio in late 2011.

Operating History and Underwritten Net Cash Flow.   The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the OKC Industrial Portfolio Properties:

Cash Flow Analysis

	2011	TTM 4/30/2012	U/W	U/W $ per SF
Base Rent	$2,273,463	$2,343,849	$2,283,902	$4.01
Grossed Up Vacant Space	0	0	376,966	0.66
Total Reimbursables	481,372	498,165	558,029	0.98
Other Income	3,359	3,386	3,386	0.01
Less Vacancy & Credit Loss	0	0	(376,966)	(0.66)

Effective Gross Income	$2,758,194	$2,845,401	$2,845,317	$5.00

Total Operating Expenses	$617,971	$547,499	$669,655	$1.18

Net Operating Income	$2,140,223	$2,297,902	$2,175,662	$3.82
Replacement Reserves	0	0	130,023	0.23
TI/LC	0	0	184,375	0.32
Capital Expenditures	0	0	0	0.00

Net Cash Flow	$2,140,223	$2,297,902	$1,861,264	$3.27

NOI DSCR	1.72x	1.84x	1.74x
NCF DSCR	1.72x	1.84x	1.49x
NOI DY	10.9%	11.7%	11.0%
NCF DY	10.9%	11.7%	9.4%

1600 Stewart Avenue

Loan Information				Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):		NR/NR/NR		Property Type:	Office
Original Principal Balance:		$19,600,000		Specific Property Type:	Suburban
Cut-off Date Principal Balance:		$19,550,742		Location:	Westbury, NY
% of Initial Pool Balance:		1.9%		Size:	220,977 SF
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per Unit/SF:	$88.47
Borrower Name:		Westbury Success LLC
Sponsors:		Erwin Zafir		Year Built/Renovated:	1986/2008
Mortgage Rate:		4.500%		Occupancy %:	88.8%
Note Date:		August 1, 2012		Occupancy % Source Date:	June 30, 2012
Anticipated Repayment Date:		NAP		Title Vesting(4):	Leasehold
Maturity Date:		August 1, 2022		Property Manager:	M Force Realty LLC
IO Period:		None
Loan Term (Original):		120 months		3rd Most Recent NOI (As of):	$2,115,356 (12/31/2010)
Seasoning:		2 months		2nd Most Recent NOI (As of):	$1,539,128 (12/31/2011)
Amortization Term (Original):		360 months		Most Recent NOI (As of):	$2,121,646 (TTM 5/31/2012)
Loan Amortization Type:		Amortizing Balloon
Interest Accrual Method:		Actual/360		U/W Revenues:	$6,369,940
Call Protection:		L(24),D(92),O(4)		U/W Expenses:	$4,162,137
Lockbox Type(1):		Springing (Without Established Account)		U/W NOI:	$2,207,804
Additional Debt:		None		U/W NCF:	$1,764,027
Additional Debt Type:		NAP		U/W NOI DSCR:	1.85x
				U/W NCF DSCR:	1.48x
Escrows and Reserves:				U/W NOI Debt Yield:	11.3%
				U/W NCF Debt Yield:	9.0%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$30,000,000
Taxes	$230,709	$151,240	NAP	As-Is Appraisal Valuation Date:	May 30, 2012
Insurance	$8,920	$4,461	NAP	Cut-off Date LTV Ratio:	65.2%
Replacement Reserves	$3,683	$3,683	NAP	LTV Ratio at Maturity or ARD:	52.8%
TI/LC(2)	$0	$36,830	$500,000
Ground Rent Reserve(3)	$43,750	$0	NAP

(1)

All excess cash flow will be collected during a Cash Trap Event Period. A “Cash Trap Event Period” is defined as a period commencing upon the following conditions: (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio being less than 1.20x; or (iii) if either IPSOS Insight, Inc. or MagnaCare tenants “go dark”, give notice that they are terminating any portion of their lease, the tenant is in bankruptcy or similar insolvency, or the tenant fails to renew their lease prior to the extension deadline in terms acceptable to the lender.

(2)	The borrower is required to deposit $36,830 per month until August 1, 2014. Thereafter, the TI/LC reserve will be capped at $500,000.
(3)

A reserve equal to one month of ground rent for the ground lease with Nassau County was taken at closing and will remain throughout the loan term. The borrower and guarantor will be liable for losses resulting from any failure to pay ground rent as required under the ground lease. In addition, the loan will become full recourse to the borrower and guarantor if the ground lease terminates or expires for any reason during the loan term.

(4)

The 1600 Stewart Avenue Property is encumbered by a long-term ground lease that expires on September 30, 2082. Current annual ground rent is $525,000 and will reset every five years to an amount equal to market rent. The next scheduled ground rent reset is in October 2013.

The 1600 Stewart Avenue mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the leasehold interest in a seven-story office building located in Westbury, New York (the “1600 Stewart Avenue Property”). The 1600 Stewart Avenue Property contains a total of 220,977 square feet, and was built in 1986 and renovated in 2008. The 1600 Stewart Avenue Property is a Class A office building that features a full height atrium, cafeteria, bank branch, conference room and views of Eisenhower Park. As of June 30, 2012, the 1600 Stewart Avenue Property was 88.8% leased by 30 tenants. The proceeds from the 1600 Stewart Avenue mortgage loan were used to refinance existing debt of approximately $16.9 million that was securitized in JPMCC 2003-CB6, fund upfront reserves of $287,062 and pay closing costs of approximately $277,000, resulting in a return of equity to the sponsor of approximately $2.1 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1600 STEWART AVENUE

The following table presents certain information relating to the tenancies at the 1600 Stewart Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
IPSOS Insights, Inc.	NR/NR/NR	33,094	15.0%	$28.98	$959,125	16.7%	3/22/2020
General Services Administration(2)	AAA/Aaa/AA+(3)	30,991	14.0%	$29.59	$916,950	16.0%	Various(4)
MagnaCare	NR/NR/AA	31,273	14.2%	$26.78	$837,491	14.6%	10/31/2018
Volt Information Sciences	NR/NR/NR	20,555	9.3%	$28.42	$584,137	10.2%	Various(5)(6)
BUDS, Inc.	NR/NR/NR	13,036	5.9%	$33.85	$441,227	7.7%	10/14/2017
John Hancock	NR/NR/NR	12,474	5.6%	$29.00	$361,746	6.3%	1/31/2018(7)
Lachman Consulting Service LLC	NR/NR/NR	10,198	4.6%	$33.28	$339,371	5.9%	10/31/2018

Total Major Tenants		151,621	68.6%	$29.28	$4,440,047	77.5%

Non-Major Tenants		43,307	19.6%	$29.78	$1,289,769	22.5%

Occupied Collateral		194,928	88.2%	$29.39	$5,729,816	100.0%

Vacant Space(8)		26,049	11.8%

Collateral Total		220,977	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)

General Services Administration has four separate leases. The Internal Revenue Service (“IRS”) leases 14,843 square feet (6.7% of net rentable square feet) expiring on April 30, 2017. The Federal Aviation Administration (“FAA”) leases 11,923 square feet (5.4% of net rentable square feet) under two separate leases - 9,927 square feet (4.5% of net rentable square feet) expiring on December 4, 2013 and 1,996 square feet (0.9% of net rentable square feet) expiring on December 31, 2018. The Department of Defense leases 4,225 square feet (1.9% of net rentable square feet) expiring on March 18, 2017.

(3)	Ratings are those of the United States whether or not the lease obligations are backed by the full faith and credit of the United States.
(4)

The FAA has the right to terminate the lease for 9,927 square feet on or after December 4, 2008 with 90 days notice and the lease for 1,996 square feet on or after December 31, 2013 with six months notice. The IRS has the right to terminate the lease for 14,843 square feet on or after April 27, 2012 with 90 days notice.

(5)

Volt Information Sciences has four separate leases: 8,878 square feet (4.0% of net rentable square feet) expires on June 30, 2015; two leases totalling 10,107 square feet (4.6% of net rentable square feet) expires on November 30, 2015; and 1,570 square feet (0.7% of net rentable square feet) is leased on a month-to-month basis.

(6)

Volt Information Sciences has the right to terminate the lease for 8,878 square feet (4.0% of net rentable square feet) on December 1, 2013 with 12 months notice, the lease for 2,571 square feet (1.2% of net rentable square feet) on May 1, 2012 and May 1, 2014 with 12 months notice and the lease for 7,536 square feet (3.4% of net rentable square feet) on July 1, 2014 with 12 months notice.

(7)	John Hancock has the right to terminate the lease on March 1, 2013 and March 1, 2016 with at least nine months but not more than 12 months notice.
(8)	Includes management office (1,232 square feet) and conference room space (1,069 square feet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1600 STEWART AVENUE

The following table presents certain information relating to the lease rollover schedule at the 1600 Stewart Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring(3)(4)(5)	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(6)
MTM	2	2,466	1.1%	2,466	1.1%	$48,960	$19.85
2012	0	0	0.0%	2,466	1.1%	$0	$0.00
2013	7	17,061	7.7%	19,527	8.8%	$523,287	$30.67
2014	2	3,300	1.5%	22,827	10.3%	$99,343	$30.10
2015	6	28,762	13.0%	51,589	23.3%	$850,652	$29.58
2016	6	10,358	4.7%	61,947	28.0%	$289,569	$27.96
2017	5	34,517	15.6%	96,464	43.7%	$1,112,521	$32.23
2018	5	59,465	26.9%	155,929	70.6%	$1,687,455	$28.38
2019	1	5,905	2.7%	161,834	73.2%	$158,904	$26.91
2020	1	33,094	15.0%	194,928	88.2%	$959,125	$28.98
2021	0	0	0.0%	194,928	88.2%	$0	$0.00
2022	0	0	0.0%	194,928	88.2%	$0	$0.00
Thereafter	0	0	0.0%	194,928	88.2%	$0	$0.00
Vacant(7)	0	26,049	11.8%	220,977	100.0%	$0	$0.00
Total/Weighted Average	35	220,977	100.0%			$5,729,816	$29.39

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)

Volt Information Sciences has four separate leases: 8,878 square feet (4.0% of net rentable square feet) expires on June 30, 2015; two leases totalling 10,107 square feet (4.6% of net rentable square feet) expires on November 30, 2015; and 1,570 square feet (0.7% of net rentable square feet) is leased on a month-to-month basis.

(4)

General Services Administration has four separate leases. The IRS leases 14,843 square feet (6.7% of net rentable square feet) expiring on April 30, 2017. The FAA leases 11,923 square feet (5.4% of net rentable square feet) under two separate leases - 9,927 square feet (4.5% of net rentable square feet) expiring on December 4, 2013 and 1,996 square feet (0.9% of net rentable square feet) expiring on December 31, 2018. The Department of Defense leases 4,225 square feet (1.9% of net rentable square feet expiring on March 18, 2017.

(5)	John Hancock has the right to terminate the lease on March 1, 2013 and March 1, 2016 with at least nine months but not more than 12 months notice.
(6)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(7)	Includes management office (1,232 square feet) and conference room space (1,069 square feet).

The following table presents historical occupancy percentages at the 1600 Stewart Avenue Property:

Historical Occupancy Percentages(1)

12/31/2010	12/31/2011	TTM 5/31/2012
73%	91%	91%

(1) Information obtained from borrower rent rolls.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1600 STEWART AVENUE

Operating History and Underwritten Net Cash Flow.   The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1600 Stewart Avenue Property:

Cash Flow Analysis

	2010	2011	TTM 5/31/2012	U/W	U/W $ per SF
Base Rent	$5,377,270	$5,790,965	$5,955,602	$5,729,816	$25.93
Grossed Up Vacant Space	0	0	0	688,692	3.12
Total Reimbursables	851,687	760,788	715,845	682,187	3.09
Other Income	0	0	0	0	0.00
Less Vacancy & Credit Loss	(7,826)	(762,109)(1)	(446,112)	(730,754)	(3.31)

Effective Gross Income	$6,221,131	$5,789,644	$6,225,335	$6,369,940	$28.83

Total Operating Expenses	$4,105,775	$4,250,516	$4,103,689	$4,162,137	$18.84

Net Operating Income	$2,115,356	$1,539,128	$2,121,646	$2,207,804	$9.99
TI/LC	21,960	10,937	271	399,581	1.81
Capital Expenditures	0	0	0	44,195	0.20

Net Cash Flow	$2,093,396	$1,528,191	$2,121,375	$1,764,027	$7.98

NOI DSCR	1.78x	1.29x	1.78x	1.85x
NCF DSCR	1.76x	1.28x	1.78x	1.48x
NOI DY	10.8%	7.9%	10.9%	11.3%
NCF DY	10.7%	7.8%	10.9%	9.0%

(1)

MagnaCare signed a lease for 29,450 square feet (13.3% of net rentable square feet) in September 2010 but did not commence paying rent until December 2011. The tenant expanded into an additional 1,823 square feet (0.8% of net rentable square feet) in August 2011 but did not commence paying rent on this space until February 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C9	Transaction Contact Information

VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

RBS Securities Inc.		Wells Fargo Securities, LLC

Jeff Wilson - Trading	Tel. (203) 897-2900	Alex Wong - Trading	Tel. (212) 214-5615
Fax (212) 214-8970

Adam Ansaldi	Tel. (203) 897-0881	Brigid Mattingly	Tel. (312) 269-3062
	Fax (203) 873-3542		Fax (312) 658-0140

Jim Barnard	Tel. (203) 897-4417	A.J. Sfarra	Tel. (212) 214-5613
	Fax (203) 873-4310		Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.